As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

SHINECO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0100	522175898
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 3106, Building B #39 East 3rd Ring Middle Road Chaoyang District Beijing 100022 People’s Republic of China (+86) 105869-3011	Vcorp Services, LLC 1811 Silverside Road Wilmington, Delaware 19810 888-528-2677
(Address, including zip code, and telephone number, including area code, of principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony W. Basch, Esq.

J. Britton Williston, Esq.

Kaufman & Canoles, P.C.

Two James Center

1021 East Cary Street, Suite 1400

Richmond, Virginia 23219

(804) 771-5700 – telephone

(804) 771-5777 – facsimile

Joseph A. Tagliaferro, Esq. Ronniel Levy, Esq. CKR Law 1330 Avenue of the Americas, 35th Floor New York, New York 10019 (212) 400-6900 – telephone (212) 400-6901– facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock(2)	$12,000,000.00	$1,394.40
Placement Agent’s Warrants(3)	$80.00	$0.01
Shares Underlying Placement Agent’s Warrants(3)	$480,000.00	$55.78
Total	$12,480,080.00	$1,450.19

(1)	The registration fee for securities is based on an estimate of the proposed maximum offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(2)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(3)

We have agreed to issue, on the closing date of this offering, warrants to our placement agents that we may retain (the “placement agents”), exercisable at a rate of one warrant per share to purchase up to 4% of the aggregate number of shares of common stock sold by the Registrant (the “placement agent warrants”) through placement agents reduced to no warrants for shares placed with investors with whom the Company introduces and that it has a preexisting relationship. The price to be paid by the placement agents for the placement agent warrants is $0.001 per warrant. The closing date will be a date mutually acceptable to the placement agents and the Registrant after the minimum offering has been sold. Assuming a maximum placement, on the closing date the placement agents would receive up to 80,000 placement agent warrants at an aggregate purchase price of $80.00. The exercise price of the placement agent warrants is equal to 100% of the price of the shares of common stock offered hereby. Assuming a maximum placement and an exercise price of $6.00 per share, we would receive, in the aggregate, $480,000.00 upon exercise of the placement agent warrants. The shares underlying the placement agent warrants are exercisable within one year of the date of this registration statement and are deemed to commence simultaneously with the placement agent warrants. In addition, the Company has agreed to enter into an investment banking agreement with NMS Capital Advisors, LLC, a FINRA Member firm, for ongoing investment banking advisory services pursuant to which it is issuing 60,000 warrants at an exercise price of $5.00 per share, (subject to increase to a price that is no less than the offering price of securities in this offering), and a flat fee of $150,000 of which $50,000 has been paid.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED March 16, 2015

Registration Statement No. 333-

SHINECO, INC.

Minimum Offering: 1,600,000 Shares of common stock

Maximum Offering: 2,000,000 Shares of common stock

This is the initial public offering of Shineco, Inc., a Delaware corporation. We are offering a minimum of 1,600,000 and a maximum of 2,000,000 of our shares of common stock. None of our officers, directors or affiliates may purchase shares in this offering.

We expect that the offering price will be between $4.00 and $6.00 per share. No public market currently exists for our shares of common stock. We have applied for approval for quotation on the NASDAQ Capital Market under the symbol “TYHT” for the common stock we are offering. We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NASDAQ Capital Market.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in these shares of common stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus.

	Per Share	Minimum Offering	Maximum Offering
Assumed public offering price	$5.00	$8,000,000	$10,000,000
Placement fee	$0.30	$480,000	$600,000
Proceeds to us, before expenses	$4.70	$7,520,000	$9,400,000

We expect our total cash expenses for this offering (including cash expenses payable to our placement agents and to NMS Capital Advisors, LLC for their out-of-pocket expenses) to be approximately $837,095. The placement agents and Company must sell in the aggregate the minimum number of securities offered (1,600,000) if any are sold. The placement agents are only required to use their best efforts to sell the maximum number of securities offered (2,000,000). The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agents after which at least $8,000,000 of our common stock is sold (the minimum offering); (ii) such time as $10,000,000 of our common stock is sold (the maximum offering) or (iii) . If we do not sell at least 1,600,000 shares by      , 2015, all funds will be promptly returned to investors (within one business day) without interest or deduction. If we complete this offering, net proceeds will be delivered to our company on the closing date. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue shares of common stock to investors in the offering and placement agent warrants to our placement agents exercisable at a rate of one warrant per share to purchase up to 4% of the aggregate number of shares of common stock sold in this offering by placement agents (reduced to no warrants for shares sold by persons with whom the Company has a pre-existing relationship and whom the Company introduces), at an exercise price equal to 100% of the price at which we sell our shares of common stock in this offering.

This offering will remain open until the earlier of: (i) a date mutually acceptable to us and our placement agent after which at least $8,000,000 of our common stock is sold (the minimum offering); (ii) such time as $10,000,000 of our common stock is sold (the maximum offering) or (iii)      , 2015, subject to extension upon agreement with the placement agent. The placement agent expects to deliver the shares against payment in New York, New York, on or about      , 2015.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated     , 2015

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Prospectus Summary

This summary highlights information that we present more fully in the rest of this prospectus. This summary does not contain all of the information you should consider before buying shares of common stock in this offering. This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could,” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. You should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to those statements.

Overview

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

1.             Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. The companies of this segment, Ankang Longevity Group, operate 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China.(A)

2.             Planting, processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). We currently cultivate and sell yew mainly to large group and corporate customers, but do not currently process yew into Chinese or Western medicines. This segment is conducted through the Company’s variable interest entities, Zhisheng Bio-tech and Zhisheng Group.(B)

3.             Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane”. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through the Company’s directly-owned subsidiary, Tenet-Jove.(C)

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. China’s domestic pharmaceutical and healthcare product market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop at an astonishing rate. According to the China’s National Health and Family Planning Commission, China’s healthcare spending in 2013 was only 5.5% of GDP, which is far below healthcare spending of other developed countries. According to the World Bank, healthcare spending for 2012 for the United States, United Kingdom, France and Germany were 17.9%, 9.4%, 11.7% and 11.3%, respectively. In a report published in 2012, McKinsey & Co. has projected that China’s healthcare spending could grow to $1 trillion by 2020. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. This growth is being driven by China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

(A)	This segment accounts for approximately 40% of our revenues.

(B)	This segment accounts for approximately 50% of our revenues.

(C)	This segment accounts for approximately 10% of our revenues.

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We intend to use the net proceeds of this offering primarily for the expansion of our high-pressure steam degumming process project, the development of a Chinese herbal medicine farm and processing plant in Ziyang County, China and the development of an e-commerce platform, as more fully described below. See “Use of Proceeds” on page 50.

Our History and Structure

Shineco, Inc. was incorporated under the laws of the State of Delaware on August 20, 1997 as Supcor, Inc. From 1997 to 2004, the Company's only activities were organizational ones, directed at developing its business plan and raising initial capital. On December 30, 2004, the Company acquired all of the issued and outstanding shares of Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”), a company operating in the fabrics and textile business organized under the laws of the People’s Republic of China on December 15, 2003, in exchange for shares of Shineco’s common stock. At that point, the sole operating business of Shineco then became that of its subsidiary, Tenet-Jove.

Currently, Tenet-Jove, through a series of contractual relationships, effectively controls and manages:

•	Ankang Longevity Pharmaceutical (Group) Co., Ltd., which controls the following Chinese companies participating in our traditional Chinese medicine business: Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd., Ankang Longevity Pharmaceutical Group Chain Co., Ltd., and Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd.; and

•	Zhisheng Group, which comprises the following Chinese companies participating in our yew true business: Shineco Zhisheng (Beijing) Bio-Technology Co., Yantai Zhisheng International Freight Forwarding Co., Ltd, Yantai Zhisheng International Trade Co., Ltd, Yantai Mouping District Zhisheng Agricultural Produce Cooperative, and Qingdao Zhihesheng Agricultural Produce Services, Ltd.

The Company is also a majority shareholder of Tianjin Tenet Huatai Technological Development, and it owns 49% of Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. and Shaanxi Pharmacy Sunsimiao Drugstores Ankang Chain Co., Ltd. through a joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise.

Our Strengths

We believe that the following strengths contribute to our success and set us apart favorably from our competitors:

•	Geographic and geological advantages. Our Ankang Longevity Group’s operations are located in China’s principal area of Chinese herbal medicine cultivation.

•	We are a participant in the Ankang municipal government’s “Three Unities of Medicine” program. Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. (“Shaanxi Pharmacy Holding”), in which Ankang Longevity Group has a 49% ownership stake, was selected by the Ankang government to serve as essentially a preferred provider of pharmaceuticals to institutional purchasers such as hospitals.

•	We are one of the largest producers and distributors in China of Luobuma and Luobuma byproducts. Tenet-Jove has been specialized in Luobuma sourcing and developing Luobuma byproducts for 17 years. And we are currently one of three certified online sellers of Luobuma textile products on one of China’s largest online sales platform, Tmall, which is run by Alibaba, and of those three sellers have the largest sales volume of Luobuma textile products. In fiscal years ended June 30, 2013 and 2014, our revenues in this sector were $2,596,170 and accounts for 8% and our revenues.

•	We possess knowledge and experience in weaving and creating Luobuma textiles, and our research and development of more advanced Luobuma byproducts is an industry leader. Our advanced processes for manufacturing Luobuma textiles produce a fabric that is smooth, air-permeable, and soft. We use technology to create a product that is familiar to Chinese consumers seeking the benefits of traditional Chinese medicine with quality and comfort.

•	We utilize a proprietary, unique high-pressure steam degumming process technology for the mass production of Luobuma fibers. We have developed a technology that we believe will allow us to increase product yield at a lower cost.

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•	We have a large, modern yew planting base in China. In 2013, we began large-scale operations in new, energy efficient 50,000 square meter greenhouses in Beijing, which greenhouses are used for the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of anti-cancer medication as well as ornamental bonsai trees.

Our Strategies

The key elements of our strategy to grow our business include:

•	Increase production of Luobuma and Luobuma byproducts. We plan to utilize our the high pressure steam degumming technology for the mass production of Luobuma and other Luobuma byproducts in a new facility we are in negotiations to build in Hefei, Anhui Province.

•	Increased investment in our planting and cultivation facilities and properties. We plan investments in our existing planting bases and properties specializing in traditional Chinese medicines and yew trees.

•	Long-term plan of medicinal extraction. As our inventories of young yew trees mature, our long-term goals are particularly focused on the extraction of paclitaxel or taxol, which is derived from certain species of yew trees including those we grow, and which is used in anti-cancer medication.

Our Challenges and Risks

We recommend that you consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 9 of this prospectus before purchasing our common stock. If any of these risks occur, our business, prospects, financial condition, liquidity, results of operations and ability to make distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose some or all of your investment. These risks include, among others, the following:

•	PRC Legal Challenges.

o	Under PRC laws and regulations, we are permitted to use the proceeds from this offering to fund our PRC subsidiaries only through loans or capital contributions, subject to applicable government registration and approval requirements. We currently anticipate financing our subsidiaries by means of capital contributions. These capital contributions, as well as dividends and other payments outbound from the PRC, must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes no more than 30 working days to complete. The cost for obtaining such approvals and completing such registration is minimal. See “Risk Factors—Risks Related to Doing Business in the PRC— PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.”

o	We are a holding company incorporated in Delaware, but we operate our businesses through our PRC subsidiaries and through various variable interest entity, or VIE, agreements with third parties. The availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends.

o	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

o	Since our operations and assets are located in the PRC, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

o	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

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•	Limited Operating History . Our significant business lines—our traditional Chinese herbal medicines and our agricultural products— have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

•	Competition. We face considerable competition in each of our major business segments.

•	Availability of Raw Materials. Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act because we had total annual gross revenues of less than $1 billion during our most recently completed fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

Corporate Information

Our current corporate structure is as follows:

Dotted lines indicate less than 50% ownership.

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Following completion of our initial public offering, ownership of our company will be as follows, assuming closing of the minimum and maximum offerings, respectively. To the extent we close the offering for less than the maximum offering but more than the minimum offering, the aggregate percentage ownership of participants in the offering would be between these numbers.

Minimum Offering	Maximum Offering

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only:

•	the terms “we,” “us,” “our company,” “our” and “Shineco” refer to Shineco, Inc. (“TYHT” when referring solely to our Delaware listing company), including its consolidated subsidiaries and variable interest entities (“VIE”), unless the context otherwise requires;

•	“shares” and “shares of common stock” refer to our shares of common stock, $0.001 par value per share;

•	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau; and

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States.

This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at a specified rate solely for the convenience of the reader unless otherwise noted, all translations made in this prospectus are based upon a rate of RMB ¥6.1565 to US$1.00, which was the exchange rate on June 30, 2014.

For the sake of clarity, this prospectus follows English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our chief executive officer will be presented as “Yuying Zhang”, even though, in Chinese, his name would be presented as “Zhang Yuying.”

Unless otherwise indicated, all information in this prospectus assumes:

•	the sale of all 2,000,000 shares of common stock, the maximum shares offered in this offering; and

•	an assumed initial public offering price of $5.00 per share of common stock, the midpoint of the range set forth on the cover page of this prospectus.

We have relied on statistics provided by a variety publicly-available sources regarding China’s expectations of growth, China’s demand for pharmaceutical and agricultural products and China’s pharmaceutical and agricultural industries. Neither we, nor the placement agent, directly or indirectly, sponsored or participated in the publication of such materials.

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The Offering

Shares Offered:	Minimum: 1,600,000 shares of common stock Maximum: 2,000,000 shares of common stock

Shares Outstanding Prior to Completion of Offering:	19,320,882 shares of common stock

Shares to be Outstanding after Offering:	Minimum: 20,920,882 shares of common stock Maximum: 21,320,882 shares of common stock

Assumed Offering Price per Share:	$5.00

Gross Proceeds:	Minimum: $8,000,000 Maximum: $10,000,000

Proposed NASDAQ Capital Market Symbol:	“TYHT” (CUSIP No. )

Transfer Agent:	Island Stock Transfer, LLC 15500 Roosevelt Blvd. Suite 301 Clearwater, FL 33760

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our shares of common stock.

Closing of Offering:

The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agents after which at least $8,000,000 of our common stock is sold (the minimum offering); (ii) such time as $10,000,000 of our common stock is sold (the maximum offering) or (iii) . If we complete this offering, net proceeds will be delivered to our company on the closing date (such closing date being the above mutually acceptable date on or before      , provided the minimum offering has been sold). We will not complete this offering unless our application to list on the NASDAQ Capital Market is approved. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we complete this offering, then on the closing date, we will issue shares to investors and placement agent warrants to our placement agents exercisable at a rate of one warrant per share to purchase up to 4% of the aggregate number of shares of common stock sold in this offering ( reduced to no warrants for shares sold by persons with whom the Company has a pre-existing relationship and whom the Company introduces).

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Placement

We have engaged                           to conduct this offering on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the placement agents, which have no obligation or commitment to purchase any of our common stock. Our placement agents are required to use only their best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agents after which at least $8,000,000 of our common stock is sold (the minimum offering); (ii) such time as $10,000,000 of our common stock is sold (the maximum offering) or (iii)      . Until we sell at least $8,000,000 of common stock, all investor funds will be held in an escrow account at      . If we do not sell at least $8,000,000 of common stock by      , all funds will be promptly returned to investors (within one business day) without interest or deduction. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. None of our officers, directors or affiliates may purchase shares in this offering. If we complete this offering, then on the closing date, we will issue shares to investors and placement agent warrants to our placement agents exercisable at a rate of one warrant per share to purchase up to 4% of the aggregate number of shares of common stock sold in this offering by the placement agents or no warrants for shares sold to investors with whom we have a preexisting relationship.

Prior to this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiations between us and the placement agents. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

Placement Agent’s Warrants

In connection with this offering, we will, for a price equal to $0.001 per warrant, sell our placement agent warrants exercisable at a rate of one warrant per share to purchase up to 4% of the shares sold in the offering, which amount shall be reduced to no warrants for shares placed with investors with whom the Company has a preexisting relationship. These warrants are exercisable for a period of five years from the date of issuance at a price equal to 100% of the price of the shares in this offering. If we complete the maximum offering, then on the closing date we will issue up to 80,000 warrants to the placement agents to purchase one share of common stock each. During the term of the warrants, the holders thereof will be given the opportunity to profit from a rise in the market price of our common stock, with a resulting dilution in the interest of our other shareholders. The terms on which we could obtain additional capital during the life of these warrants may be adversely affected because the holders of these warrants might be expected to exercise them when we are able to obtain any needed additional capital in a new offering of securities at a price greater than the exercise price of the warrants. If the placement agents exercise all of its warrants, we would have between 0.31% (minimum offering) and 0.38% (maximum offering) more shares outstanding after the placement agent’s warrant exercise than at the conclusion of the offering, assuming no other issuances (including any issuances under the share incentive plan). See “Placement.”

Corporate Information

Our principal executive office is located at Room 3106, Building B, #39 East 3rd Ring Middle Road, Chaoyang District, Beijing 100022, People’s Republic of China. Our telephone number is (+86) 105869-3011. Fax (+86) 10-58693201. Our corporate website is http://www.tyht.com. We do not maintain a separate Shineco domain name at this time. Information on our corporate website is not incorporated in this prospectus.

Summary Financial Information

In the table below, we provide you with summary financial data of our company. This information is derived from our consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results that may be expected for any future period. When you read this historical selected financial data, it is important that you read it along with the historical statements and notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

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Summary Financial Statements

	For the six months ended	For the fiscal year ended June 30,
	December 31, 2014	2014	2013
	(Unaudited)
Total Sales	$17,620,349	$31,289,822	$34,783,840
Income from Operations	4,167,476	7,107,757	7,026,419
Net Other Income (Expense)	385,199	860,537	(1,061,539)
Net Income	4,552,675	7,968,294	5,964,880
Other Comprehensive Income (Expense)	43,466	254,334	454,055
Comprehensive Income	4,596,141	8,222,628	6,418,935
Basic Earnings per Share (based on 19,320,882, 16,397,621 and 12,785,882 weighted average shares outstanding on December 31, 2014, June 30, 2014 and June 30, 2013, respectively)	0.23	0.48	0.46
Diluted Earnings per Share (based on 19,320,882, 16,397,621 and 16,910,882 weighted average shares outstanding on December 31, 2014, June 30, 2014 and June 30, 2013, respectively)	0.23	0.48	0.34

		June 30,
	December 31, 2014	2014	2013
	(Unaudited)
Total Assets	$48,173,453	$42,221,556	$30,573,620
Total Current Liabilities	5,114,822	3,759,066	5,793,382
Stockholders’ Equity	43,058,631	38,462,490	22,680,238
Total Liabilities and Stockholders’ Equity	$48,173,453	$42,221,556	$30,573,620

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Risk Factors

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision. The risks and uncertainties described below represent our known material risks to our business. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to Our Business and Industry

Our significant business lines have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

Although our Luobuma business segment has been operational for almost a decade, our pharmaceutical sales and yew plant segments have a limited operating history and began operations in 2005 and 2013, respectively. In addition, those new business segments account for a large portion (approximately 90%) of our operating results at this time. Accordingly, our past operating results are not an accurate indication of the lines of business we are principally engaged in currently. Thus, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets rather than typical companies of our age. Some of these risks and uncertainties relate to our ability to:

•	attract additional customers and increased spending per customer;

•	increase awareness of our brand and develop customer loyalty;

•	respond to competitive market conditions and compete with existing competitors with broad recognition;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The expansion of our business within our existing business segments could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated expansion within our existing business lines—our pharmaceutical wholesale sales and yew plant segments—that have a relatively limited operating history, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, distribution networks and operational infrastructure. We may need to recruit more personnel to train and manage our growing and diverse employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery throughout China. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver some of our products.

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Our success depends on our ability to protect our intellectual property.

We presently hold one patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method and we have also obtained eight other patents, which to date have been suspended due to late payment of annual dues as of the date of this filing. Our success depends on our ability to obtain and maintain patent protection for products developed from time to time utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property.

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

Many of our patents have been suspended due to unintentional late payment of annual dues.

Eight of our nine patents have been suspended due to unintentional late payment of annual dues, and we are currently working with the State Intellectual Property Office of the PRC to try to get such patents reinstated. There is no assurance that we will be able to successful reinstate any of our patents that have been suspended.

Our pharmaceutical business is subject to inherent risks relating to product liability and personal injury claims.

Pharmacies are exposed to risks inherent in the manufacturing and distribution of pharmaceutical and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, and unintentional distribution of counterfeit drugs. In addition, product liability claims may be asserted against us with respect to any of the products we sell and as a retailer, we are required to pay for damages for any successful product liability claim against us, although we may have the right under applicable PRC laws, rules and regulations to recover from the relevant manufacturer for compensation we paid to our customers in connection with a product liability claim. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any available business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

The retail price of some of our pharmaceutical products are subject to control by PRC authorities.

A small number of our pharmaceutical products (approximately 4% of our product offerings), primarily those included in the national and provincial medical insurance catalogs, are subject to price controls in the form of fixed retail prices or retail price ceilings. Since May 1998, the relevant PRC governmental authorities have ordered price reductions of thousands of pharmaceutical products. Any future price controls or government mandated price reductions may have a material adverse effect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

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Our business requires a number of permits and licenses in order to carry on their business.

Drugstores in China are required to obtain certain permits and licenses from various PRC governmental authorities, including Good Supply Practice (“GSP”) certification. We are also required to obtain food hygiene certificates for the distribution of nutritional supplements and food products other than medicine.

Also, we participate in the manufacture of Chinese medicine, which is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have obtained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We are required to meet GSP standards in order to continue manufacturing pharmaceutical products. We are required to renew the GSP every five years and our GSP for Ankang was renewed in August 2013. There is no guarantee we will be able to renew the GSP when it next expires.

We cannot assure you that we can maintain all required licenses, permits and certifications to carry on our business at all times, and in the past from time to time we may have not been in compliance with all such required licenses, permits and certifications. Moreover, these licenses, permits and certifications are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses, permits and certifications when required by then applicable laws and regulations. Any inability to renew these licenses, permits and certifications could severely disrupt our business and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, permits and certifications, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

Risks Related to Our Corporate Structure and Operation

We rely on contractual arrangements with our variable interest entities in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with our variable interest entities in China and their respective shareholders to operate business. These contractual arrangements are not as effective in providing us with control over the variable interest entities as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of, the affiliated consolidated entities. Under the current contractual arrangements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

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In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Moreover, if a court were to determine that these contracts are not in the public interest or otherwise contrary to government policy, it could choose not to enforce such contracts, even if the contractual obligations were otherwise clear. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

An insufficient amount of insurance could expose us to significant costs and business disruption.

While we have purchased insurance to cover our assets and property (other than rented office space), the amounts and scope of coverage could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards. We have irrevocably elected not to avail our company of these exemptions from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Our employees, officers and/or directors or entities controlled by our employees, officers and/or directors will control a majority of the shares of our common stock, decreasing your influence on shareholder decisions.

After this offering, entities controlled by our employees, officers and/or directors will, in the aggregate, beneficially own approximately 26.5% of our outstanding shares of common stock. As a result, our employees, officers and directors will possess substantial ability to impact our management and affairs and the outcome of matters submitted to shareholders for approval. These shareholders, acting individually or as a group, could exert control and substantial influence over matters such as electing directors and approving mergers or other business combination transactions. This concentration of ownership and voting power may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our common stock. These actions may be taken even if they are opposed by our other shareholders, including those who purchase shares in this offering. See “Principal Shareholders.”

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may decline, and we may have difficulty raising additional capital.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly, and complicated. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or the SEC, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our common stock may be volatile or may decline or become illiquid regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

If you purchase our common stock in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our common stock, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

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•	actual or anticipated fluctuations in our revenue and other operating results;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or PRC companies generally, or our failure to meet these estimates or the expectations of investors;

•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole or trends in valuations for PRC companies;

•	lawsuits threatened or filed against us; and

•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are not no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our initial public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

There may not be an active, liquid trading market for our common stock.

Prior to this offering, there has been no public market for our common stock. An active trading market for our common stock may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors and investment bankers based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

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The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of outstanding shares of common stock in the public marketplace could reduce the price of our common stock.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our common stock. An aggregate of 19,320,882 shares will be outstanding before the consummation of this offering all of which, except those held by management, are or will be freely tradable immediately upon becoming effective. All of the shares sold in the offering will be freely transferable without restriction or further registration under the Securities Act. The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

You will experience immediate and substantial dilution.

The initial public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our common stock. Assuming the completion of the minimum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $2.62 per share or approximately 52% from the assumed offering price of $5.00 per share. Assuming the completion of the maximum offering, if you purchase shares in this offering, you will incur immediate dilution of approximately $2.58 or approximately 51% from the assumed offering price of $5.00 per share. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

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Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with China’s State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by China’s Ministry of Commerce (“MOFCOM”), or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

We must remit the net offering proceeds to China before they may be used to benefit our business in China, and this process may take several months to complete.

The proceeds of this offering must be sent back to China, and the process for sending such proceeds back to China may take as long as six months after the closing of this offering. In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, to finance their activities cannot exceed statutory limits and must be registered with the SAFE.

To remit the proceeds of the offering, we must take the following steps:

•	First, we will open a special foreign exchange account for capital account transactions. To open this account, we must submit to SAFE certain application forms, identity documents, transaction documents, form of foreign exchange registration of overseas investments of the domestic residents, and foreign exchange registration certificate of the invested company.

•	Second, we will remit the offering proceeds into this special foreign exchange account.

•	Third, we will apply for settlement of the foreign exchange. In order to do so, we must submit to SAFE certain application forms, identity documents, payment order to a designated person, and a tax certificate.

The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required by law to be accomplished within 180 days of application.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by MOFCOM or its local counterpart. We cannot assure you that we will be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. The timing of the process is difficult to estimate because the efficiencies of different SAFE branches can vary significantly. Ordinarily the process takes several months but is required to be completed within six months of application by law. If we fail to receive such approvals, our ability to use the proceeds of this offering and to capitalize our Chinese operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

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Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes regarding social welfare could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Labor laws in the PRC may adversely affect our results of operations.

On June 29, 2007, the PRC government promulgated the Labor Contract Law of the PRC, which became effective on January 1, 2008. The Labor Contract Law imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

The cessation of tax exemptions and deductions by the Chinese government may affect our profitability.

As part of our business is agricultural, we benefit from VAT and income tax exemption status for Qingdao Zhihesheng and Zhisheng Agricultural. Ankang Longevity Group also benefits from VAT exemptions from the purchase of raw materials used in Chinese medicine. If China’s law with respect to these tax exemptions changes, it will have significant effect on our net profit.

The rental of collective land requires the permission of local residents or the local government.

Our agricultural business requires the rental of collective land which may be revoked by the committee of collective rural residents or the local government if the use of the land does not comply with the original rental agreement and relevant regulations to use the land for agriculture purposes.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic downturn, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Imposition of trade barriers and taxes may reduce our ability to do business internationally, and the resulting loss of revenue could harm our profitability.

We may experience barriers to conducting business and trade in international markets, in the form of delayed customs clearances, customs duties, tariffs and other similar barriers. In addition, we may be subject to substantial taxes on profits, revenues, assets and payroll, as well as value-added tax. The markets in which we operate or plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

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Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of its operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we complete our sales, including export sales, in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC stockholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC stockholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their shares of common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

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We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions including personal liability for management, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries and variable interests entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries, and the repayments thereof, are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

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Furthermore, SAFE promulgated Circular 59 on November 19, 2010, requiring the governmental authority to closely examine the authenticity of settlement of net proceeds from offshore offerings. In particular, any net proceeds settled from offshore offerings must be applied in the manner described in the offering documents.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 142, Circular 59 and Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may affect the value of your investment by restricting our ability to pay dividends, even if profitable.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely for funding on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws.

We are a holding company incorporated in Delaware, and we operate our core businesses through our subsidiaries in the PRC and through various variable interest entity, or VIE, agreements with third parties. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries. If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our Shareholders and to service our indebtedness.

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Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our shares of common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless. Even if such allegations are groundless, this situation may be a major distraction to our management.

You may face difficulties in protecting your interests and exercising your rights as a stockholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in Delaware, we conduct substantially all of our operations in China. All of our current officers and directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend a shareholder meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially alternating between U.S. and China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

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Special Note Regarding Forward-Looking Statements

We have made statements in this prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include:

•	the timing of the development of future products;

•	projections of revenue, earnings, capital structure and other financial items;

•	statements of our plans and objectives, including those that relate to our proposed expansions and the effect such expansions may have on our revenues;

•	statements regarding the capabilities of our business operations;

•	statements of expected future economic performance

•	statements regarding competition in our market; and

•	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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Our Business

Overview

We use our vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. By controlling the entire industry chain for our products, we are able to take relatively low-cost raw materials through production and refinement into Chinese medicine, all the way into the wholesale and retail sales of final products. As to products for which we do not currently control the entire development and sales cycle, we constantly evaluate opportunities to determine whether increasing our control over the cycle is warranted.

For example, the model industry chain of our Chinese herbal medicines business has five key parts: (1) cultivation or purchase of Chinese medicine plants, (2) extraction of Chinese medicine raw materials from such plants, (3) development and production of the Chinese medicine products from such raw materials, (4) distribution and sale of Chinese medicine, medicine materials and health products at pharmacy stores, and (5) evaluation and diagnostic services by on-site doctors at pharmacies to support and drive Chinese medicine product sales. We currently apply this model chain to the sale of a variety of Chinese medicine products, such as salvia mint, eucommia, and radix. For our other business segments, such as our Luobuma products (for which we do not currently extract or turn into fabric ourselves) or yew (which we currently cultivate and sell but do not currently process into Chinese medicine or sell or support as such), we plan to increase our control over the production cycle using proceeds from this offering.

In order to process agricultural products into more highly value-added products, we have invested in agritech and biotech research and development projects. As to technology, we expect that our research and development of our proprietary high-pressure steam degumming process and fiber blending and yarn preparation and application methods for Luobuma will allow us to process the Luobuma plant more efficiently, quickly and cost-effectively into fabric than we would be able to do in the absence of such technologies. Similarly, our development activities position us well to increase control over the production cycle and monetize our research. For example, we are in preliminary negotiations to build a new facility in Hefei, Anhui Province, China to exploit our steam explosion Luobuma fiber production technology. Likewise, we have recently acquired land use rights to use 8,200 acres of selenium-rich farmland and woodland in Ziyang County, China to grow our Chinese medicine and other plant products. This dramatic increase in capacity will allow us to work with farmers to grow plant materials for our products, at lower prices than we would pay to purchase such raw plant materials.

Competitive Strengths

We believe that the following strengths contribute to our success:

•	Geographic and geological advantages.

o	Our Ankang Longevity Group’s operations are located in the Han River area between Qinling Mountain and Ba Mountain. Because of its geographic location and favorable climate, it is the principal production location of the ancient Qin medicine, which dates from the Qin dynasty, the first imperial dynasty of China. This area contains more than 1,200 types of herbs and plants used in traditional Chinese medicine and to 176 of the 282 types of herbal medicine set forth in The Pharmacopoeia of the People's Republic of China (PPRC), compiled by the Pharmacopoeia Commission of the Ministry of Health of the People's Republic of China. This is the PRC’s official compendium of drugs, covering traditional Chinese and western medicines.

o	The ease and access to resourceful herbal plants renders the Company significant procurement and logistics costs savings. The proximity to the area of principal cultivation has strategic importance in the herbal industry because locally cultivated herbal medicines are believed in China to possess high quality and superb medical effects.

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o	The soil in Ankang City, especially in Ziyang County, which is located in Ziyang District of Ankang City, contains large quantities of selenium, which is viewed as a beneficial nutrient in foods and an important raw material for medicines. Because the selenium content of food is largely dependent on location and soil conditions, which can vary widely, the tea, traditional Chinese medicines and raw materials produced and cultivated in Ankang contain great amounts of selenium. Ankang Longevity Group has entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodlands for the cultivation of herbs and plants—principally houpu magnolia and eucommia—used in traditional Chinese medicine.

•	We are a participant in the Ankang municipal government’s “Three Unities of Medicine” program.

o	In the pharmaceutical sales market, Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. (“Shaanxi Pharmacy Holding”), in which Ankang Longevity Group has a 49% ownership stake, is a participant in the Ankang municipal government’s “Three Unities of Medicine” program, which is designed to facilitate the purchase, sale and delivery of pharmaceuticals. After a bidding process, Shaanxi Pharmacy Holding was selected by the Ankang government as a preferred provider of pharmaceuticals to institutional purchasers such as hospitals. Such institutions are only permitted to purchase pharmaceuticals from enterprises like Shaanxi Pharmacy Holding that have been selected by the government.

•	We are one of the largest producers and distributors in China of Luobuma and Luobuma byproducts.

o	Tenet-Jove has specialized in Luobuma sourcing and developing Luobuma byproducts for 17 years. We are currently one of three certified online sellers of Luobuma textile products on one of China’s largest online sales platforms, Tmall, which is run by Alibaba. Of those three sellers, we have the largest sales volume of Luobuma textile products.

•	We possess knowledge and experience in weaving and yarning Luobuma textiles, and our research and development of more advanced Luobuma byproducts is an industry leader.

o	Tenet-Jove first commercially developed the natural FIR-radiant properties of the Luobuma plant in 1997. We refer to this natural Luobuma fiber as a “Second Generation” FIR textile. The “First Generation” of FIR-radiant textiles initially became popular in China around 1989, when manufacturers learned to add 3% of a FIR-radiant inorganic material to synthetic fibers comparable to nylon or polyester. This “First Generation” FIR material employs a relatively low level of technology and has relatively few perceived or measurable health benefits. The “Second Generation” FIR textiles we have developed are softer, smoother and more breathable natural fibers that are not as prone to static electricity as the low technology “First Generation” FIR-radiant textiles.

o	We have developed what we term a “Third Generation” of FIR textiles under a contract with the Institute of Process Engineering at the Chinese Academy of Sciences, one of the leading scientific institutions in China. Our research and development has focused on adding nanotechnology enhancements to our Luobuma textile products. We believe these “Third Generation” FIR textiles will better combine the health benefits of Luobuma with an even softer, more natural cotton-like fabric that will be popular with Chinese consumers. The Company presently produces approximately one hundred “Third Generation” FIR textile products.

•	We have developed a high-pressure steam degumming technology for the mass production of Luobuma fibers.

o	We have developed a technology that we believe will allow us to increase product yield at a lower cost. If we can successfully implement our high-pressure steam degumming process technology, we expect that our annual yield of Luobuma fiber can rise by over one hundredfold—from less than 200 tons to approximately 27,000 tons per year, and the cost of extracting the fiber will be reduced by approximately 50%.

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o	This new technology we intend to implement applies modern material engineering technology and biotechnology to extract other valuable byproducts from Luobuma that are not able to be extracted using older, mainstream technology.

•	We have a large, modern yew planting base in Beijing China.

o	In 2013, we began large-scale operations in new, energy efficient 50,000 square meter greenhouses in Beijing. These greenhouses are used for the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of cancer medication as well as ornamental bonsai trees, which are believed to have the effect of purifying indoor air quality.

Strategies

The key elements of our strategy to grow our business include:

•	Increase production of Luobuma and Luobuma byproducts.

o	We plan to utilize our the high pressure steam degumming technology for the mass production of Luobuma and other Luobuma byproducts in a new facility we are in preliminary negotiations to build in Hefei, Anhui Province. As noted above, we have developed a technology that we believe will allow us to increase product yield at a lower cost.

o	In addition to developing Luobuma textile products, we expect in the near future to use our proprietary high-pressure steam degumming process to extract other Luobuma byproducts we intend to commercialize and distribute: flavonoids, xylooligosaccharides (“XOS”), edible pectin, fiberboard, and organic fertilizer. The traditional method of degumming Luobuma only produces Luobuma fiber, whereas our high-pressure steam degumming process produces these five additional Luobuma byproducts. Flavonoids are organic compounds widely distributed in plants, and flavonoid-rich Luobuma extract can be used in the manufacture of many pharmaceuticals. XOS, is a sugar that can be used as a food additive that provides various health benefits like lowering glucose levels. Pectin is a thickener and stabilizer used in food, beverages and cosmetics, as well as a gelling agent for jellies. Fiberboard is a type of engineered wood alternative that is made out of Luobuma fibers; it is used widely for furniture manufacturing and packaging.

•	Increased investment in our planting and cultivation facilities and properties.

o	We plan investments in our existing planting bases and properties specializing in traditional Chinese medicines and yew trees.

o	As noted above, Ankang Longevity Group has entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodlands for the cultivation of herbs and plants—principally houpu magnolia and eucommia—used in traditional Chinese medicine.

o	We also plan to adopt a mixed-planting strategy by planting yew trees in the free spaces between medicinal trees on Ziyang planting base because our medicinal plants are traditionally cultivated at distances wide enough to grow yew trees. We expect that this strategy will also result in a higher output per acre for our land, and that our yew planting base will eventually cover an area of 1 million square meters, enabling us to become one of the largest yew tree planters in China.

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•	Long-term plan of medicinal extraction.

o	As our inventories of young yew trees mature, our long-term goals are particularly focused on the extraction of paclitaxel or taxol, which is derived from certain species of yew trees including those we grow, and which is used in anti-cancer medication.

Our Structure

Shineco, Inc. was incorporated under the laws of the State of Delaware on August 20, 1997 as Supcor, Inc. On December 30, 2004, the Company acquired all of the issued and outstanding shares of Tenet-Jove, a company organized under the laws of the People’s Republic of China on December 15, 2003, in exchange for restricted shares of Shineco’s common stock, and the sole operating business of Shineco then became that of its subsidiary, Tenet-Jove.

Tenet-Jove, through a series of contractual relationships, effectively controls and manages Shineco Zhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-Tech”), Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”), Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng” and together with Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural and Qingdao Zhihesheng, the “Zhisheng Group”), and Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), which substantially owns Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (“Ankang Longevity Decoction Pieces”), Ankang Longevity Pharmaceutical Group Chain Co., Ltd. (“Ankang Longevity Chain”), and Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (“Ankang Longevity Industry”). The Company is a majority shareholder of Tianjin Tenet Huatai Technological Development (“Tianjin Tenet Huatai”).

The Company also owns 49% of Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. and Shaanxi Pharmacy Sunsimiao Drugstores Ankang Chain Co., Ltd. through a joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise.

Our current corporate structure is as follows:

Dotted lines indicate less than 50% ownership.

Contractual Arrangements

We conduct our business through a combination of contractual arrangements with PRC operating companies and equity ownership of PRC subsidiaries. In some cases we have chosen to use contractual relationships because direct investment by foreign-owned companies like our Delaware company is prohibited or restricted. In other cases we have elected to do so in spite of being permitted to own such operating company directly. Where we operate our business through such contractual relationships, we are subject to risks related to such operation. See “Risk Factors – We conduct a significant portion of our business through contractual relationships with third parties.”

The principal regulation governing foreign ownership of businesses in the PRC is the Foreign Investment Industrial Guidance Catalogue, effective as of December 24, 2011 (the “Catalogue”). The Catalogue classifies various industries into three categories: encouraged, restricted and prohibited. Shineco is engaged in business in industries where direct foreign investment is expressly prohibited: the preparation of traditional Chinese medicines in small pieces ready for decoction.

Due, in part, to the regulations on foreign ownership of PRC businesses, neither we nor our subsidiaries own any equity interest in Zhisheng Bio-Tech, Ankang Longevity Group, or Zhisheng Group. The foregoing companies are referred to herein as the “Controlled Companies.” Instead, we control and receive the economic benefits of the Controlled Companies’ business operations through a series of contractual arrangements. Tenet-Jove, each of the Controlled Companies and its shareholders have entered into a series of contractual arrangements, also known as VIE Agreements. The VIE agreements are designed to provide Tenet-Jove with the power, rights and obligations equivalent in all material respects to those it would possess as the sole equity holder of each Controlled Company, including absolute control rights and the rights to the assets, property and revenue of each Controlled Company. Based on a legal opinion issued by Da Cheng Law Offices to Tenet-Jove, the VIE agreements constitute valid and binding obligations of the parties to such agreements and are enforceable and valid in accordance with the laws of the PRC.

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Each of the types of VIE Agreements is described below and consist of, for each of Zhisheng Bio-Tech, Ankang Longevity Group and Zhisheng Group, (a) exclusive business cooperation agreements, (b) timely reporting agreements, (c) equity interest pledge agreements, (d) exclusive option agreements, and (e) powers of attorney. As an overview, these agreements taken together are designed to allow our Company to manage the operations of each of the Controlled Companies and to receive all of the net income of such Controlled Companies in return therefor. To secure our interest in the Controlled Companies, the equity interest pledges and option agreements and the powers of attorney are designed to allow us to step in and convert our contractual interest into an equity interest in the event we determine that doing so is warranted. Finally, the timely reporting agreement is designed to ensure that we have timely access to the financial and other information from the Controlled Companies that we require in order to prepare regulatory and other filings.

The following is a summary of the common contractual arrangements that provide us with effective control of our VIEs and that enable us to receive substantially all of the economic benefits from their operations.

Exclusive Business Cooperation Agreements

Pursuant to substantially identical Exclusive Business Cooperation Agreements between each Controlled Company and Tenet-Jove, Tenet-Jove provides such Controlled Company with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, human resources, and information. Additionally, each Controlled Company has granted an irrevocable and exclusive option to Tenet-Jove to purchase from such Controlled Company, any or all of its assets, to the extent permitted under applicable PRC law. Tenet-Jove may exercise, at its sole discretion, the option to purchase from each Controlled Company any or all of such Controlled Company’s assets at the lowest purchase price permitted by PRC law. Should Tenet-Jove exercise such option, the parties shall enter into a separate asset transfer or similar agreement. Tenet-Jove shall own all intellectual property rights that are developed during the course of each Exclusive Business Cooperation Agreement. For services rendered to each Controlled Company by Tenet-Jove under the agreement to which such Controlled Company is a party, Tenet-Jove is entitled to collect a service fee calculated based on the time of services rendered multiplied by the corresponding rate, which is approximately equal to the net income of such Controlled Company.

Each Exclusive Business Cooperation Agreement shall remain in effect for ten years until it is terminated by the Controlled Company party thereto with 30 days’ prior notice. Tenet-Jove entered into an Exclusive Business Cooperation Agreement with Zhisheng Bio-Tech, Ankang Longevity Group, and Qingdao Zhihesheng on February 24, 2014, December 31, 2008, and May 24, 2012, respectively, and with each of Zhisheng Freight, Zhisheng Trade, and Zhisheng Agricultural on June 16, 2011. None of the Controlled Companies has the right to terminate its agreement unilaterally. Tenet-Jove may unilaterally extend the term of each Exclusive Business Cooperation Agreement with prior written notice.

Tenet-Jove is currently managing each Controlled Company pursuant to the terms of an Exclusive Business Cooperation Agreement. Pursuant to each such agreement, Tenet-Jove has absolute authority relating to the management of each Controlled Company, including but not limited to decisions with regard to expenses, salary raises and bonuses, hiring, firing and other operational functions. Although the Exclusive Business Cooperation Agreements do not prohibit related party transactions, the audit committee of Shineco will be required to review and approve in advance any related party transactions, including transactions involving Tenet-Jove or any Controlled Company.

Timely Reporting Agreements

To ensure each Controlled Company promptly provides all of the information that Tenet-Jove and the Company need to file various reports with the SEC and other applicable regulatory authorities, a Timely Reporting Agreement was entered between each Controlled Company and Shineco on July 3, 2014.

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Under the Timely Reporting Agreements, each Controlled Company agrees that it is obligated to make its officers and directors available to Shineco and promptly provide all information required by Shineco so that Shineco can file all necessary SEC and other regulatory reports as required.

Equity Interest Pledge Agreements

Under the Equity Interest Pledge Agreements among each Controlled Company (other than Zhisheng Agricultural, which is a cooperative and thus has no equity interests that can be pledged), the shareholders of each such Controlled Company and Tenet-Jove, the shareholders pledged all of their equity interests in each such Controlled Company to Tenet-Jove to guarantee the performance of such Controlled Company’s obligations under the respective Exclusive Business Cooperation Agreement. Under the terms of each agreement, in the event that the Controlled Company or its shareholders breach their respective contractual obligations under the Exclusive Business Cooperation Agreement to which they are a party, Tenet-Jove, as pledgee, will be entitled to certain rights, including, but not limited to, the right to collect dividends generated by the pledged equity interests. Each Controlled Company’s shareholders also agreed that upon occurrence of any event of default, as set forth in the applicable Equity Interest Pledge Agreement, Tenet-Jove is entitled to dispose of the pledged equity interest in accordance with applicable PRC laws. Each Controlled Company’s shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice Tenet-Jove’s interest in the applicable Controlled Company.

Each Equity Interest Pledge Agreement shall be effective until all payments due under the related Exclusive Business Cooperation Agreement have been paid by the Controlled Company party thereto. Tenet-Jove shall cancel or terminate an Equity Interest Pledge Agreement upon a Controlled Company’s full payment of fees payable under its applicable Exclusive Business Cooperation Agreement.

Exclusive Option Agreements

Under the Exclusive Option Agreements, shareholders of each of the Controlled Companies (other than Zhisheng Agricultural, which is a cooperative and thus has no equity holders) irrevocably granted Tenet-Jove (or its designee) an exclusive option to purchase, to the extent permitted under PRC law, once or at multiple times, at any time, part or all of their equity interests in each Controlled Company. The option price is equal to the capital paid in by the applicable Controlled Company shareholders subject to any appraisal or restrictions required by applicable PRC laws and regulations. The option purchase price shall increase in case the applicable Controlled Company shareholders make additional capital contributions to such Controlled Company.

Each agreement remains effective for a term of ten years and may be unilaterally renewed at Tenet-Jove’s election.

Powers of Attorney

Under the Powers of Attorney, the shareholders of each Controlled Company authorize Tenet-Jove to act on their behalf as their exclusive agent and attorney with respect to all rights as shareholders of the respective Controlled Companies, including but not limited to: (a) attending shareholders’ meetings; (b) exercising all the shareholder’s rights, including voting, that shareholders are entitled to under the laws of China and the Articles of Association, including but not limited to the sale or transfer or pledge or disposition of shares in part or in whole; and (c) designating and appointing on behalf of shareholders the legal representative, the executive director, supervisor, the chief executive officer and other senior management members of the respective Controlled Companies.

Business of the Company

Our health and well-being focused plant-based products business is divided into three major segments:

1.	Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted by the Company’s VIE, Ankang Longevity Group.

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2.	Planting, processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). This segment is conducted through the Company’s VIEs, Zhisheng Bio-tech and Zhisheng Group.

3.	Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, known in Chinese as “Luobuma” or “bluish dogbane”. This segment is channeled through the Company’s directly-owned subsidiary, Tenet-Jove.

The details of each business segment are described as follows:

Ankang Longevity Group

The companies of this segment, Ankang Longevity Group, operate 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, PRC, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. This group also processes more than 600 kinds of Chinese medicinal herbal products such as medicines for bone and joint pain, arthritis, respiratory infections and insomnia, and distribute such products through an established Chinese domestic sales and distribution network, including more than twenty pharmaceutical companies and more than fifty hospitals throughout China. Ankang Longevity Group has recently established a joint venture with a large state-owned domestic pharmacy chain group, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”). As part of the joint venture, Ankang Longevity Group contributed 13 retail pharmacies—operating as Sunsimiao Pharmacies—to the joint venture while retaining 66 retail pharmacies whereby Ankang Longevity Group acts as a franchisor. We also provide evaluation and diagnostic services by on-site doctors at pharmacies to support and drive our Chinese medicine product sales. The operations of this segment are focused in the northwest region of Mainland China, particularly Shaanxi province. This segment accounts for approximately 40% of our revenues.

Ankang Longevity Group has built a scalable decocting-free Chinese herbal medicine manufacturing facility that passed the Good Supply Practice (“GSP”) certification in 2006 and was recognized as a Key Agricultural Industrialization Companies by the Shaanxi Provincial Government. The facility covers an area of over 4,000 square meters and is equipped with an advanced toxic herbal medicine treatment production line and herbal medicine testing instruments.

Ankang Longevity Group has recently acquired land use rights to use 8,200 acres of selenium-rich farmland and woodland in Ziyang County, China to grow our Chinese medicine and other plant products.

Beijing Shineco Zhisheng Biotech

The Company’s other VIEs, Zhisheng Bio-tech and Zhisheng Group, which includes Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural and Qingdao Zhihesheng, engage in the business of organic agricultural products, principally yew trees, as well as providing logistics services for all of the agricultural products we produce. Since 2013, this segment is focusing its efforts on the growing and cultivation of yew trees (taxus media), small evergreen trees that can be used for the production of anti-cancer medication as well as ornamental bonsai trees, which are known to have the effect of purifying indoor air quality. We currently cultivate and sell yew but do not currently process yew into Chinese or Western medicines. Zhisheng Bio-tech and Zhisheng Group are currently focusing on researching, developing and cultivating organic produce, yew ecological products and other native plants. The operations of this segment are focused in the East region of Mainland China, principally Shandong Province, and in Beijing where we have newly developed over 100 acres of modern greenhouses for cultivating yew and other plants. This segment accounts for approximately 50% of our revenues.

Tenet-Jove

Through Tenet-Jove, the Company develops and distributes specialized textiles and health supplements derived from a native Chinese plant Apocynum venetum, grown in the Xinjiang region of China and known in Chinese as “Luobuma” or “bluish dogbane” and referred to herein as Luobuma. This plant has traditionally been used in China both internally and externally for centuries to treat high blood pressure, depression, dizziness, pain, insomnia, and other common ailments. The stems of Luobuma serve as raw material for fiber used in textile production, and the leaves serve as raw material for pharmaceutical drugs. This segment accounts for approximately 10% of our revenues.

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The companies of this segment, Tenet-Jove and Tianjin Tenet Huatai, specialize in Luobuma sourcing and developing Luobuma byproducts. With rich experience and broad channels in the Chinese domestic market, we believe that we are one of the leaders in Luobuma textile sales in China. This segment’s operations are focused in the north region of Mainland China, mostly carried out in Xinjiang and Tianjin. We are presently in preliminary negotiations to build a new facility in Hefei, Anhui Province, China to exploit our steam explosion Luobuma fiber production technology. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material.

In addition to developing textile products, we expect to use our high-pressure steam degumming process to extract other Luobuma byproducts we intend to commercialize and distribute: flavonoids, xylooligosaccharides (XOS), edible pectin, fiberboard, and organic fertilizer. The traditional method of degumming Luobuma only produces Luobuma fiber, whereas our high-pressure steam degumming process produces these five additional Luobuma byproducts. Flavonoids are organic compounds widely distributed in plants, and flavonoid-rich Luobuma extract can be used in the manufacture of many pharmaceuticals. Xylooligosaccharides, or XOS, is a sugar that can be used as a food additive that provides various health benefits like lowering glucose levels. Pectin is a thickener and stabilizer used in food, beverages and cosmetics, as well as a gelling agent for jellies. Fiberboard is a type of engineered wood alternative that is made out of Luobuma fibers; it is used widely for furniture manufacturing and packaging.

Product Descriptions

Traditional Chinese Medicines

Our Ankang Longevity Group develops and manufactures hundreds of Chinese medicinal herbal products and decoction pieces such as medicines for bone and joint pain, arthritis, respiratory infections, insomnia, as well as many other common ailments. We distribute such products through an established Chinese domestic sales and distribution network, including through more than twenty pharmaceutical wholesale companies and more than fifty hospitals throughout China, as well as through our own and cooperative retail pharmacies. In addition to distributing Chinese medicinal herbal products, we also distribute many popular Western medicines we purchase from outside parties through our wholesale and retail channels so that we can offer a good variety of products to meet customer demands. In the second quarter of 2013, this group entered the pharmaceutical retailing industry through a joint venture with another large domestic pharmacy chain group, Shaanxi Pharmaceutical Group. Ankang’s main products include the following traditional Chinese medicines:

•	Polygonum cuspidatum or Japanese knotweed, which is ingested to treat colds, digestive diseases, hepatitis and Cholecystitis (gallbladder inflammation);

•	Salvia mint, which is ingested to improve microcirculation;

•	Tianma, which is ingested to treat Rheumatoid arthritis;

•	Eucommia, which is ingested for bone and join pain;

•	Radix, which is ingested to treat respiratory infections;

•	Schisandra shrub, which is ingested to treat insomnia; and

•	Berberis shrub, which is used as a raw material for antibiotics.

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Yew Trees

Currently, through our Zhisheng Group VIEs, we sell ornamental yew trees and yew cuttings to third parties. We also rent ornamental yew trees to companies who desire the environmental benefits of natural plants in their workplaces. Until recently we were primarily engaged in the production, distribution and sale of agricultural products, including the planting and processing of organic fruits and vegetables, such as tomato, eggplants, string beans, peppers as well as certain popular fruits in China like blueberries and wine grapes, but those operations have been temporarily scaled back due to stiff competition and a change of our internal policy in favor of the expansion of our yew tree business.

As our inventories of young yew trees mature, our long-term goals are particularly focused on the extraction of paclitaxel or taxol, which is derived from certain species of yew trees including those we grow. Taxol, a broad-spectrum mitotic inhibitor used in cancer chemotherapy, can be extracted from mature yew trees. As a mitotic inhibitor, taxol adheres to rapidly dividing cancerous cells during mitosis (cell division) and interferes with the division process. It may suppress tumor growth through regulating microtubule stabilization, inducing apoptosis and adjusting immunologic mechanism. Taxol is also used for the prevention of restenosis, which is the narrowing of blood vessels. In the treatment of certain soft tissue cancers, such as breast cancer, taxol is given for early stage and metastatic breast cancer after combination anthracycline and cytoxan therapy and is also given as treatment to shrink a tumor before surgery. It can also be used together with a drug called Cisplatin to treat advanced ovarian cancer and non-small cell lung cancer, or “NSCLC.” The U.S. Food and Drug Administration approved taxol as the primary and secondary treatment for NSCLC. There are other generally accepted protocols for the use of taxol as a cancer drug alone or in combination with other drugs depending upon the diagnosis, staging and type of cancer, as well as a patient’s medical history, tolerances and allergies, among other relevant factors. Taxol is usually sold to large pharmaceutical companies to be used in their products, which can be used to treat patients with lung, ovarian, breast, head and neck cancer, and advanced forms of Kaposi’s sarcoma.

We believe that in three to five years at the earliest, the yew trees we are cultivating at present will begin to mature to a point where taxol extraction could be possible. We intend to invest in extraction equipment and facilities, as well as to increase planting and growing of yew trees, upon the successful launch of our initial public offering.

Tenet-Jove Textiles

Our company’s scientists and other Chinese researchers have brought modern scientific methods to the study of Luobuma, and have determined that Luobuma fibers have an increased tendency to radiate light at the “far infrared” end of the light spectrum, with wavelengths measuring between 8-15 microns (referred to as “FIR”). Based on Chinese scientific studies some believe that Luobuma’s FIR-radiating qualities exert a positive effect on various functions of the human body, including cellular metabolism. For this reason, we have marketed and sold these products utilizing such technology. These products are popular with Chinese customers seeking the perceived benefits of traditional Chinese medicine.

For example, according to a report by the College of Science of Tianjin University, tests conducted by the PRC’s National Institute of Metrology have reported that the radiance rate of far infrared light from Luobuma fiber is 84%, 2 to 4 times higher than that from cotton and other natural fibers. The same tests found that the FIR radiance rate from our proprietary bio-ceramic powder reaches 91%. Healthful benefits have been observed at radiance rate levels above 70%. Based on these observations about FIR radiance, we have developed textiles that our customers can wear and from which we believe they can receive those health benefits commonly associated with Chinese herbal remedies.

Tenet-Jove first commercially developed the natural FIR-radiant properties of the Luobuma plant in 1997. We refer to this natural Luobuma fiber as a “Second Generation” FIR textile. The “First Generation” of FIR-radiant textiles initially became popular in China around 1989, when manufacturers learned to add 3% of a FIR-radiant inorganic material to synthetic fibers comparable to nylon or polyester. This “First Generation” FIR material employs a relatively low level of technology and has relatively few perceived or measurable health benefits. The “Second Generation” FIR textiles we have developed are softer, smoother and more breathable natural fibers that are not as prone to static electricity as the low technology “First Generation” FIR-radiant textiles.

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Our Luobuma fabrics have been a success in the Chinese domestic market and have also received numerous awards. The technology applied to our Luobuma-based FIR Therapeutic Clothing and Textile Products has received a “Special Golden Award” from the China National Intellectual Property Bureau at China’s National Patent and Brand Expo. Our products under the brand name of “Tenethealth®” have also been honored with the title of “Consumer’s Favorite Products” by the Chinese Consumer Association.

The fibers of natural Luobuma FIR materials can contain up to 32 medicinal compounds, many of which are familiar to practitioners of traditional Chinese medicine. In addition, our processes for manufacturing Luobuma textiles produce a fabric that is smooth, air-permeable, and soft. By combining a product that is familiar to Chinese consumers seeking the benefits of traditional Chinese medicine with quality and comfort, we believe we are well positioned in the Chinese textile market.

Tenet-Jove Product Development

We have developed what we term a “Third Generation” of FIR textiles under a contract with the Institute of Process Engineering at the Chinese Academy of Sciences, one of the leading scientific institutions in China. Our research and development has focused on adding nanotechnology enhancements to our Luobuma textile products, in which we use small-scale nanotechnology to embed or impregnate our Luobuma-fiber textiles with other FIR-radiant materials, bio-ceramic materials, or other Chinese herbal remedies. Using these nanotechnology methods, we have developed and marketed health-promoting textile goods that are impregnated with FIR-radiant materials or other Chinese herbal remedies, which are then absorbed through the wearer’s skin. We believe these “Third Generation” FIR textiles will better combine the health benefits of Luobuma with an even softer, more natural cotton-like fabric that will be popular with Chinese consumers.

The Company presently produces approximately one hundred “Third Generation” FIR textile products. These textile products include:

•	Far Infrared bedding sets (including various pillows, comforters, and sheets);

•	Far Infrared underwear, T-shirts, and socks;

•	Far Infrared knee and shin pads, waist supports and other protective clothing;

•	Far Infrared body wraps or protectors (for the ankle, elbow, wrist, and knee); and

All our textile products are made of Luobuma-based fibers and are impregnated with bio-ceramic powder, which contains various minerals such as halloysite. Both the fiber and the bio-ceramic powder are developed with the Company’s patented, proprietary techniques.

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Manufacturing and Production Facilities

We have formed strategic alliances with several certified knitting and clothing manufacturers throughout China in order to produce our Luobuma products. We assign them limited manufacturing jobs and require certain conditions, including protecting our proprietary techniques and meeting our rigid quality standards. We are in preliminary negotiations to build a new facility in Hefei, Anhui Province, China to exploit our steam explosion Luobuma fiber production technology.

In 2013, we began large-scale operations in newly leased, energy efficient greenhouses aggregating 50,000 square meters in Beijing and have temporarily scaled back our operations in our former greenhouses located in Shandong Province. At this time, we rent our greenhouses in Shandong Province to local farmers. Our new greenhouse facilities are used primarily for the cultivation of yew trees and other decorative plants and trees. These state-of-the-art facilities allow us to better regulate light, temperate, humidity and other conditions within the greenhouse as well as to significantly increase the number of plants that can be housed in a particular greenhouse footprint. To a lesser degree, we expect these new greenhouses will reduce our manual labor costs associated with our greenhouse operations by approximately 25%. Rather than competing on price, which has become increasingly difficult in the Chinese market, we expect that technological and productivity advances from our new greenhouses will improve our competitive position within our agricultural segment, but there can be no guarantee that we will experience such advances, or if we do, that such advances would improve our competitive position.

Ankang Longevity Group has an approximately 4,000 square meter production factory and an approximately 2,000 square meter production facility in Minxing Village, Wuli Town, Hanbin District, Ankang City used for production of decoction pieces.

Our Research and Development

Our Research and Development Center for our products in Tianjin is owned by our subsidiary, Tenet-Jove. The center is managed by senior research fellows, who specialize in different but related scientific fields, such as biochemistry, electrical engineering, textile engineering, medical and clinical studies, and pharmaceuticals. We are engaged in research and development of new products under cooperation with universities and research institutions, including the Process Engineering Research Institute of Chinese Academy of Sciences, Chinese Academy of Forestry, East China Textile University, Tianjin University, Tianjin Research Institute of Knitting. In addition, we have partnered with five textile mills to testing spin and weaving of Luobuma fiber. Since inception, we have spent more than $800,000 on Luobuma research and development and $300,000 on Chinese medicinal product research and development.

Our Strategy for Research and Development

•	To keep our products proprietary and patented;

•	To focus on our core existing product lines: Chinese herbal medicines and pharmaceutical sales, yew cultivation, Luobuma-based products, and FIR technology;

•	To commit to further development of our Luobuma byproducts, houpu magnolia products, and selenium-enriched herbs and plants; and

•	To build strategic alliances with universities and scientific institutions, which will allow us exposure to advanced technologies, excellent researchers and scientists and we believe will lower the costs and timing of the development of new products.

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Tenet-Jove specializes in developing Luobuma products and combining FIR technology with natural herbal medicines. We estimate that there are large supplies of Luobuma in China, especially Xinjiang Province. In China, Luobuma can grow as high as 3.6 meters. In the first year after planting, Luobuma can be harvested once during that year; thereafter, it can be harvested twice per year before or at the beginning of the flowering period in June and a second time around September. Currently, we believe China’s Luobuma supplies are largely undeveloped. The Company’s future success will depend on improving its techniques to industrialize Luobuma by developing new Luobuma-derived products such as improved Luobuma functional fiber and various Luobuma nutritional supplements, which can be marketed and distributed through the Company’s Ankang Longevity business segment.

High-Pressure Steam Degumming Process

We currently produce an extensive line of Luobuma-based textile products; we have an exclusive patent on a Luobuma fiber yarn spinning method. Large-scale production of Luobuma fiber products is generally difficult due to the limited yield of Luobuma fiber and the high cost of obtaining that fiber. The current mainstream technology used to produce Luobuma fiber mainly uses chemical agents to remove gum from Luobuma, which destroys Luobuma fiber and causes lower Luobuma fiber production and pollution and makes it very difficult to extract other valuable by-products. A central technical challenge is how to quickly and efficiently remove the gum and sap from the Luobuma plants so that only the natural fiber remains.

To solve this technical challenge, in August 2006 we signed a technology development contract with the Institute of Process Engineering at the Chinese Academy of Science, one of China’s leading scientific institutes. Pursuant to our contract, we and the Institute of Process Engineering worked together to develop a high-pressure steam degumming process for the mass production of Luobuma fiber, as well as its byproducts, which we completed in 2008. A literal translation of the project name is “The Stream Steam Explosion Project.” Essentially, the project will develop a modern material engineering method for quickly blasting a large amount of high-pressure steam into a large container filled with raw Luobuma plants. The steam will remove the gum and sap and leave the fiber for use in textile production. The gum and sap and other Luobuma byproducts will be washed out with the steam and collected in a separate place for other uses.

If we can successfully implement our high-pressure steam degumming process, we expect that our annual yield of Luobuma fiber can rise by over one hundredfold—from less than 200 tons to approximately 27,000 tons per year, and the cost of extracting the fiber will be reduced by approximately 50%. For example, the older method of production might require 150 laborers to produce one ton of Luobuma fiber in one day, whereas our high-pressure steam degumming process can utilize just 30 laborers to produce 15 tons of Luobuma fiber in one day. During the process, a certain amount of steam will be used, but unlike the traditional method of degumming, our high-pressure steam degumming process discharges no hazardous byproducts of any kind, because the fiber will be collected in one place, and the liquefied gum and sap and other material will be collected in another place to further separate flavonoids, xylooligosaccharides (XOS), and edible pectin through biological reverse osmosis membrane. The remaining material could be used to produce fiberboard and organic fertilizer, leaving no hazardous discharge or waste. We expect that this technique will be relatively simple and convenient for us to operate with our advanced technology. Luobuma fiber produced by this technique is more like cotton and more spinnable than before.

Ziyang Planting Base

Ankang Longevity Group has established long-term cooperate relationship with Shaanxi Chinese Medicine Research Institution, Shaanxi Normal University School of Life Science, and Shaanxi Chinese Medicine Association. Ankang Longevity Group has also entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodland for the cultivation of herbs and plants used in traditional Chinese medicine. Ankang Longevity Group has one of the largest Chinese medicine planting bases in China. The soil in Ankang City, especially in Ziyang County, which is located in Ziyang District of Ankang City, contains large quantities of selenium. Because the selenium content of raw plants is largely dependent on location and soil conditions, which can vary widely, the tea, traditional Chinese medicines and raw materials produced and cultivated in Ankang contain great amounts of selenium, which is a beneficial nutrient in foods and an important raw material for medicines. The innovative value of this project is the extraction and development of useful byproducts of medicinal houpu magnolia and eucommia. In China, traditionally only the barks of such trees have been used for medicinal purposes, and the remainder of the trees are treated as waste. We hope to utilize this parcel of farmland in Ziyang to extract valuable materials from the magnolia and eucommia we are cultivating while processing any waste into environmentally-friendly building materials, such as fiberboard.

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Intellectual Property

Trademarks

W e market our products under our brand name of “Tenethealth®” and “Tenet Bojian™.” Our subsidiary, Tenet-Jove, currently owns seven trademarks in China covering various categories of the company’s products. Other than “Sunsimiao,” which is trademarked by our joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd, none of our other segments have trademarks.

Patents

Our core technology and its derivative applications for our Luobuma business are covered by the Company’s nine patents filed in China. Our patents relate to methods of extracting and processing the Luobuma fiber itself, as well as our formulations of the active medicinal constituents of the Luobuma plant.

Presently the company currently holds a patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method (patent number: 201110429362.9). The company also obtained the patents listed below in the People’s Republic of China, which patents have been suspended due to unintentional late payment of annual dues as of the date of this filing. The company is working with the State Intellectual Property Office of the PRC and is in the process of reinstating such patents.

• Luobuma fiber blending method (patent number: ZL 941120295)

• Luobuma four-season mat (patent number: ZL 2004 2 0029462.8)

• Far-infrared ceramic material (patent number: ZL 981261701)

• Luobuma cotton terry blanket (patent number: ZL 2004 2 0029465.1)

• 40* fine Luobuma cloth (patent number: ZL 023381736)

• Luobuma far-infrared healthcare socks with mineral Chinese medicine (patent number: ZL 2004 2 0029463.2)

• Luobuma cushion with magnetic therapy (patent number: ZL 2004 2 0028883.9)

• Heart-protecting card (patent number: ZL 2004 2 0028885.8)

Distribution Network

We sell our products through various distribution networks. Our traditional Chinese medicinal products and Western medicines are largely sold through either our wholesale customers or our Ankang retail pharmacies—13 pharmacies operating as Sunsimiao Pharmacies and 66 pharmacies operated by third parties as Ankang Longevity Group Pharmacy cooperatives. Additionally, we sell decoction pieces on the Anhui Bozhou Chinese medicine transaction market, to medical materials company, such as Qianhe Pharmaceutical Industry Co. and to Chinese patent medicine factories, such as Wanxi Pharmaceutical Factory.

Our Luobuma product distribution networks consists of four distributors who distributed our products to a total of approximately 21 outlets, including flagship stores, retail stores and sales counters. These distributors sell our products throughout mainland China. They all carried our proprietary brand name and “Tenethealth®” trademark. We also sell our Luobuma textile products online through third party e-commerce websites, such as Taobao, Tmall and 360buy. Our yew trees and agricultural products are primarily sold through our sales personnel and group and institutional sales. In 2013, the Company placed its Luobuma, traditional Chinese medicine and yew products in a total of 144 retail stores and sales counters throughout China and on four e-commerce websites.

Our sales and distribution strategy for our products focuses on expanding our distribution network of retail stores and sales counters into all major provinces and cities of China. We also plan to use our current distribution network to introduce our newly developed products into target markets more efficiently and effectively.

All of these certified outlets operate independently, but they prominently display our trade names “Tenethealth®” and “Tenet Bojian™.” These independent retailers sell our products as well as other products.

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The location and number of retail stores and sales counters selling our products, including all sales outlets (both those connected with our major distributors and other independent sellers) are listed below:

Name of Province	Number of Major Distributors	Number of Sales Outlets
Liaoning	1	1
Jilin	1	1
Shandong	2	16
Jiangsu	2	6
Anhui	2	4
Shaanxi	5	94
Xinjiang	1	2
Sichuan	1	5
Guangdong	1	3
Tianjin	1	2
Beijing	1	4
Chongqing	1	3
Hubei	1	3
TOTALS	20	144

Sales and Marketing

Tenet-Jove currently focuses its marketing on highlighting the characteristics of Luobuma as a rare, precious raw material in China. We market Luobuma to consumers primarily by highlighting its unique characteristics—the material is soft like cotton, breathable like hemp and is smooth to the touch like silk, and its FIR-radiating qualities are believed by some to exert a positive effect on various functions of the human body. Very few other companies in China are involved with Luobuma fiber production, so we are chiefly able to market our products against products of natural and man-made fibers that do not have the perceived advantages of Luobuma. The small number of companies that are involved in Luobuma fiber production are still using the traditional, outdated methods of producing Luobuma. We are the only company using advanced technologies. Tenet-Jove’s overall marketing strategy includes:

•	Brand marketing strategy, primarily through media publicity, product- and market-oriented strategy;

•	Distinguishing Luobuma as a high-end, technologically advanced native Chinese product; and

•	Online advertising, which includes online advertisements appearing on the sites where we sell our products, as well as social media advertising, including Wechat, and direct e-mail solicitations.

Ankang Longevity Group’s overall marketing strategy of it straditional Chinese medicine products focuses on promoting the Ankang district’s place in traditional Chinese medicine history and its geographic location. First, Ankang City is located in the Han River area between Qinling Mountain and Ba Mountain. Because of its geographic location and favorable climate, it is the principal production location of the ancient Qin medicine, which dates from the Qin dynasty, the first imperial dynasty of China. This area contains more than 1,200 types of herbs and plants used in traditional Chinese medicine and is home to 176 of the 282 types of herbal medicine set forth in The Pharmacopoeia of the People's Republic of China (PPRC), compiled by the Pharmacopoeia Commission of the Ministry of Health of the PRC. The PPRC is the PRC’s official compendium of drugs, covering traditional Chinese and western medicines. Second, the soil in Ankang City, especially in Ziyang County, which is located in Ziyang District of Ankang City, contains large quantities of selenium. Because the selenium content of food is largely dependent on location and soil conditions, which can vary widely, the tea, traditional Chinese medicines and raw materials produced and cultivated in Ankang contain great amounts of selenium, which is a beneficial nutrient in foods and an important raw material for medicines. Ankang Longevity Group has entered into an agreement with the local government in Ziyang County for the use of an approximately 8,200 acre selenium-rich parcel of farmland and woodlands for the cultivation of herbs and plants—principally houpu magnolia and eucommia—used in traditional Chinese medicine. Selenium has also attracted attention because of its antioxidant properties; antioxidants protect cells from damage.

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Ankang Longevity emphasizes the following marketing strategies:

•	A focus on the excellent quality of its selenium Chinese herbal medicines;

•	Establishment of a long-term supply relationships with pharmaceutical companies and hospitals nationwide; and

•	Developing its Chinese herbal medicine wholesale market and e-commerce platform.

Finally, Beijing Shineco Zhisheng emphasizes the following marketing strategies:

•	Focusing on the advanced growing conditions provided by our modern greenhouse operations and the potential pharmaceutical byproducts of yew, especially paclitaxel or taxol; and

•	Brand marketing to focus on our yew’s brand positioning.

In October 2012, the Company, through its VIEs, Zhisheng Freight and Zhisheng Agriculture, entered into an agreement with an unrelated third party, Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”), to invest RMB 14.5 million (Approximately $2.4 million) into the Tiancang Systematic Warehousing Project (“Tiancang Project”) operated by Zhen’Ai Network. The Tiancang Project is an online platform aiming to provide comprehensive warehousing and logistic solutions for various companies’ e-commerce needs. The Company expects to increase its distribution channels through this platform as well as to benefit from boosting its own revenue by providing synergetic logistic and warehousing services using its existing facilities and a service team in the Eastern port city of Qingdao.

Currently, the Company’s sales are generated through the following five major channels:

1.	Retail stores and sales counters. We mainly sell our Luobuma related products through sales counters and medicine through our pharmacy chain stores.

2.	Sales to group or institutional customers. We mainly sell our organic agricultural products and yew trees to group or corporate customers.

3.	Seminars and conferences. Because a majority of new consumers need to learn about our new products before buying them, it becomes very important and effective for us to organize or sponsor seminars and events to present healthcare knowledge while introducing and selling our products to new users.

4.	Wholesale. We mainly sell our decocting-free Chinese herbal medicines to large Chinese medicine resellers and pharmaceutical companies.

5.	E-commerce. We mainly sell the Luobuma related products through Tmall and Taobao to underdeveloped regions in China, Taiwan and Macau. We are currently one of only three certified online sellers of Luobuma textile products on China’s largest online sales platform, Tmall run by Alibaba. Selling through the Internet has become increasingly important to our sales in undeveloped regions and developed cities.

The Market

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. On the demand side, we believe that the following four forces drive market growth in all three of our business segments:

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1.	The rapid growth of China’s economy, which is projected to continue growing at an annual rate of 8% for the next five years. This growing economy has produced one of the largest group of middle-class families in the world, who have the largest collective purchasing power in the world.

2.	The increase of the aging population. The China Census Bureau predicts that the majority of the China “baby boom” population (40% of China’s total population) will begin to turn to 65 between 2010 and 2020, which represents over 500 million potential consumers of our pharmaceutical and healthcare products, the majority of which are sold to older customers.

3.	Chinese people’s increasing attention and awareness to healthy and active lifestyles, especially in urban areas.

4.	Chinese healthcare reforms. Due in part to national healthcare reforms in China, it is predicted that by 2015 China will become the second largest pharmaceutical market in the world.

We believe China’s healthcare sector has the capacity to develop at an astonishing rate According to China’s National Health and Family Planning Commission, China’s healthcare spending in 2013 was only 5.5% of GDP, which is far below healthcare spending of other developed countries. According to the World Bank, healthcare spending for 2012 for the United States, United Kingdom, France and Germany were 17.9%, 9.4%, 11.7% and 11.3%, respectively. McKinsey & Co. has projected that China’s to grow from $357 billion in 2011 healthcare spending could grow to $1 trillion in by 2020. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. For example, industry experts predict that China will become the second largest pharmaceutical market by 2015. This growth is being driven by China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations.

China’s healthcare market is being shaped by positive economic and demographic trends, further healthcare reform efforts, and the policies set forth in the government’s 12th five-year plan. We believe that improvements in infrastructure, the broadening of insurance coverage, and government encouragement and support for innovation will have positive implications for us and other healthcare companies.

Strong growth in the Chinese healthcare sector has been fueled by favorable demographic trends, continued urbanization throughout China, the overall Chinese economy’s expansion, and income growth (which encourages a greater awareness of and access to healthcare among Chinese consumers). It also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the Chinese biomedical industry). Healthcare expenditures in China have more than doubled in recent years, from approximately $156 billion in 2006 to approximately $357 billion in 2011. From pharmaceuticals to medical devices to traditional Chinese medicine, almost every health sector has benefited.

According to a 2012 McKinsey report, China’s ten largest multinational pharmaceutical companies now have an aggregate total sales force numbering more than 25,000, even as many have downsized their sales forces in the United States and Europe. China has recently overtaken the United States in the total number of pharmaceutical medical sales reps employed by multinational corporations.

Competition

We compete with other top-tier pharmaceutical and healthcare companies in China. Many of them are more established than we are and have significantly greater financial, technical, marketing and other resources than we presently possess. Some of our competitors have greater name recognition and a larger customer base. Those competitors may be able to respond more quickly to new or changing opportunities and customer requirements and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies. Some of our competitors have also developed similar products that compete with ours.

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Our most prominent competitors in China’s textile products market are primarily large-scale textile companies, such as Luolai Home Textile Co., Fuanna Bedding and Furnishing Co., Ltd., Violet Home Textile Co., and Shuixing Home Textile Co., Ltd, as well as Bauerfeind Sports and Albert Medical, makers of protective clothing products similar to our protective clothing products. Our most prominent competitors in our pharmaceutical sales market include Ankang City Zhenning Chinese Medicine Decoction Pieces Co. Ltd. and Zhenping County Chinese Medicine Decoction Pieces Co. Ltd. Our most prominent competitors in China’s agricultural market are Beijing Jinfu Yinong Agricultural Technology Group Co., Ltd.. for vegetables and other produce and Shenyang Xincheng Garden Engineering Co., Ltd. for yew trees. In the pharmaceutical sales market, we believe that our competitive position is strong because Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. (“Shaanxi Pharmacy Holding”), in which Ankang Longevity Group has a 49% ownership stake, is a participant in the Ankang municipal government’s “Three Unities of Medicine” program, which is designed to facilitate the purchase, sale and delivery of pharmaceuticals. The “Three Unities of Medicine” program refers to “unified procurement price, unified selling price, and unified logistics”. This project is promoted by the Shaanxi Government to regulate the price of medicines in the local market. Under the program, the Shaanxi Pharmacy Holding joint venture directly sells medicines to local institutional purchasers, like hospitals; these institutional purchasers are only permitted to purchase pharmaceuticals from selected preferred providers. After a bidding process, Shaanxi Pharmacy Holding, along with other two companies, were selected by the Ankang municipal government as preferred providers under the program. However, Shaanxi Pharmacy Holding is entitled to cover all counties and districts of Ankang City, and the other two providers only cover portions of Ankang City. This program is valid until 2020, and the participants are subject to an ongoing review of their qualifications by the local pharmaceutical supervision authority every three years till 2020.

Ankang Longevity Group

Ankang Longevity Group competes within its traditional Chinese medicinal products and Western medicine wholesale and retail business primarily against Ankang City Zhenning Chinese Medicine Decoction Pieces Co. Ltd. and Zhenping County Chinese Medicine Decoction Pieces Co. Ltd., which conduct their wholesale pharmaceuticals business in the Ankang area, but Ankang Longevity Group has greater revenues than any of its competitors; our two main competitors’ output value and sales combined are just one-third of Ankang Longevity Group’s. The Ankang Longevity Group has formed a new pharmaceutical company and chain of drug stores with two entities wholly owned by the state-owned Shaanxi Pharmaceutical Group that has resulted in a favorable market position in the Ankang area.

Numerous competitors nationwide, including Ankang City Zhenning Chinese Medicine Decoction Pieces Co. Ltd. and Zhenping County Chinese Medicine Decoction Pieces Co. Ltd., participate in the sale of Chinese medicinal herbs and Chinese medicine decoction pieces; among them are some high-profile and large-scale companies along with some companies that have huge production and storage capacity to influence the market price. Because we believe we can control the natural resources for producing selenium Chinese herbal medicines, the Group is especially focusing on those products in order to gain market share.

Zhisheng Group

There are dozens of companies planting and cultivating yew trees in China, some of which are large-scale companies. Shenyang Xincheng Garden Engineering Co., Ltd. is a large agricultural competitor whose main product is yew. Their nurseries have the most mature yew in northeast China, and the average age of their yew trees is more than eleven years olds. Another competitor, Chongqing Jiangjin District Mansheng Agricultural Development Co., Ltd., has the biggest nursery for young plants in Southwest China. And Jingyin City Hengtu Town Green Industry Yew Base specializes in cultivating, planting, gardening, and technological development of yew. They were the first company to introduce taxus media yew trees in China.

Tenet-Jove

There are few viable competitors producing advanced technology textile products with health benefits like our Luobuma textile products. Principally, our competitors are those that market and sell traditional textile products, such as Luolai Home Textile Co., Fuanna Bedding and Furnishing Co., Ltd., Violet Home Textile Co., and Shuixing Home Textile Co., Ltd, as well as those companies that market and sell protective clothing, like Bauerfeind Sports and Albert Medical. Luobuma is native to China, thus our ability to source raw materials locally greatly enhances our competitive position in the Chinese market for high quality textile products with perceived health benefits.

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Chinese Laws and Regulations

Laws and Regulations in China Regarding Agriculture and Pharmaceutical Products and Distribution

Laws regulating pharmaceutical and healthcare products and agriculture cover a broad array of subjects. We must comply with numerous additional provincial and local laws relating to matters such as safe working conditions, manufacturing practices, environmental protection and fire hazard control. We believe we are in compliance with these laws and regulations in all material respects. We may be required to incur significant costs to comply with these laws and regulations. Unanticipated changes in existing regulatory requirements or adoption of new requirements could materially adversely affect our business, financial condition and results of operations.

Pharmaceutical Administration Law of The People’s Republic of China and its detailed implementation provisions

According to Pharmaceutical Administration Law of The People’s Republic of China effective on December 1, 2001, a Pharmaceutical Trade License is required in order to sell pharmaceutical products and a Pharmaceutical Manufacture License shall be obtained to manufacture pharmaceutical products. Our license currently expires on December 31, 2015. The regulations indicate the specific procedure to obtain and maintain other licenses, packaging, price control, advertising and relevant penalty.

Notice on Supervision of Manufacture of Chinese Medicine in Pieces

According to Notice on Supervision of Manufacture of Chinese medicine in Pieces on February 1, 2008 and effective on June 1, 2008, companies processing raw Chinese medicine shall be a GSP certified company. Our GSP license currently expires on April 17, 2019.

Standards of Preparation for Chinese Medicine in Pieces

Shaanxi province has issued standards of preparation for Chinese Medicine in Pieces, which became effective on July 1, 2011. Our company is required to follow the procedures designated in the standards during the process of preparing the pieces of herbs.

Food Safety Law of the People’s Republic of China

The Food Safety Law of the People’s Republic of China as adopted at the 7th Session of the Standing Committee of the 11th National People’s Congress of the People’s Republic of China and effective on June 1, 2009, governs the food safety in food production and business operation activities. Pursuant to the Food Safety Law of the People’s Republic of China, food producers must establish an internal inspection and record system for raw materials and pre-delivery products, and food distributors must also establish internal systems to record and inspect food products procured from suppliers. In addition, any food additives that are not in the approved government catalog must not be used and no food products can be sold inspection-free.

Regulations on the Implementation of the Food Safety Law of the People’s Republic of China

The Regulations on the Implementation of the Food Safety Law of the People’s Republic of China as adopted at the 73rd Standing Committee Meeting of the State Council on July 8, 2009 and effective on July 20, 2009, are promulgated in accordance with the Food Safety Law of the People’s Republic of China. The Regulations require that the local People’s Government at or above the country level shall perform the responsibility specified in the Food Safety Law of the People’s Republic of China, improve the ability for supervision and administration of food safety, ensure supervision and administration of food safety; establish and improve the coordination mechanism between food safety regulatory authorities, integrate and improve the food safety information network, and realize the sharing of food safety and food inspection information and other technical resources.

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Law of the People’s Republic of China on Quality and Safety of Agricultural Products

The Law of the People’s Republic of China on Quality and Safety of Agricultural Products was adopted at the 21st Meeting of the Standing Committee of the Tenth National People’s Congress on April 29, 2006. This Law was enacted in order to ensure the quality and safety of agricultural products, maintain the health of the general public, and promote the development agriculture and rural economy. Pursuant to this Law, agricultural products distribution enterprises shall establish a sound system of inspection and acceptance for their purchases. In addition, agricultural products that fail to pass the inspection based on the quality and safety standards of agricultural products cannot be marketed.

Regulation on Product Advertisements and Promotion

Article 5 of the Provisions for Health Food Management provides that foods claimed to have health function shall be approved by the Chinese Ministry of Health. The developer or manufacturer shall submit an application to the provincial level health administrative departments where such developer or manufacturer is located. After preliminary examination and approval by Ministry of Health, the Ministry of Health may issue a health food license to the qualified health food. Under Article 21, the label and package insert of health foods shall conform to national standards and requirements and indicate, among other things, its function and suitable users; dosage and administration; storage methods;and active ingredients.

When promoting health foods, the advertisement of health food shall conform to the other regulations. Article 19 of The Advertisement Law of People’s Republic of China provides that “an advertisement for foods, alcoholic drinks or cosmetics must meet requirements for public health, and shall not employ medical jargon or terms liable to confuse them with pharmaceuticals.” In Interim Provisions on Health Food Advertisements Review, Article 4 provides that prior to advertising health foods, developers or manufacturers should first submit an application to the food and drug administration departments on the provincial, autonomous, municipal level under the Central Government. Article 8 provides that publicizing of health functions, active ingredients, content, suitable users, dosage in health food advertisements shall be subject to prior review of the package insert ratified by the food and drug administration departments in the State Council and cannot be changed without permission. Certain content may not appear in health food advertisements, including: a guarantee of its functions; exaggerated claims; jargon, mysterious terms and technical content; promises such as “safe” or “no side effects”; or comprehensive assessment information such as efficiency, cure rate, ranking and awards.

Laws and Regulations Regarding Promotion and Advertisement of Health Textiles

In The Model Code of Health Textiles, “health textiles” refer to textiles without toxic side effects that have far infrared functions, magnetic functions and/or antibacterial effects, and which aim at regulating the body, but not healing illnesses. The Code requires that the effect of health textiles cannot be exaggerated in any form of advertising.

In addition, the promotion of health textiles should comply with The Advertisement Law of People’s Republic of China. Where there are statements in an advertisement on the performance, place of origin, usage, quality, price, producer or manufacturer, or on the items, forms, quality, price and promise of service, such statements shall be clear and explicit.

Regulation on Product Liability

Manufacturers and vendors of defective products in the PRC may incur liability for losses and injuries caused by such products. Under the General Principles of the Civil Laws of the PRC, which became effective on January 1, 1987 and were amended on August 27, 2009, manufacturers or retailers of defective products that cause property damage or physical injury to any person will be subject to civil liability.

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In 1993, the General Principles of the PRC Civil Law were supplemented by the Product Quality Law of the PRC (as amended in 2000 and 2009) and the Law of the PRC on the Protection of the Rights and Interests of Consumers (as amended in 2009), which were enacted to protect the legitimate rights and interests of end-users and consumers and to strengthen the supervision and control of the quality of products. If our products are defective and cause any personal injuries or damage to assets, our customers have the right to claim compensation from us.

The PRC Tort Law was promulgated on December 26, 2009 and became effective from July 1, 2010. Under this law, a patient who suffers injury from a defective product can claim damages from either the hospital or medical institution or the manufacturer of the defective product. If our pharmaceutical products injure a patient, for example, and if the patient claims damages from the medical institution, the medical institution is entitled to claim repayment from us. Pursuant to the PRC Tort Law, where a personal injury is caused by a tort, the tortfeasor shall compensate the victim for the reasonable costs and expenses for treatment and rehabilitation, as well as death compensation and funeral costs and expenses if it causes the death of the victim. There is no cap on monetary damages the plaintiffs may seek under the PRC Tort Law.

Regulation of Work Safety

On June 29, 2002, the Work Safety Law of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The Work Safety Law provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses, as adopted by the State Council on January 7, 2004 and effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals was promulgated by the State Council on January 26, 2002, and effective as of March 15, 2002. It sets forth general requirements for manufacturing and the storage of dangerous chemicals in China. The Regulations on the Safety Administration of Dangerous Chemicals requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the Regulations on the Safety Administration of Dangerous Chemicals, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of China’s State Administration of Foreign Exchange. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), Foreign Investment Entities may purchase foreign exchange without the approval of the State Administration of Foreign Exchange for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by the State Administration of Foreign Exchange, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign investment entities to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from the State Administration of Foreign Exchange.

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On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under that policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 21% appreciation of the Renminbi against the U.S. dollar between 2005 and 2008. However, the PRC government decided to repeg the Renminbi to U.S. Dollars in response to the financial crisis in 2008. On June 19, 2010, China ended the peg of Renminbi to the U.S. Dollar which allowed a greater flexibility of its exchange rate. There remains significant international pressure on the appreciation of the Renminbi against the U.S. Dollar. To the extent any of our future revenues are denominated in currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse effect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, the State Administration of Foreign Exchange issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or the State Administration of Foreign Exchange Notice 75, which became effective as of November 1, 2005, and was further supplemented by three implementation notices issued by the State Administration of Foreign Exchange on November 24, 2005 May 29, 2007 and May 20, 2011, respectively. On July 4th, 2014, SAFE amended it as Circular 37 (i.e., SAFE Circular on Issues Relating to the Administration of Foreign Exchange in Offshore Investment and Financing and Round-trip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies issued by SAFE on July 4, 2014). The State Administration of Foreign Exchange Circular states that PRC residents, whether natural or legal persons, must register with the relevant local State Administration of Foreign Exchange branch prior to establishing or taking control of an offshore entity established for the purpose of overseas equity financing involving onshore assets or equity interests held by them. The term “PRC legal person residents” as used in the State Administration of Foreign Exchange Circular 37 refers to those entities with legal person status or other economic organizations established within the territory of the PRC. The term “PRC natural person residents” as used in the State Administration of Foreign Exchange Circular 37 includes all PRC citizens and all other natural persons, including foreigners, who habitually reside in the PRC for economic benefit.

PRC residents are required to complete amended registrations with the local State Administration of Foreign Exchange branch upon: (i) injection of equity interests or assets of an onshore enterprise to the offshore entity, or (ii) subsequent overseas equity financing by such offshore entity. PRC residents are also required to complete amended registrations or filing with the local State Administration of Foreign Exchange branch within 30 days of any material change in the his shareholding or capital of the offshore entity, such as changes in share capital, share transfers and long-term equity or debt investments and merger and split activities.

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Regulation on Dividend Distributions

Our PRC subsidiaries are wholly foreign-owned and joint venture enterprises under the PRC law. The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include:

•	Corporate Law (1993), as amended in 2005 and 2013;

•	The Wholly Foreign-Owned Enterprise Law (1986), as amended in 2000;

•	The Wholly Foreign-Owned Enterprise Law Implementation Regulations (1990), as amended in 2001; and

•	The Enterprise Income Tax Law (2007) and its Implementation Regulations (2007).

Under these regulations, wholly foreign-owned and joint venture enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, an enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. The board of directors of a wholly foreign-owned enterprise has the discretion to allocate a portion of its after-tax profits to its employee welfare and bonus funds. These reserve funds, however, may not be distributed as cash dividends.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law, and on December 6, 2007, the State Council issued the Implementation Regulations on the Enterprise Income Tax Law, both of which became effective on January 1, 2008. Under this law and its implementation regulations, dividends payable by a foreign-invested enterprise in the PRC to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a lower withholding tax rate. See “Taxation.”

M&A Rules and Regulation on Overseas Listings

On August 8, 2006, six PRC regulatory agencies, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the SAFE, jointly adopted the Regulation on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006. The M&A Rules purport, among other things, to require that offshore SPVs that are controlled by PRC companies or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC companies or individuals, obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC published a notice on its official website specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings.

While the application of the M&A Rules remains unclear, our PRC counsel have advised us that, based on their understanding of the current PRC laws and regulations as well as the notice announced on September 21, 2006:

•	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings such as our offering are subject to the CSRC approval procedures under the M&A Rules;

•	despite the lack of any definitive rule or interpretation from CSRC, the main purpose of the M&A rule is for national security and national industrial policy and so far none of the Chinese companies that have completed their public listing in the U.S. have obtained such approval; and

•	our Delaware company is not controlled by a Chinese citizen. Accordingly, although the purpose of Delaware incorporation is for overseas listing, the M&A rule should not apply to us.

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Our PRC counsel also advises us, however, that there is still uncertainty as to how the M&A Rules will be interpreted and implemented. If the CSRC or other PRC regulatory agencies, subsequently determine that CSRC approval was required for this offering, we may need to apply for remedial approval from the CSRC and we may be subject to penalties and administrative sanctions administered by these regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of shares of our common stock. Consequently, even though our PRC counsel believes the probability for the aforementioned actions is small, if you engage in market trading or other activities in anticipation of, and prior to, settlement and delivery, you do so at the risk settlement and delivery may not occur.

In addition, if the CSRC later requires that we obtain its approval for this offering, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding the CSRC approval requirements could have a material adverse effect on the trading price of our common stock.

Restriction on Foreign Ownership

The Foreign Investment Industrial Catalogue jointly issued by the Ministry of Commerce for the People’s Republic of China and the National Development and Reform Commission in 2011 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With regard to those industries/business restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The decoction business conducted by Ankang Longevity Group falls under the industry categories that are prohibited from foreign investment and thus is subject to limitation on foreign investment and ownership. None of the other business activities conducted by us fall under industry categories that are restricted to, or prohibited from foreign investment.

Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to Their PRC Subsidiaries

An offshore company may invest equity in a PRC company, which will become the PRC subsidiary of the offshore holding company after investment. Such equity investment is subject to a series of laws and regulations generally applicable to any foreign-invested enterprise in China, which include the Wholly Foreign Owned Enterprise Law, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, all as amended from time to time, and their respective implementing rules; the Tentative Provisions on the Foreign Exchange Registration Administration of Foreign-Invested Enterprise; and the Notice on Certain Matters Relating to the Change of Registered Capital of Foreign-Invested Enterprises.

Under the aforesaid laws and regulations, the increase of the registered capital of a foreign-invested enterprise is subject to the prior approval by the original approval authority of its establishment. In addition, the increase of registered capital and total investment amount shall both be registered with the State Administration for Industry and Commerce (“SAIC”) and SAFE.

Shareholder loans made by offshore parent holding companies to their PRC subsidiaries are regarded as foreign debts in China for regulatory purposes, which debts are subject to a number of PRC laws and regulations, including the PRC Foreign Exchange Administration Regulations, the Interim Measures on Administration on Foreign Debts, the Tentative Provisions on the Statistics Monitoring of Foreign Debts and its implementation rules, and the Administration Rules on the Settlement, Sale and Payment of Foreign Exchange.

Under these regulations, the shareholder loans made by offshore parent holding companies to their PRC subsidiaries shall be registered with SAFE. Furthermore, the total amount of foreign debts that can be incurred by such PRC subsidiaries, including any shareholder loans, shall not exceed the difference between the total investment amount and the registered capital amount of the PRC subsidiaries, both of which are subject to governmental approval.

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Regulations on Trademarks

Trademarks are protected by the PRC Trademark Law adopted in 1982, as subsequently amended, as well as the Implementation Regulations of the PRC Trademark Law adopted by the State Council in 2002 and 2013. The Trademark Office under the SAIC handles trademark registrations. Trademarks can be registered for a term of ten years and can be extended for another ten years if requested upon expiration of the first or any renewed ten-year term. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration application has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same type of or similar commodities or services, the application for such trademark registration may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such other party’s use. Trademark license agreements must be filed with the Trademark Office or its regional offices.

Regulations on Patents

The PRC Patent Law provides for patentable inventions, utility models and designs, which must meet three conditions: novelty, inventiveness and practical applicability. The State Intellectual Property Office is responsible for examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. Presently the company has obtained a patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method (patent number: 201110429362.9), which patent is a critical patent used for our high-pressure steam degumming process project. The company also obtained the patents listed below in the People’s Republic of China, which patents have been suspended due to unintentional late payment of annual dues. The company is in the process of reinstating such suspended patents.

•	Luobuma fiber blending method (patent number: ZL 941120295)
•	Luobuma four-season mat (patent number: ZL 2004 2 0029462.8)
•	Far-infrared ceramic material (patent number: ZL 981261701)
•	Luobuma cotton terry blanket (patent number: ZL 2004 2 0029465.1)
•	40* fine Luobuma cloth (patent number: ZL 023381736)
•	Luobuma far-infrared healthcare socks with mineral Chinese medicine (patent number: ZL 2004 2 0029463.2)
•	Luobuma cushion with magnetic therapy (patent number: ZL 2004 2 0028883.9)
•	Heart-protecting card (patent number: ZL 2004 2 0028885.8)

PRC Enterprise Income Tax Law and Individual Income Tax Law

Under the Enterprise Income Tax Law or EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementation rules of the EIT Law define “de facto management body” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

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The SAT Circular 82 issued by the SAT in April 2009 provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore incorporated enterprise is located in China. Pursuant to the SAT Circular 82, a PRC-controlled offshore incorporated enterprise has its “de facto management body” in China only if all of the following conditions are met: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. The SAT Bulletin 45, in effect from September 2011, provides more guidance on the implementation of the SAT Circular 82 and provides for procedures and administration details on determining resident status and administration on post-determination matters. Although the SAT Circular 82 and the SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth there may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or PRC enterprise groups or by PRC or foreign individuals.

Due to the lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. We may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders, and would have a material adverse effect on our results of operations and the value of your investment.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles.

Employment Laws

In accordance with the PRC National Labor Law, which became effective in January 1995, and the PRC Labor Contract Law, which became effective in January 2008, as amended subsequently in 2012, employers must execute written labor contracts with full-time employees in order to establish an employment relationship. All employers must compensate their employees equal to at least the local minimum wage standards. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. In addition, employers in China are obliged to pay contributions to the social insurance plan and the housing fund plan for employees.

We have not entered into employment agreements with any of our executive officers. We have contributed to the basic and minimum social insurance plan. While we believe we have made adequate provision of such outstanding amounts of contributions to such plans in our audited financial statements, any failure to make sufficient payments to such plans would be in violation of applicable PRC laws and regulations and, if we are found to be in violation of such laws and regulations, we could be required to make up the contributions for such plans as well as to pay late fees and fines.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

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The Regulations on the Administration of Construction Projects Environmental Protection, as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the Regulations on the Administration of Construction Projects Environmental Protection, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environment protection authorities upon completion of a construction project.

Administrative Offices

The Company currently maintains offices at Room 3106, Building B, 39 East 3rd Ring Middle Road, Chaoyang District, Beijing, P.R. China, 100022, telephone number 86 105869-3011. These offices are owned by Tenet-Jove.

Employees

As of February 27, 2015, we employed total of 385 full-time and no part-time employees in the following functions.

	Number of Employees
Department	Feb. 27, 2015	June 30, 2014	June 30, 2013	June 30, 2012
Senior Management	28	28	26	26
Human Resource & Administration	23	22	15	16
Finance	34	32	22	22
Research & Development	15	15	12	9
Production & Procurement	142	140	146	143
Sales & Marketing	143	140	161	151
Total	385	377	383	367

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages.

The Company plans to hire additional employees as required. Its management and employees enjoy both compensation and welfare benefits pursuant to Chinese laws. We are required under PRC law to make contributions to employee benefit plans at specified percentages of our after-tax profit. In addition, we are required by PRC law to cover employees in China with various types of social insurance. In 2014 and 2013, we contributed approximately $108,512 and $106,307, respectively, to employee social insurance. The effect on our liquidity by the payments for these contributions is immaterial. We believe that we are in material compliance with the relevant PRC employment laws.

Legal Proceedings

There are no material legal proceedings, regulatory inquiries or investigations pending or threatened against us.

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Use of Proceeds

After deducting offering expenses payable by us, we expect to receive net proceeds of approximately $7,100,000 from this offering if the minimum offering is sold and approximately $9,100,000 if the maximum offering is sold. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the funds in China until remittance is completed. See “Risk Factors –We must remit the offering proceeds to China before they may be used to benefit our business in China, and this process may take several of months to complete.”

Assuming completion of a minimum offering, we intend to use the net proceeds of this offering as follows after we complete the remittance process, and we have ordered the specific uses of proceeds in order of priority. We expect to devote any funds raised over the minimum offering amount to our high-pressure steam explosion degumming process project. Thus, if we sell the maximum number of shares offered in this offering, we expect that an additional $2,000,000 would be devoted to the high-pressure steam explosion degumming process project and would decrease any planned debt financing for such project. Regardless of whether we raise the minimum or maximum offering amount, the Company may require bank debt to finance procurement of the land-use rights needed for such project. Based on the management estimation, the land value could support a bank loan of approximately RMB30 million, or approximately $4.9 million.

Description of Use	Percentage of Net Proceeds	Amount if Minimum Shares Sold	Amount if Maximum Shares Sold
Expansion of High-Pressure Steam Degumming Process Project	45%	$3,195,000	$5,195,000
Development of Ziyang County, China Chinese herbal medicine farm and processing plants	15%	$1,065,000	$1,065,000
Development of e-commerce platform	20%	$1,420,000	$1,420,000
Personnel expenses, Sarbanes-Oxley compliance	5%	$355,000	$355,000
Working capital	15%	$1,065,000	$1,065,000
Total	100%	$7,100,000	$9,100,000

Pending use of the net proceeds, we intend to invest our net proceeds in short-term, interest bearing, investment-grade obligations. These investments may have a material adverse effect on the U.S. federal income tax consequences of an investment in our shares of common stock. It is possible that we may become a passive foreign investment company for U.S. federal income taxpayers, which could result in negative tax consequences to you. These consequences are discussed in more detail in “Taxation.”

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Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the Board of Directors may deem relevant. Furthermore, our ability to pay dividends is limited by the Delaware General Corporation Law, which provides that a corporation may only pay dividends out of existing “surplus,” which is defined as the amount by which a corporation’s net assets exceeds its stated capital.

During the current fiscal year and the two most recent completed fiscal years, we did not declare or pay any cash dividends on our shares of common stock, and we do not expect to pay cash dividends in the foreseeable future. If we determine to pay dividends on any of our common stock in the future, as a holding company, we will be dependent principally on receipt of funds from our operating subsidiaries. Current PRC regulations permit our PRC subsidiaries to pay dividends to Shineco only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

In addition, pursuant to the EIT Law and its implementation rules, dividends generated after January 1, 2008 and distributed to us by our PRC subsidiaries are subject to withholding tax at a rate of 10% unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations in China may be used to pay dividends to our company.

Exchange Rate Information

Our financial information is presented in U.S. dollars. Our functional currency is Renminbi (“RMB”), the currency of the PRC. Transactions which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People’s Bank of China at the dates of the transactions. Exchange gains and losses resulting from transactions denominated in a currency other than the RMB are included in statements of operations as foreign currency transaction gains or losses. Our financial statements have been translated into U.S. dollars in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 52, “Foreign Currency Translation”, which was subsequently codified within ASC 830, “Foreign Currency Matters”. The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income (loss) in shareholders’ equity. The relevant exchange rates are listed below:

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	December 31, 2014		June 30, 2014		June 30, 2013
US$:RMB exchange rate	Period End	$0.1627	Period End	$0.1625	Period End	$0.1616
	Average	$0.1626	Average	$0.1628	Average	$0.1592

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. We do not currently engage in currency hedging transactions.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated (www.oanda.com).

	Midpoint of Buy and Sell Prices for U.S. Dollar per RMB
Period	Period-End	Average	High	Low
2009	6.8272	6.8310	6.8483	6.8130
2010	6.6018	6.7696	6.8344	6.6018
2011	6.3585	6.4640	6.6357	6.3318
2012	6.3086	6.3116	6.3862	6.2289
2013	6.1122	6.1943	6.3090	6.1084
2014
July	6.1667	6.1687	6.2080	6.1527
August	6.1434	6.1591	6.1716	6.1434
September	6.1547	6.1517	6.1649	6.1377
October	6.1348	6.1403	6.1543	6.1235
November	6.1343	6.1412	6.1467	6.1319
December	6.1460	6.1353	6.1464	6.1217
2015
January	6.1598	6.1382	6.1599	6.1172
February	6.1602	6.1512	6.1732	6.1398
March (through March 12)	6.1627	6.1596	6.1646	6.1528

Over the past several years, the Renminbi has moved from a period of being tightly linked to the US dollar, to a period of revaluation and strengthening against the dollar and into the current period of more moderate strengthening against the dollar.

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53

Strength of U.S. Dollar against Renminbi

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Capitalization

The following table sets forth our capitalization as of December 31, 2014 on a pro forma as adjusted basis giving effect to the sale of the minimum and maximum offering at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting the estimated placement fees.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds” and “Description of Capital Stock.”

Maximum Offering (2,000,000 Shares of common stock)
U.S. Dollars
December 31, 2014

	As Reported	Pro Forma Adjusted for IPO(1)
Shares of common stock
Shares	19,320,882	21,320,882
Amount	$19,321	$21,321
Additional Paid-In Capital	$17,344,466	$26,642,466	(2)
Statutory Reserves	$2,245,506	$2,245,506
Retained Earnings	$20,879,718	$20,879,718
Accumulated Other Comprehensive Income	$1,783,741	$1,783,741
Total	$42,272,752	$51,572,752

Minimum Offering (1,600,000 Shares of common stock)
U.S. Dollars
December 31, 2014

	As Reported(1)	Pro Forma Adjusted for IPO(2)
Shares of common stock
Shares	19,320,882	20,920,882
Amount	$19,321	$20,921
Additional Paid-In Capital	$17,344,466	$24,782,866	(2)
Statutory Reserves	$2,245,506	$2,245,506
Retained Earnings	$20,879,718	$20,879,718
Accumulated Other Comprehensive Income	$1,783,741	$1,783,741
Total	$42,272,752	$49,772,752

(1)	Gives effect (i) to the sale of the minimum offering and the maximum offering, as applicable, at an assumed public offering price of $5.00 per share and to reflect the application of the proceeds after deducting our estimated offering expenses.
(2)

Pro forma adjusted for IPO additional paid in capital reflects the net proceeds we expect to receive, after deducting placement discount, placement agent expense allowance and other expenses. In a maximum offering, we expect to receive net proceeds of approximately $8,460,000 ($10,000,000 offering, less placement commission of $600,000, investment banking fee of $100,000 and offering expenses of $800,000). In a minimum offering, we expect to receive net proceeds of approximately $6,460,000 ($8,000,000 offering, less placement commission of $480,000, investment banking fee of $100,000and offering expenses of $800,000).

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Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding shares of common stock. Our net tangible book value attributable to shareholders at December 31, 2014 was $42,272,752 or approximately $2.19 per share. Net tangible book value per share as of December 31, 2014 represents the amount of total assets less intangible assets and total liabilities, divided by the number of shares of common stock outstanding.

If the minimum offering is sold, we will have 20,920,882 shares of common stock outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2014, will be approximately $49,712,752 or $2.38 per share. This would result in dilution to investors in this offering of approximately $2.62 per share or approximately 52% from the assumed offering price of $5.00 per share. Net tangible book value per share of common stock would increase to the benefit of present shareholders by $0.19 per share attributable to the purchase of the shares of common stock by investors in this offering.

If the maximum offering is sold, we will have 21,320,882 shares of common stock outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2014, will be approximately $51,572,752 or $2.43 per share. This would result in dilution to investors in this offering of approximately $2.57 per share or approximately 51% from the assumed offering price of $5.00 per share. Net tangible book value per share would increase to the benefit of present shareholders by $0.24 per share attributable to the purchase of the shares of common stock by investors in this offering.

The following table sets forth the estimated net tangible book value per share of common stock after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering(1)	Maximum Offering(2)
Assumed offering price per share	$5.00	$5.00
Net tangible book value per share before the offering	$2.19	$2.19
Increase per share attributable to payments by new investors	$0.19	$0.24
Pro forma net tangible book value per share after the offering	$2.38	$2.43
Dilution per share to new investors	$2.62	$2.57

(1)	Assumes gross proceeds from offering of 1,600,000 shares of common stock.
(2)	Assumes gross proceeds from offering of 2,000,000 shares of common stock.

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Post-Offering Ownership

The following chart illustrates our pro forma proportionate ownership, upon completion of the offering under alternative minimum and maximum offering assumptions, by present shareholders and investors in this offering, compared to the relative amounts paid by each. The charts reflect payment by present shareholders as of the date the consideration was received and by investors in this offering at the offering price without deduction of commissions or expenses. The charts assume no changes in net tangible book value other than those resulting from the offering.

	Shares Purchased		Total Consideration		Average Price
	Amount	Percent	Amount	Percent	Per Share
MINIMUM OFFERING
Existing shareholders	19,320,882	92.4%	$29,092.634	78.4%	$1.51
New investors	1,600,000	7.6%	$8,000,000	21.6%	$5.00
Total	20,920,882	100.0%	$37,092,634	100.0%	$1.77

	Shares Purchased		Total Consideration		Average Price
	Amount	Percent	Amount	Percent	Per Share
MAXIMUM OFFERING
Existing shareholders	19,320,882	90.6%	$29,092,634	74.4%	$1.51
New investors	2,000,000	9.4%	$10,000,000	25.6%	$5.00
Total	21,320,882	100.0%	$39,092,634	100.0%	$1.83

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our audited historical consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Business Overview

Shineco was incorporated in the State of Delaware on August 20, 1997. On December 30, 2004, the Company acquired all of the issued and outstanding shares of Tenet-Jove, a PRC company, in exchange for our restricted shares of common stock, and our sole operating business became that of our subsidiary, Tenet-Jove. Tenet-Jove was incorporated on December 16, 2003 under the laws of China. On June 9, 2005, we changed its name to Shineco, Inc. Consequently, Tenet-Jove became our 100% owned subsidiary and was officially granted the status of a Wholly Foreign-Owned Entity (“WFOE”) by Chinese authorities on July 14, 2006. This transaction was accounted for as a recapitalization. Tenet-Jove owns a 90% interest of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

On December 31, 2008, June 11, 2011 and May 24, 2012, respectively, Tenet-Jove entered into a series of contractual agreements with the owner of Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), each of Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”) and Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng”). On February 24, 2014, Tenet-Jove also subsequently entered into the same series of contractual agreements with Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd (“Shineco Zhisheng Bio-tech”), which is a new company incorporated in 2014. Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, Qingdao Zhihesheng as well as Shineco Zhisheng Bio-tech are collectively referred to herein as “Zhisheng Group.” These agreements include an Executive Business Cooperation Agreement; Timely Reporting Agreement; Equity Interest Pledge Agreement and Executive Option Agreement.

Pursuant to these agreements, Tenet-Jove has the exclusive right to provide to Zhisheng Group and Ankang Longevity Group consulting services related to business operation and management. All these contractual agreements obligate Tenet-Jove to absorb a majority of the risk of loss from Zhisheng Group and Ankang Longevity Group’s activities and entitle Tenet-Jove to receive a majority of their residual returns. In essence, Tenet-Jove has gained effective control over Zhisheng Group and Ankang Longevity Group. Based on these contractual arrangements, we believe that Zhisheng Group and Ankang Longevity should be considered as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of these entities are consolidated with those of Tenet-Jove. We carry out all of our business in China through our PRC subsidiaries, VIE and VIE’s subsidiaries. Currently, we operate three main business segments: (i) Tenet-Jove is engaged in manufacturing and selling of Luobuma and related products, also known in Chinese as “Luobuma”, including therapeutic clothing and textile products made from Luobuma; (ii) Zhisheng Group is engaged in the business of planting, processing and distributing of green agricultural produce as well as providing domestic and international logistic services for agricultural products (“Agricultural Products”); (iii) Ankang Longevity develops and manufactures traditional Chinese herbal medicinal products as well as other retail pharmaceutical products. These different business activities and products can potentially be integrated and benefit from one and other.

Factors Affecting Financial Performance

We believe that the following factors will affect our financial performance:

Increasing demand for our products - The increasing demand for our Luobuma therapeutic products, our Chinese herbal medicinal products and our agricultural products, will have a positive impact on our financial position. We plan to develop new products and expand our distribution network as well as to grow our business through possible mergers and acquisitions of similar or synergetic businesses, all aimed at increasing awareness of our brand, developing customer loyalty, meeting customer demands in various markets and providing solid foundations for our continuous growth. We do not currently have any agreements, undertakings or understandings to acquire any such entity.

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Expansion of our sources of supply, production capacity and sales network- To meet the increasing demand for our products, we need to expand our sources of supply and production capacity. We plan to make capital improvements in our existing production facilities, which would improve both their efficiency and capacity. In the short-run, we intend to increase our investment in our reliable supply network, personnel training, information technology applications and logistic system upgrades. We also participated in two non-equity investment opportunities through a VIE, both of which are expected to provide us with new network and platforms.

Maintaining effective control of our costs and expenses -Successful cost control depends upon our ability to obtain and maintain adequate material supplies as required by our operations at competitive prices. We will focus on improving our long-term cost control strategies including establishing long-term alliances with certain suppliers to ensure adequate supply is maintained. We will carry forward the economies of scale and advantages from our nationwide distribution network and diversified offerings. Moreover, we will step up our efforts in higher value added products of Luobuma by using an exclusive and patented technology, to optimize quality management, procurement processes and cost control, and give full play to the strong production capacity and trustworthy sales teams to maximize our profit and bring better long-term return for our shareholders.

Economic and Political Risks

Our operations are conducted primarily in the PRC. Accordingly, our business, financial conditions and results may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

Our operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks with, among others, the political, economic and legal environment and foreign currency exchange. Our Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions, remittances abroad, and rates and methods of taxation, among other things.

Recent Developments

During 2014, the Company, through one of its VIEs, Ankang Longevity Group, entered into an agreement (“Agreement”) with an unrelated third party, Shaanxi Xunyang Hongye Real Estate Co., Ltd., to jointly invest a total of RMB 60.0 million (approximately $9.7 million) to build a site for planned Chinese herbal medicine exchange market (the “Exchange”) in Ankang City, China. The Exchange intends to provide services to Chinese herbal medicine traders and wholesalers by incorporating physical trading spaces, an online trading platform and logistic services into a “one-stop shop”. The Agreement calls for Ankang Longevity Group to contribute RMB 40.0 million (approximately $6.5 million), which, in return, will entitle Ankong Longevity Group to 60% ownership of the real estate properties that are being constructed. Xunyang Hongye is an experienced real estate developer that is contributing its expertise and license to develop this project. We do not have control over how this project is being constructed and operated. As of December 31, 2014, Ankang Longevity Group has paid the required investment in full and the construction of the building has not yet been completed.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the financial statements. Critical accounting policies are those accounting policies that may be material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and that have a material impact on financial condition or operating performance. While we base our estimates and judgments on our experience and on various other factors that we believe to be reasonable under the circumstances, actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies used in the preparation of our financial statements require significant judgments and estimates. For additional information relating to these and other accounting policies, see Note 2 to our consolidated financial statements included elsewhere in this Report.

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of VIEs, VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision-making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

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Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, intangible assets, the recoverability of long-lived assets and the valuation of accounts receivable, deferred tax assets, accrued expenses and taxes payable and inventories. Actual results could differ from those estimates

Inventories

Inventories, which are stated at the lower of cost or current market value, consisting of raw materials, work-in-progress, finished goods related to the Company’s products. Cost is determined using the first in first out (“FIFO”) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold. The Company periodically evaluates its inventory and records inventory reserve for certain inventories that may not be saleable.

Revenue Recognition

The Company recognizes revenue from sales of Luobuma products, Chinese medicinal herbal products and agricultural products, as well as providing logistic service and other processing service to external customers. The Company recognizes revenue under FASB Codification Topic 605 (ASC Topic 605). Pursuant to this guidance, revenue is recognized when all of the following have occurred: (i) there is persuasive evidence of an arrangement with a customer, (ii) delivery has occurred or services have been rendered, and (iii) the Company’s collection of such fees is reasonable assured. These criteria, as related to the Company’s revenue, are considered to have been met as follows:

Sales of products: the Company recognizes revenue on sale of products when the goods are delivered and title to the goods passes to the customer provided that there are no uncertainties regarding customer acceptance; persuasive evidence of the an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

Revenue from the Rendering of Services: Revenue from international freight forwarding, domestic air and overland freight forwarding services are recognized upon performance of services as stipulated in the underlying contract or when commodities are being released from the customer’s warehouse.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

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Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of accounts receivable, other current assets and prepaid expenses, short term loans, other payables and accrued expenses approximate their fair values because of the short-term nature of these instruments. The fair values of investments in unconsolidated entities are estimated based on valuation techniques using the best information available, including market comparables (Level 2 inputs) and discounted cash flow projections using investment income (Level 3 inputs). The fair values of such investments exceed their carrying amounts.

Equity Investment

An investment in which the Company has the ability to exercise significant influence, but does not have a controlling interest, is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

Results of Operations for the Six Months Ended December 31, 2014 and 2013

Overview

The following table summarizes our results of operations for the six months ended December 31, 2014 and 2013.

	Six Months Ended December 31,		Variance
	2014	2013	Amount	%
Revenue	$17,620,349	$16,503,784	$1,116,565	6.77%
Cost of revenue	11,661,819	11,263,598	398,221	3.54%
Gross profit	5,958,530	5,240,186	718,344	13.71%
General and administrative expense	1,055,996	766,857	289,139	37.70%
Selling and distribution expense	735,058	344,174	390,884	113.57%
Income from operations	4,167,476	4,129,155	38,321	0.93%
Income from equity method investments	994,501	239,424	755,077	315%
Other income (loss)	(1,064)	80,117	(81,181)	(101.33)%
Interest income (expense)	24,554	(142,688)	167,242	(117.21)%
Income before income taxes	5,185,467	4,306,008	879,459	20.42%
Income tax expenses	632,792	383,006	249,786	65.22%
Net income	$4,552,675	$3,923,002	$629,673	16.05%
Comprehensive income	$4,596,141	$4,356,256	$239,885	5.51%

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Revenue

Currently, we have three types of revenue streams deriving from our three major business segments: First, developing, manufacturing and distributing of specialized fabrics, textiles and other by-products derived from an indigenous Chinese plant Apocynum Venetum, known in Chinese as “Luobuma” or “Bluish Dogbane.” This segment is channeled through our directly owned subsidiary, Tenet-Jove. Second, processing and distributing of traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted by our Ankang Longevity Group VIEs. And third, planting, processing and distributing of green and organic agricultural produce as well as growing and cultivation of yew trees. This segment is conducted through our VIEs, Beijing Shineco Zhisheng Bio-tech and Zhisheng Group.

The following table sets forth the breakdown of our revenue for the six months ended December 31, 2014 and 2013, respectively:

	Six Months Ended December 31,				Variance
	2014	%	2013	%	Amount	%
Sales of Luobuma products	$1,502,465	8.53%	$1,058,402	6.41%	$444,063	41.96%
Sales of Chinese medicinal herbal products	7,057,616	40.05%	6,426,572	38.94%	631,044	9.82%
Sales of other agricultural products	9,060,268	51.42%	9,018,810	54.65%	41,458	0.46%
Total Amount	$17,620,349	100.00%	$16,503,784	100.00%	$1,116,565	6.77%

For the six months ended December 31, 2014 and 2013, revenue from sales of Luobuma products was $1,502,465 and $1,058,402 respectively, which represented an increase of $444,063 or 41.96%. The increase of revenue from this segment was primarily due to use of online marketing platform that we self-owned and operated on Alibaba and JD.com, which started from the first quarter of fiscal year 2014.

For the six months ended December 31, 2014 and 2013, revenue from sales of Chinese medicinal herbal products was $7,057,616 and $6,426,572, respectively, representing an increase of $631,044 or 9.82%. The increase was primarily due to more sales orders executed for the six months ended December 31, 2014.

For the six months ended December 31, 2014 and 2013, revenue from other agricultural products was $9,060,268 and $9,018,810, respectively, representing an increase of $41,458 or 0.46%. The increase was primarily due to decreasing sales of agricultural products provided from Zhisheng Group for the six months ended December 31, 2014, however, partially offset by increased sale of yew trees. The decreasing green vegetable and fruit sales were largely affected by a strategic shift from fruits and vegetables sales to sales of yew trees and general economic slow-down. We anticipate fruits and vegetables sales will continue to decline. Meanwhile, we have been shifting our focus to plant and grow more yew trees since November 2013, which have higher margin and less competition than other products in this segment.

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Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended December 31, 2014 and 2013, respectively:

	Six Months Ended December 31,				Variance
	2014	%	2013	%	Amount	%
Sales of Luobuma products	$501,468	4.31%	$413,099	3.68%	$88,369	21.39%
Sales of Chinese medicinal herbal products	5,354,074	46.05%	4,858,997	43.33%	495,077	10.19%
Sales of other agricultural products	5,771,354	49.64%	5,941,705	52.99%	(170,351)	(2.87)%
Total Amount	$11,626,896	100.00%	$11,213,801	100.00%	$413,095	3.68%

For the six months ended December 31, 2014 and 2013, cost of revenue from sales of our Luobuma products were $501,468 and $413,099, respectively, representing an increase of $88,369 or 21.39%. The percentage of the increase in cost of revenue was lower than sales during this period, primarily due to increased percentage of higher-margin products.

For the six months ended December 31, 2014 and 2013, cost of revenue from sales of Chinese medicinal herbal products were $5,354,074 and $4,858,997, respectively, representing an increase of $495,077 or 10.19%. The percentage of the increase in costs is proportional to the percentage of the increase in sales due to the stable gross margin of our Chinese medicine herbal products.

For the six months ended December 31, 2014 and 2013, cost of revenue from sales of other agricultural products was $5,771,354 and $5,941,705, respectively, representing a decrease of $170,351 or 2.87%. The percentage (2.87%) of the decrease in cost of revenue as compared to the percentage 0.46% of the increase in revenue is mainly because the costs of planting and growing yew trees are relatively cheaper with an increasingly larger planting area.

Gross Profit

The following table sets forth the breakdown of our gross profit for the six months ended December 31, 2014 and 2013, respectively:

	Six Months Ended December 31,				Variance
	2014	%	2013	%	Amount	%
Sales of Luobuma products	$995,946	16.71%	$637,685	12.17%	$358,261	56.18%
Sales of Chinese medicinal herbal products	1,673,684	28.09%	1,525,396	29.11%	148,288	9.72%
Sales of other agricultural products	3,288,900	55.20%	3,077,105	58.72%	211,795	6.88%
Total Amount	$5,958,530	100.00%	$5,240,186	100.00%	$718,344	13.71%

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Gross profit from Luobuma product sales increased by $358,261 for the six months ended December 31, 2014 as compared to the same period of 2013. The increase was primarily due to increase in sales volume resulting from the sales expansion from our self-operated online marketing sales platform on Alibaba and JD.com since the first quarter of fiscal year 2014. We expect a higher profit in this segment in the future with rapid sales on the online sales platform, and with the cost percentage lower with the new technology being brought into use to our products.

Gross profit from sales of Chinese herbal products increased by $148,288 for the six months ended December 31, 2014 as compared to the same period of 2013. As mentioned above, the increase was primarily due to more sales orders executed for the six months ended December 31, 2014.

Gross profit from sales of other agricultural products increased by $211,795 or 6.88% for the six months ended December 31, 2014 as compared to the same period of 2013.The comparatively bigger percentage of increase in gross profit was due to our increasing sales of yew trees, which has a much higher profit margin than our traditional vegetable and fruit products.

Expenses

The following table sets forth the breakdown of our operating expenses for the six months ended December 31, 2014 and 2013, respectively:

	Six Months Ended December 31,				Variance
	2014	%	2013	%	Amount	%
General and administrative expenses	$1,055,996	58.96%	$766,857	69.02%	$289,139	37.70%
Selling and distribution expense	735,058	41.04%	344,174	30.98%	390,884	113.57%
Total Amount	$1,791,054	100.00%	$1,111,031	100.00%	$680,023	61.21%

General and Administrative Expenses

For the six months ended December 31, 2014, our general and administrative expenses were $1,055,996, representing an increase of $289,139, as compared to the same period of 2013. The increase was primarily attributable to the operation of Shineco Zhisheng Bio-tech incorporated in February, 2014, and rental occurred in Chinese medicinal herbal products segment in 2014. In addition, salary expense also increased due to higher pay rates to our employees as well as additional employees hired in both Luobuma and other agricultural products segments.

Selling and Distribution Expense

For the six months ended December 31, 2014, our selling and distribution expenses were $735,058, representing an increase of $390,884 or 113.57% as compared to the same period of 2013. The increase was primarily due to sales promotion expense since the foundation of electronic commerce department of Tenet-Jove in February 2014. The new department was mainly responsible for product promotion and sales on the platform such as Alibaba and JD.com. In addition, salary expense also increased due to more staff recruited in the electronic commerce department.

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Income from Equity Method Investments

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), a Chinese state-owned pharmaceutical enterprise to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence, but not control of these two entities. Accordingly, we recorded a net investment income of $344,101 and $239,424 from these equity method investments for the six months ended December 31, 2014 and 2013, respectively.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group. According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the six months ended December 31, 2014, a total of $650,400 was recognized by Ankang Longevity Group from this supplemental agreement, compared to zero in the same period as of December 31, 2013 when the joint venture did not substantially operate.

Interest Expense

For the six months ended December 31, 2014, our interest income was $24,554, representing a $167,242 increase as compared to the same period of 2013. The increase in interest income was attributable to accrued interest income for $488,100 (RMB 3,000,000) of loan to third parties due within one year with 4.17% interest rate per month.

Income Tax Expenses

For the six months ended December 31, 2014 and 2013, our income tax expenses increased by 65.22% from $383,006 for the six months ended December 31, 2013 to $632,792 for the six months ended December 31, 2014. The increase in income tax expense was primarily due to increased taxable income for the period indicated.

Net Income

Our net income increased by $629,673 or 16.05% for the six months ended December 31, 2014 as compared to the same period of 2013. The increase in our net income was primarily a result of income from equity method investments and, to a lesser extent, an increase in interest income.

Liquidity and Capital Resources

We finance our business operations primarily through cash provided by operating activities, shareholder contributions and bank loans. Our current cash primarily consist of cash on hand, which are unrestricted as to withdrawal and use and are deposited with banks in China.

As of December 31, 2014 and June 30, 2014, we possessed cash of $8,680,618 and $3,089,845, respectively, consisting primarily of cash on hand. Management believes that our current cash, cash flows provided by operating activities and access to loans will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk.

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Treasury Policies

We have established treasury policies with the objectives of achieving effective control of treasury operations and of lowering cost of funds. Therefore, funding for all operations and foreign exchange exposure have been centrally reviewed and monitored from the top level. To manage our exposure to fluctuations in exchange rates and interest rates on specific transactions and foreign currency borrowings, currency structured instruments and other appropriate financial instruments will be used to hedge material exposure, if any.

It is our policy to preclude from entering into any derivative contracts purely for speculative activities. The treasury policies are aimed to:

(a) Minimize interest risk

This is accomplished by loan re-financing and negotiation. We will continue to closely monitor the total loan portfolio and compares the loan margin spread under its existing agreements against the current borrowing interest rates under different currencies and new offers from banks.

(b) Minimize currency risk

In view of the current volatile currency market, we will closely monitor the foreign currency borrowings at company level. As at December 31, 2014 and June 30, 2014, we do not engage in any foreign currency borrowings or loan contracts.

Working Capital

The following table provides the information about our working capital at December 31, 2014 and June 30, 2014.

	December 31, 2014	June 30, 2014

Current Assets	$25,098,036	$19,003,452
Current Liabilities	5,114,822	3,759,066
Working Capital	$19,983,214	$15,244,386

The working capital increased by $4,738,828 from June 30, 2014 to December 31, 2014, primarily as a result of the Company’s operations during the six months ended December 31, 2014 and increase in cash due to proceeds from convertible notes. We believe that we currently have sufficient working capital to run our business.

As of December 31, 2014 and June 30, 2014, other major components of our working capital included inventory, accounts receivable, and accounts receivable from related party. Our inventory balance increased by 22.91% to $6,762,187 as at December 31, 2014 from $5,501,601 as at June 30, 2014, which was mainly due to the increase in stockpile of medicinal and Chinese traditional herbal inventory. The average inventory turnover days of finished goods in our industry ranges from 40 days to 60 days. Our inventory turnover days for raw materials and finished goods were in the industry average, because we tried to manage and control our inventory stockpile. Our inventory turnover days for raw materials and finished goods were only approximately 12.3 days and 22.1 days respectively in 2014, as compared to 18.0 days and 31.3 days respectively in 2013.

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The accounts receivable, including accounts receivable from unconsolidated entities, as at December 31, 2014 were $5,254,700, increased by approximately 103% from $2,592,000 as at June 30 2014, mainly due to increased sales of yew trees and increase in the profit distribution due from Shaanxi Pharmaceutical Group of An'kang Longevity Medicine. The turnover days of trade receivables were 39.5 days for the six months ended December 31, 2014, compared to 10.7 days in the corresponding period last year, comparing to the average turnover days of accounts receivable in our industry of approximately 40 days. As of December 31, 2014, about 97% of our outstanding account receivables were aged within 30 days, which was in compliance with our credit terms.

The balance of due from related parties decreased by approximately $0.79 million, from $1.36 million as of June 30, 2014 to $0.56 million as of December 31, 2014. The Company received repayment of approximately $0.79 million during the six months ended December 31, 2014.

Loans to third parties were $2,142,047 as of December 31, 2014, decreased by 3.79% from $2,226,351 as at June 30, 2014. The decrease was mainly due to repayment of loans made by debtors of Qingdao Zhihesheng and Tenet-Jove for the six months ended December 31, 2014.

Capital Commitments and Contingencies

Capital commitments refer to the allocation of funds for a possible liability in the near future arising out of capital expenditure. Contingency refers to a condition that arises from past transactions or events, the outcome of which will be confirmed only by the occurrence or non-occurrence of uncertain futures events.

As of December 31, 2014 and June 30, 2014, we had no material capital commitment or contingent liabilities.

Cash Flows

The following table provides detailed information about our net cash flows for the six months ended December 31, 2014 and 2013.

	For the six months ended December 31,
	2014	2013

Net cash provided by operating activities	$4,576,688	$2,619,382
Net cash provided by (used in) investing activities	85,885	(2,400,197)
Net cash provided by financing activities	927,633	1,052,870
Effect of exchange rate changes on cash	567	(13,211)
Net increase in cash	5,590,773	1,258,844
Cash, beginning of period	3,089,845	1,964,652
Cash, end of period	$8,680,618	$3,223,496

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Operating Activities

For the six months ended December 31, 2014, net cash provided by operating activities amounted to $4,576,688, as opposed to net cash provided by operating activities of $2,619,382 for the same period of 2013. The change in cash provided by operating activities period over period is primarily attributable to:

1)	Collection of $2,550,507 from advances to suppliers for product prepayments
2)	Collection of $4,796,929 from related parties
3)	a decrease of $1,148,270 in prepaid leases.

However, partly offset by

1)	an increase of $3,663,694 in account receivable due to longer turnover days
2)	an increase of $2,642,449 from additional inventories purchased

Investing Activities

For the six months ended December 31, 2014, net cash received from investing activities amounted to $85,885, as compared to net cash used in investing activities of $2,400,197 for the same period of 2013. The decrease of $2,486,082 in net cash used in investing activities during the six months ended December 31, 2014 was mainly as a result of investment of Tiancang project in the total amount of $2,358,734 for the six months ended December 31, 2013.

Financing Activities

For the six months ended December 31, 2014, net cash provided by financing activities amounted to $927,633, as opposed to net cash provided by financing activities of $1,052,870 for the same period of 2013. The decrease of $125,237 in net cash provided by financing activities primarily due to $610,125 in proceeds received from new shareholders contribution for the six months ended December 31, 2013, while we do not have any equity financing for the six months ended December 31,2014.

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Results of Operations for the Years Ended June 30, 2014 and 2013

Overview

The following table summarizes our results of operations for the twelve months ended June 30, 2014 and 2013.

	Twelve Months Ended June 30,		Variance
	2014	2013	Amount	%
Revenue	$31,289,822	$34,783,840	$(3,494,018)	(10.04)%
Cost of revenue	21,697,073	25,370,726	(3,673,653)	(14.48)%
Gross profit	9,592,749	9,413,114	179,635	1.91%
General and administrative expense	1,637,801	1,189,459	448,342	37.69%
Selling and distribution expense	847,191	1,197,236	(350,045)	(29.24)%
Income from operations	7,107,757	7,026,419	81,338	1.16%
Income (loss) from equity method investments	1,823,187	(26,667)	1,849,854	(6936.87)%
Other income	181,279	90,056	91,223	101.30%
Interest expense	(133,413)	(261,843)	128,430	(49.05)%
Income before income taxes	8,978,810	6,827,965	2,150,845	31.50%
Income tax expenses	1,010,516	863,085	147,431	17.08%
Net income	$7,968,294	$5,964,880	$2,003,414	33.59%
Comprehensive income	$8,222,628	$6,418,935	$1,803,693	28.10%

Revenue

Currently, we have three types of revenue streams deriving from our three major business segments: First, developing, manufacturing and distributing of specialized fabrics, textiles and other by-products derived from an indigenous Chinese plant Apocynum Venetum, known in Chinese as “Luobuma” or “Bluish Dogbane.” This segment is channeled through our directly owned subsidiary, Tenet-Jove. Second, processing and distributing of traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted by our Ankang Longevity Group VIEs. And third, planting, processing and distributing of green and organic agricultural produce as well as growing and cultivation of yew trees. This segment is conducted through our VIEs, Beijing Shineco Zhisheng Bio-tech and Zhisheng Group.

The following table sets forth the breakdown of our revenue for the twelve months ended June 30, 2014 and 2013, respectively:

	Twelve Months Ended June 30,				Variance
	2014	%	2013	%	Amount	%
Sales of Luobuma products	$2,596,170	8.30%	$2,105,116	6.05%	$491,054	23.33%
Sales of Chinese medicinal herbal products	13,055,161	41.72%	16,027,424	46.08%	(2,972,263)	(18.54)%
Sales of other agricultural products	15,638,491	49.98%	16,651,300	47.87%	(1,012,809)	(6.08)%
Total Amount	$31,289,822	100.00%	$34,783,840	100.00%	$(3,494,018)	(10.04)%

For the twelve months ended June 30, 2014 and 2013, revenue from sales of Luobuma products was $2,596,170 and $2,105,116 respectively, which represented an increase of $491,054 or 23.33%. The increase of revenue from this segment was primarily due to use of online marketing platform that we self-owned and operated on Alibaba and JD.com , which started from the first quarter of fiscal year 2014.

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For the twelve months ended June 30, 2014 and 2013, revenue from sales of Chinese medicinal herbal products was $13,055,161 and $16,027,424, respectively, representing a decrease of $2,972,263 or 18.54%. The decrease was primarily due to our switch of focus from the operation of the wholesale and retail businesses of Ankang Longevity Industry and Ankang Longevity Chain to a joint venture pharmacy retail company called Shaanxi Pharmacy Sunsimiao Drugstores Ankang Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd. (“Shaanxi Longevity Pharmacy”) based on the two equity investment agreements entered into in September 2012. These two joint ventures were formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. We plan to focus our efforts on the joint ventures to access business opportunities by virtue of the collaboration with Shaanxi Pharmacy Holding Group. Both ventures began operations in May 2013. We only own a 49% equity stake in these joint ventures; thus, we used the equity method to recognize the net income of these joint ventures proportionally in the investment income, rather than consolidate the financial statements in fiscal year 2014, causing our sales to decrease compared to fiscal year 2013.

For the twelve months ended June 30, 2014 and 2013, revenue from other agricultural products was $15,638,491 and $16,651,300, respectively, representing a decrease of $1,012,809 or 6.08%. The decrease was primarily due to decreasing sales of agricultural products and less logistics services revenue provided from Zhisheng Group for the twelve months ended June 30, 2014, however, partially offset by increased sale of yew trees. The decreasing green vegetable and fruit sales were largely affected by a strategic shift from fruits and vegetables sales to sales of yew trees and general economic slow-down. We anticipate fruits and vegetables sales will continue to decline. Meanwhile, we have been shifting our focus to planting and growing more yew trees since November 2013, which have higher margin and less competition than other products in this segment. We expect that we will have more sales of yew trees in the upcoming year of 2015 because more trees will mature and become available for sale.

Cost of Revenue

The following table sets forth the breakdown of our cost of revenue for the twelve months ended June 30, 2014 and 2013, respectively:

	Twelve Months Ended June 30,				Variance
	2014	%	2013	%	Amount	%
Sales of Luobuma products	$1,065,209	4.91%	$907,877	3.58%	$157,332	17.33%
Sales of Chinese medicinal herbal products	10,283,103	47.39%	12,391,973	48.84%	(2,108,870)	(17.02)%
Sales of other agricultural products	10,348,761	47.70%	12,070,876	47.58%	(1,722,115)	(14.27)%
Total Amount	$21,697,073	100.00%	$25,370,726	100.00%	$(3,673,653)	(14.48)%

For the twelve months ended June 30, 2014 and 2013, cost of revenue from sales of our Luobuma products were $1,065,209 and $907,877, respectively, representing an increase of $157,332 or 17.33%. The percentage of the increase in cost of revenue was lower than sales during this period, primarily due to increased percentage of higher-margin products.

For the twelve months ended June 30, 2014 and 2013, cost of revenue from sales of Chinese medicinal herbal products were $10,283,103 and $12,391,973, respectively, representing a decrease of $2,108,870 or 17.02%. The percentage of the decrease in costs is proportional to the percentage of the decrease in sales due to the joint venture as discussed above.

For the twelve months ended June 30, 2014 and 2013, cost of revenue from sales of other agricultural products was $10,348,761 and $12,070,876, respectively, representing a decrease of $1,722,115 or 14.27%. The higher percentage (14.27%) of the decrease in cost of revenue as compared to the percentage (6.08%) of the decrease in revenue is mainly because the costs of planting and growing yew trees are relatively cheaper with an increasingly larger planting area.

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Gross Profit

The following table sets forth the breakdown of our gross profit for the twelve months ended June 30, 2014 and 2013, respectively:

	Twelve Months Ended June 30,				Variance
	2014	%	2013	%	Amount	%
Sales of Luobuma products	$1,530,961	15.96%	$1,197,239	12.72%	$333,722	27.87%
Sales of Chinese medicinal herbal products	2,772,058	28.90%	3,635,451	38.62%	(863,393)	(23.75)%
Sales of other agricultural products	5,289,730	55.14%	4,580,424	48.66%	709,306	15.49%
Total Amount	$9,592,749	100.00%	$9,413,114	100.00%	$179,635	0.02%

Gross profit from Luobuma product sales increased by $333,722 for the twelve months ended June 30, 2014 as compared to the same period of 2013. The increase was primarily due to increase in sales volume resulting from the sales expansion from our self-operated online marketing sales platform on Alibaba and JD.com since the first quarter of fiscal year 2014. We expect a higher profit in this segment in the future with rapid sales on the online sales platform, and with the cost percentage lower with the new technology being brought into use to our products.

Gross profit from sales of Chinese herbal products decreased by $863,393 for the twelve months ended June 30, 2014 as compared to the same period of 2013. As mentioned above, the decrease was primarily due to strategic transformation of Ankang Longevity Chain and Ankang Longevity Industry.

Gross profit from sales of other agricultural products increased by $709,306 or 15.49% for the twelve months ended June 30, 2014 as compared to the same period of 2013. The comparatively bigger percentage of increase in gross profit was due to our increasing sales of yew trees, which has a much higher profit margin than our traditional vegetable and fruit products.

Expenses

The following table sets forth the breakdown of our operating expenses for the twelve months ended June 30, 2014 and 2013, respectively:

	Twelve Months Ended June 30,				Variance
	2014	%	2013	%	Amount	%
General and administrative expenses	$1,637,801	65.91%	$1,189,459	49.84%	$448,342	37.69%
Selling and distribution expense	847,191	34.09%	1,197,236	50.16%	(350,045)	(29.24)%
Total Amount	$2,484,992	100.00%	$2,386,695	100.00%	$98,297	4.12%

General and Administrative Expenses

For the twelve months ended June 30, 2014, our general and administrative expenses were $1,637,801, representing an increase of $448,342, as compared to the same period of 2013. The increase was primarily attributable to the incorporation of Shineco Zhisheng Bio-tech in February, 2014. In addition, salary expense also increased due to higher pay rates to our employees as well as additional employees hired in both Luobuma and other agricultural products segments.

Selling and Distribution Expense

For the twelve months ended June 30, 2014, our selling and distribution expenses were $847,191, representing a decrease of $350,045 or 29.24% as compared to the same period of 2013. The decrease was primarily due to decrease in salary and rent fees from two of our VIEs, Ankang Longevity Chain and Ankang Longevity Industry, since May 2013 when we switched our focus from existing retail and wholesale businesses to the joint ventures. In addition, the decrease resulted from decrease in shipping and delivery costs of the agricultural products from one of the Company’s VIEs located in Shandong province, which was consistent with the decrease of the total revenue of this VIE.

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Income from Equity Method Investments

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), a Chinese state-owned pharmaceutical enterprise to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence, but not control of these two entities. Accordingly, we recorded a net investment income of $550,091 for the twelve months ended June 30, 2014 from these equity method investments. Comparatively in fiscal year 2013 we only recorded the net loss from May to June 2013 when the joint venture incurred minimal losses at the inception of the business.

.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group. According to the supplemental agreement, the new joint venture companies established by Shaanxi Pharmaceutical Group and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the year ended June 30, 2014, a total of $1,273,096 was recognized by Ankang Longevity Group from this supplemental agreement.

Interest Expense

For the twelve months ended June 30, 2014, our interest expenses were $133,413, representing a $128,430 decrease as compared to the same period of 2013. The decrease was due to repayment of short-term bank loans in 2014.

Income Tax Expenses

For the twelve months ended June 30, 2014 and 2013, our income tax expenses increased by 17.08% from $863,085 for the twelve months ended June 30, 2013 to $1,010,516 for the twelve months ended June 30, 2014. The increase in income tax expense was primarily due to increased taxable income for the period indicated.

Net Income

Our net income increased by $2,003,414 or 33.59% for the twelve months ended June 30, 2014 as compared to the same period of 2013. The increase in our net income was primarily a result of income from equity method investments, and to a lesser extent, an increase in gross profits in the segments and a decrease in interest expense.

Liquidity and Capital Resources

We finance our business operations primarily through cash provided by operating activities, shareholder contributions and bank loans. Our current cash primarily consist of cash on hand, which are unrestricted as to withdrawal and use and are deposited with banks in China.

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As of June 30, 2014 and 2013, we possessed cash of $3,089,845 and $1,964,652, respectively, consisting primarily of cash on hand. Management believes that our current cash, cash flows provided by operating activities and access to loans and capital contributions from our related parties will be sufficient to meet our working capital needs for at least the next 12 months. We intend to continue to carefully execute our growth plans and manage market risk.

Treasury Policies

We have established treasury policies with the objectives of achieving effective control of treasury operations and of lowering cost of funds. Therefore, funding for all operations and foreign exchange exposure have been centrally reviewed and monitored from the top level. To manage our exposure to fluctuations in exchange rates and interest rates on specific transactions and foreign currency borrowings, currency structured instruments and other appropriate financial instruments will be used to hedge material exposure, if any.

It is our policy to preclude from entering into any derivative contracts purely for speculative activities. The treasury policies are aimed to:

(a) Minimize interest risk

This is accomplished by loan re-financing and negotiation. We will continue to closely monitor the total loan portfolio and compares the loan margin spread under its existing agreements against the current borrowing interest rates under different currencies and new offers from banks.

(b) Minimize currency risk

In view of the current volatile currency market, we will closely monitor the foreign currency borrowings at company level. As at June 30, 2014 and 2013, we do not engage in any foreign currency borrowings or loan contracts.

Working Capital

The following table provides the information about our working capital at June 30, 2014 and 2013.

	June 30, 2014	June 30, 2013

Current Assets	$19,003,452	$17,373,958
Current Liabilities	3,759,066	5,793,382
Working Capital	$15,244,386	$11,580,576

The working capital increased by $3,663,810 from June 30, 2013 to June 30, 2014, primarily as a result of the Company’s operations, increase in cash due to proceeds from convertible notes, and in fiscal year 2014. We believe that we currently have sufficient working capital to run our business.

As of June 30, 2014 and 2013, other major components of our working capital included inventory, accounts receivable, accounts receivable from related party, advance to suppliers and loans to third parties. Our inventory balance decreased by 27.34% to $5,501,601 as at June 30, 2014 from $7,571,900 as at June 30, 2013, which was mainly due to the decrease in stockpile of medicinal and Chinese traditional herbal inventory. The average inventory turnover days of finished goods in our industry ranges from 40 days to 60 days. Our inventory turnover days for raw materials were shorter than the industry average, while inventory turnover days for finished goods were slightly higher than the industry lower average, because we tried to manage and control our inventory stockpile. Our inventory turnover days for raw materials and finished goods were only approximately 11.5 days and 29.2 days respectively in 2014, as compared to 4.4 days and 36.9 days respectively in 2013.

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The accounts receivable as at June 30, 2014 were $2,592,000, increased by approximately 43.10% from $1,811,266 as at June 30 2013, mainly due to increased sales of yew trees. The turnover days of trade receivables were 25.7 days for the year ended June 30, 2014, compared to 27.9 days in the corresponding period last year, comparing favorably to the average turnover days of accounts receivable in our industry of approximately 40 days. As of June 30, 2014, about 94% of our outstanding account receivables were aged within 90 days, which was in compliant with our credit terms.

The balance due from related parties decreased by approximately $4.0 million from $5.4 million as of June 30, 2013 to $1.4 million as of June 30, 2014 due to collections. The Company collected approximately $4.0 million during the year ended June 30, 2014.

Advance to suppliers as at June 30, 2014 were $3,281,416, increased by approximately 1827.08% from $170,279 as at June 30, 2013. The significant increase primarily resulted from prepayment for yew trees to Qingdao Donglin Biological Engineering Co., LTD to secure the supply of trees according to trade terms.

Loans to third parties as at June 30, 2014 were $2,226,351, an increase from $0 as at June 30, 2013. The significant increase was mainly due to increased loans of Qingdao Zhihesheng and Tenet-Jove third parties for the year ended June 30, 2014.

Capital Commitments and Contingencies

Capital commitments refer to the allocation of funds for a possible liability in the near future arising out of capital expenditure. Contingency refers to a condition that arises from past transactions or events, the outcome of which will be confirmed only by the occurrence or non-occurrence of uncertain futures events.

As of June 30, 2014 and 2013, we had no material capital commitment or contingent liabilities.

Cash Flows

The following table provides detailed information about our net cash flows for the years ended June 30, 2014 and 2013.

	For the years ended June 30,
	2014	2013

Net cash provided by / (used in) operating activities	$9,476,044	$(5,085,636)
Net cash used in investing activities	(12,226,365)	(5,250,662)
Net cash provided by / (used in) financing activities	3,870,876	(382,744)
Effect of exchange rate changes on cash	4,638	77,406
Net increase / (decrease) in cash	1,125,193	(10,641,636)
Cash, beginning of period	1,964,652	12,606,288
Cash, end of period	$3,089,845	$1,964,652

Operating Activities

For the year ended June 30, 2014, net cash provided by operating activities amounted to 9,476,044 as opposed to net cash used in operating activities of $5,085,636 for the same period of 2013. The change in cash provided by operating activities period over period is primarily attributable to:

1)	an increase of net income for the year ended June 30, 2014 by $2,003,414;

2)	a net decrease of $9,302,461 in due from related parties from collections;

3)	a decrease of $3,468,607 from inventories sold and transferred;

4)	an increase of $2,844,034 in other payables;

5)	an increase of $1,988,002 in account payable; and

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6)	a decrease of $2,354,720 in prepaid leases.

However, partly offset by:

1)	an increase of $1,170,015 in account receivable due to turnover days; and

2)	an increase of $3,007,549 in advances to suppliers for product prepayments.

Investing Activities

For the year ended June 30, 2014, net cash used in investing activities amounted to $12,226,365, as compared to net cash used in investing activities of $5,250,662 for the same period of 2013. The increase of $6,975,703 in net cash used in investing activities during the year ended June 30, 2014 was mainly as a result of two investments in a Tiancang project and Chinese herbal medicine exchange market project in the total amount of $7,302,888 and partly offset by a decrease of $1,711,482 used in the acquisition of property and equipment compared to the previous year.

Financing Activities

For the year ended June 30, 2014, net cash provided by financing activities amounted to $3,870,876, as opposed to net cash used in financing activities of $382,744 for the same period of 2013. The increase of $4,253,620 in net cash provided by financing activities was a result of $5,523,746 in proceeds received from new shareholder contributions in fiscal year 2014, partially offset by an increase in the repayment of short-term bank loans of $1,600,080.

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Description Of Property

According to the Chinese laws and regulations regarding land usage rights, land in urban districts is owned by the State, while land in the rural areas and suburban areas, except otherwise provided for by the State, is collectively owned by individuals designated as resident farmers by the State. Also, in accordance with the legal principle that land ownership is separate from the right to the use of the land, the State assigns land usage rights to land users for a certain number of years’ period in return for the payment of fees. The maximum term with respect to the assigned land usage right is 50 years for industrial purposes and 40 years for commercial purposes.

Because the period of land usage is quite long, can be renewed, enables its users to transfer, lease, or mortgage the land usage right, or use it for other economic activities, and the lawful rights and interests are protected by the laws of the State, in common practice, we consider or refer to the right of land usage below for certain properties as an asset “owned” by the company. None of our properties are encumbered by debt, and we are not aware of any environmental concerns or limitations on the use of our properties for the purposes we currently use them or intend to use them in the future. Following is a list of our properties, all of which we lease or for which we have land use rights:

Property	Address	Rental Term	Space
Beijing Tenet-Jove Technological Development Co.	Room B-3106, Jianwai SOHO, 39 East Middle Third Ring Road, Chaoyang District, Beijing	Company owned	280 square meters

Subsidiary-Tianjin Tenet Huatai Technological Development Co., Ltd.	3 Zhendong Road, Xuzhuang Village Tianjin	1 year (September 17, 2014 - September 16, 2015)	1,800 square meters

Branch office—Xuzhou Branch, Beijing Tenet-Jove Technological Development Co., Ltd. (Office)	Room 412, Ximatai Commercial Building (N), One Xiangwang Road, Yunlong District, Xuzhou City Jiangsu Province	1 year (March 1, 2014- March 1, 2015)	119 square meters

Branch office—Xuzhou Branch, Beijing Tenet-Jove Technological Development Co., Ltd (Show room)	Room 402, Ximatai Commercial Building (N), One Xiangwang Road, Yunlong District, Xuzhou City Jiangsu Province	1 year (March 1, 2014-March 1, 2015)	51 square meters

Branch office—Xuzhou Branch, Beijing Tenet-Jove Technological Development Co., Ltd. (Warehouse)	Room 13-101, Jinpeng Community Fengming Road, Quanshan District, Xuzhou City Jiangsu Province	1 year (Nov. 11, 2014 - Nov. 11, 2015)	150 square meters

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Property	Address	Rental Term	Space

Qingdao Zhihesheng Agricultural Produce Services Co., Ltd.	766 Wangsha Road, Chengyang District, Qingdao City	5 years (March 1,2014- February 28, 2019)	234 square meters

Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (General office)	International Central Area Qingdao City	1 year (January 9, 2014 - January 9, 2015)	177 square meters

Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (Farmland)	Qingfeng Community, Xifu Town Chengyang District, Qingdao City	8 years (October 1, 2013 - September 30, 2018)	282,141 square meters

Yantai Zhisheng International Freight Forwarding Co., Ltd.	Room 3001, Building Sunshine 100A, 26 Haigang Road, Zhifu District, Yantai City	5 years (February 17, 2011 - February 17, 2016)	161 square meters

Yantai Zhisheng International Trade Co., Ltd.	Room 3001, Building Sunshine 100A, 26 Haigang Road, Zhifu District, Yantai City	4 years (April 27, 2012 - April 27, 2016)	161 square meters

Yantai Zhisheng International Freight Forwarding Co., Ltd	Room 23A01,Yihe International Building A, Hongkong Central Road, Qingdao City	2 years (Feb 1, 2015 to January 31, 2016)	102 square meters

Yantai Mouping District Zhisheng Agricultural Produce Cooperative	Gaoling Village, Muping District, Yantai City	30 years (April 27, 2011 - April 26, 2041)	13,333 square meters

Ankang Longevity Pharmaceutical (Group) Co., Ltd.	31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	1,300 square meters

Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (Medicine Logistics Warehouse) (Construction of medicine logistics and warehouse project)	Chenjiagou Village, New City Office, Hanbin District, Ankang City	Company owned	5,530 square meters

Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd.	Second floor, 31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	400 square meters

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Property	Address	Rental Term	Space

Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd.	Second floor, 31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	400 square meters

Ankang Longevity Pharmaceutical Group Chain Co. Ltd. (Land) (General)	15 East Xing’an Road, Ankang City	Company owned	2,750 square meters

Ankang Longevity Pharmaceutical Group Chain Co. Ltd. (Land) (Commercial land)	36 Shidi Street, Ankang City	Company owned	1,543 square meters

Ankang Longevity Pharmaceutical Group Chain Co. Ltd.	31 Daqiao Road, Hanbin District, Ankang City	2 years (June 20, 2014 - June 20, 2016)	500 square meters

Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Offices) (Land)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	1,733 square meters

Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Industrial use) (Land)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	33,545 square meters

Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Offices) (Buildings) (Mixed type, five-story)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	3,672 square meters

Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (Industrial use) (Buildings) (Mixed type, one-story)	Minxing Village, Wuli Town, Hanbin District, Ankang City	Company owned	3,596 square meters

Qingdao Zhihesheng Agricultural Produce Services Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative (Agricultural use)	Mafang Town, Pinggu District, Beijing	18 years (August 31, 2012-August 31, 2030)	26,666 square meters

Qingdao Zhihesheng Agricultural Produce Services Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative (Agricultural use)	South of Bridge, Jixiang Temple, Xiangnaixi Village, Cuigezhuang, Chaoyang District, Beijing	12 years (August 1, 2012-July 31, 2024)	73,333 square meters

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Management

Executive Officers and Directors

The following table sets forth our executive officers and directors, their ages and the positions held by them:

Name	Age	Role	Since
Yuying Zhang	63	Chair of the Board, Chief Executive Officer and Director	2011
Sam Wang	30	Chief Financial Officer	2015
Yanru Guo	40	Financial Controller	2015
Weixing Yin	57	Director	2011
Jiping Chen	66	Director	2011
Ying (Teresa) Zhang	37	Director (Independent)	2014
Yajun Shi	38	Director (Independent)	2014
Leiger Yongmin Yang	39	Director (Independent)	2015
Shujuan Ji	30	Director (Independent)	2015

Yuying Zhang, age 63, has been Chairman of Shineco since 2011 and is the Chairman and CEO of the Company. He was the principal founder of Tenet-Jove, which was established in 1995 with his research and development of Luobuma functional fiber healthcare products. He has been the Chairman and CEO of Tenet-Jove since December 2003; under his leadership, the company has worked with more than 20 research institutions and enterprises and has obtained numerous national invention and new product patent rights for Luobuma product development. From 1995 until December 2003, he served as general manager of Tianjin Balas Technological Development Co., Ltd. Prior to starting Tenet-Jove in 1995, he was the deputy director at the Army Institute of Integrative Medicine. From 1991 to 1994, he was the Executive Director and Deputy General Manager at Shan Haidan Pharmaceutical Group, where he was responsible for strategic development planning and marketing. Mr. Zhang is a senior economist with a degree from China Central Radio and Television University in China. Mr. Zhang has been chosen as director because his knowledge of his extensive experience in research and development and management.

Sam Wang, age 30, became our Chief Financial Officer in February 2015. Mr. Wang has worked for Shineco, Inc. since 2011 where he served as Financial Controller until his appointment as our Chief Financial Officer. Prior to joining Shineco, he worked for Citi Bank from 2008 till 2011, where he served as Manager of Corporate Finance. Mr. Wang obtained a Masters in Commerce with a concentration in applied finance from The University of Queensland in 2010. In 2008, he received a bachelor’s degree in Accounting from Griffith University in Australia.

Yanru Guo, age 40, became our Financial Controller in February 2015. Prior to assuming that position, Ms. Guo was the Financial Controller for Tenet-Jove, our subsidiary, from March 2013 till February 2015. From April 2014 to August 2013, Ms. Guo served as financial manager for Beijing Oriental Star Culture Communication Co., Ltd., a culture and education company that is a subsidiary of Hutchison Whampoa Limited, a Fortune Global 500 company and one of the largest companies listed on the Hong Kong Stock Exchange. From April 2008 to July 2012, she was the financial manager for Beijing Xinqing Hudong International Technology Co., Ltd., a private information technology company. From June 2003 to September 2007, Ms. Guo was the financial manager for Beijing Century Yinghua International Technology Co., Ltd., a private information technology company. Ms. Guo received her bachelor’s degree in accounting from North China Institute of Aerospace Engineering in 1997 and her master’s degree in accounting from Dongbei University of Finance and Economics in 2003. Ms. Guo is a Chinese CPA.

Weixing Yin, age 57, has been a director for Shineco since 2011 and is the Chairman and General Manager of Beijing Shineco Zhisheng Bio Tech Ltd. Mr. Yin has led Beijing Shineco Zhisheng Bio Tech Ltd. in its cultivation, planting and extensive promotion of yew trees. Prior to joining Beijing Shineco Zhisheng Bio Tech Ltd. in 1994, he was the general manager of Fei Mosi Film and Televisions Cultural Center. From 1996 to 2003, he was the Chairman of the Board of Beijing Juxing Culture Communication Center. Mr. Yin has extensive experience in the film and television industry and advertising industry. Mr. Yin has a BA degree from the Beijing College of Art in Beijing, China. Mr. Yin has been chosen as director because his knowledge of and experience in agribusiness.

Jiping Chen, age 66, has been a director for Shineco since 2011. Mr. Chen has served as Chairman of Ankang Longevity Group since 1992. From 1985 to 1992, Mr. Chen worked at Ankang Longevity Group where he a marketing manager. From February 1975 to September 1985, Mr. Chen worked at the Ankang Area Public Bus Company where he served as company staff. From February 1973 to January 1975, he worked for Ankang County. Mr. Chen has been chosen as director because of his experience in the traditional Chinese medicine business and his familiarity with Ankang Longevity Group’s operations.

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Ying (Teresa) Zhang, age 37, has been a director for Shineco since October 2014. Since October 2010, Ms. Zhang has served as a director for Mixbox Co. Ltd., an international chain store management company. From January 2010 through December 2010 she served as the chief financial officer and a director of Cleantech Solutions International, Inc., a U.S. public company (NASDAQ: CLNT) that manufactures wind power equipment in China. Ms. Zhang was chosen to serve as a member of the board of directors because of her experience with U.S. GAAP, as well as her extensive prior work experience and educational background in the accounting field. Ms. Zhang was previously an auditing manager at GC Alliance HK CPA in Beijing from July 2005 until January 2010, where she provided auditing services to China-based companies. From January 2003 through June 2005, Ms. Zhang served as a liaison officer for the Australian-Chinese Friendship Business Association, a trade organization, and from July 2000 to September 2002 she was an auditor at Ernst & Young in Beijing. None of these companies that Ms. Zhang worked with is related to or affiliated with us. Ms. Zhang is a certified practicing accountant in Australia. She received a bachelor degree in international accounting from Renmin University in China in 1996 and a master’s degree in accounting from Macquarie University in Australia in 2005.

Yajun Shi, age 38, has been a director for Shineco since October 2014. He is an associate professor and supervisor of postgraduate education at Shaanxi University of Chinese Medicine, is currently the vice president of the College of Pharmacy of Shaanxi University of Chinese Medicine, and is the director of instrument center and committee member of the Traditional Chinese Medicine Chinese Drugs Pharmaceutics Association. Mr. Shi graduated from Shaanxi University of Chinese Medicine in June 1999, and has been engaging in new medicine developing successively in The Fourth Military Medical University, the Pharmaceutical Research Institute and Shaanxi Tiansen Medicine Development Company. In July 2003, Mr. Shi received Master's Degree from the College of Pharmacy of Shaanxi University of Chinese Medicine. In July 2012, Mr. Shi received Doctor of Medicine degree (M.D.) from Chengdu University of Traditional Chinese Medicine where he specialized in traditional Chinese medicine preparation. Mr. Shi’s major research efforts are focused on traditional Chinese medicine and health products, focusing on the basic study and application of a Chinese medicine nasal drug applying system, the study of traditional Chinese medicine powder characterization, and the modification and the adaptability, as well as the research and development of, healthy foods. Mr. Shi has published more than 40 academic papers, and compiled and published six professional books. Mr. Shi was chosen as a director because of his extensive knowledge and research of traditional Chinese medicines.

Leiger Yongmin Yang, age 39, has been a director for Shineco since January 2015. Mr. Yang founded in 2012 China Offshore Financial Group (COFG), a professional offshore financial services provider, focused on financial services for private equity and venture capital firms, outbound and inbound investments, international trading, family trusts, and tax planning. Prior to founding COFG, Yang served as the General Manager of Offshore Incorporations Limited Group & Vistra Group (OV Group) beginning in 2010. The OV Group focuses on the formation and maintenance of offshore companies, fund formation and fund administration, immigration and trust services. From 2008 to 2010, Mr. Yang was the Vice President of a Chinese venture capital firm, Yellow River Delta Fund, responsible for fundraising and overseeing portfolio companies, with a particular focus on investment and management in the equipment manufacturing industry, modern agriculture and the “cleantech” industry. Mr. Yang has also worked as Chief Editor of the Chinese Asian Venture Capital Journal since 2006, where he is responsible for content of the weekly Chinese Asian Venture Capital Journal. Mr. Yang has spent the major part of his career in the private equity and venture capital sectors. Yang holds a Bachelor of Journalism degree from Jilin University in China. He was chosen as a director because of his hands-on experience in the private equity and venture capital sectors and his strong network with leading venture capital and private equity firms, law firms, accounting firms and banks in China.

Shujuan Ji, age 30, has been a director for Shineco since January 2015. Since August 2012, Ms. Li has served as the Investment Manager of ABCI Fund and ABCI Investment Co., Ltd, a Beijing investment bank. From January 2011 to January 2012, Ms. Li served as the Board Secretary to China Green Agriculture, Inc., a New York Stock Exchange trade company that is engaged in the research, development, production, distribution and sale of fertilizers and other agricultural products. From June 2008 to December 2010, Ms. Li was a senior associate with Global Law Office in Beijing. She has a law degree from Renmin University and a bachelor’s degree in management from Beijing International Studies University. Ms. Li was chosen as a director because of her experience with publicly traded companies and investment banking and legal backgrounds.

Executive Compensation

The following table shows the annual compensation paid by us for the years ended June 30, 2014 and 2013 to Yuying Zhang, our principal executive officer. No executive officers of our company have annual compensation exceeding $100,000.

Summary Compensation Table – Named Executive Officer

Name and principal position	Year	Salary(1)	Bonus	All Other Compensation (2)	Total

Yuying Zhang,	2013	$38,745.00	$0	$13,076.54	$51,821.54
principal executive officer	2014	$39,012.00	$0	$14,973.51	$53,985.51

(1)	Salaries were paid in RMB.
(2)	Mr. Zhang receives monthly payments for rent for his personal home and parking.

Employment Agreements

Generally

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us. At this time, we have no employment agreements with any of our executive officers.

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Stock Option Pool

We intend to establish a pool for share options for our employees following the completion of this offering. We expect this pool will contain options to purchase our common stock equal to ten percent of the number of shares of common stock outstanding at the conclusion of this offering, not including any shares underlying placement agent’s warrants.

Board of Directors and Board Committees

Our board of directors currently consists of seven directors, four of whom— Ying (Teresa) Zhang, Yajun Shi, Leiger Yongmin Yang and Shujuan Ji —are independent, as such term is defined by The NASDAQ Capital Market. We expect that all current directors will continue to serve after this offering.

The directors will be divided into three classes, as nearly equal in number as the then total number of directors permits. Class I directors shall face re-election at our annual general meeting of shareholders in 2015 and every three years thereafter. Class II directors shall face re-election at our annual general meeting of shareholders in 2016 and every three years thereafter. Class III directors shall face re-election at our annual general meeting of shareholders in 2017 and every three years thereafter.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director. These board provisions could make it more difficult for third parties to gain control of our company by making it difficult to replace members of the Board of Directors.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Mr. Yuying Zhang currently holds both the positions of Chief Executive Officer and Chair of the Board. These two positions have not been consolidated into one position; Mr. Zhang simply holds both positions at this time. We do not have a lead independent director because of the foregoing reason and also because we believe our independent directors are encouraged to freely voice their opinions on a relatively small company board. We believe this leadership structure is appropriate because we are a smaller reporting company in the process of listing on a public exchange; as such we deem it appropriate to be able to benefit from the guidance of Mr. Zhang as both our principal executive officer and Chair of the Board. Our Board of Directors plays a significant role in our risk oversight. The Board of Directors makes all relevant Company decisions. As a smaller reporting company with a small board of directors, we believe it is appropriate to have the involvement and input of all of our directors in risk oversight matters.

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Board Committees

We currently do not have standing audit, nominating or compensation committees. Our board of directors handles the functions that would otherwise be handled by each of the committees. In connection with our initial public offering, we will establish three standing committees under the board: the audit committee, the compensation committee and the nominating committee. The audit committee will be responsible for overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company, including the appointment, compensation and oversight of the work of our independent auditors. The compensation committee of the board of directors will review and make recommendations to the board regarding our compensation policies for our officers and all forms of compensation, and will also administer our incentive compensation plans and equity-based plans (but our board will retain the authority to interpret those plans). The nominating committee of the board of directors will be responsible for the assessment of the performance of the board, considering and making recommendations to the board with respect to the nominations or elections of directors and other governance issues. The nominating committee will consider diversity of opinion and experience when nominating directors.

Upon the establishment of an audit committee, the board will determine which of the directors qualifies as an audit committee financial expert.

Limitation on Liability and Other Indemnification Matters

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”) allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit. In accordance with Delaware law, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for the foregoing exceptions set forth in Section 102 of the DGCL.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or, (ii) to the extent that such person is a present or former director or officer of a corporation, such person is successful on the merits or otherwise in defense of any action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjusted to be liable to the corporation, unless a court determines that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions to the full amount of the dividend unlawfully paid or the purchase or redemption of the corporation’s stock, with interest from the time such liability accrued. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

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Our Bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We do not maintain policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law for a privately held company. We will consider modifying our coverage to address public company specific exposures in connection with the completion of this offering.

Director Compensation

Historically, we have not paid our directors. Upon completion of this offering, we plan to pay our independent directors an annual cash retainer of $10,000. We may also provide stock, option or other equity-based incentives to our directors for their service. We also plan to reimburse our directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

Related Party Transactions

Receivables from Related Parties

As of December 31, 2014, the Company temporarily advanced a total of $567,342 to (i) Longevity Pharmaceutical Group Real Estate Co., Ltd., which is owned by our director Jiping Chen, (ii) KuerLe Tenet-Jove Business & Trading Co., Ltd., which is owned by a family member of our Chief Executive Officer and director, Yuying Zhang, (iii) Zhao Min, one of our shareholders, and (iv) Qiwei Wang, one of our shareholders. All the advances were short-term loans for the requirements of the related parties and were made interest-free.

As of June 30, 2014, the Company temporarily advanced a total of $1,361,513 to (i) Longevity Pharmaceutical Group Real Estate Co., Ltd., which is owned by our director Jiping Chen, (ii) KuerLe Tenet-Jove Business & Trading Co., Ltd., which is owned by a family member of our Chief Executive Officer and director, Yuying Zhang, (iii) Zhao Min, one of our shareholders, (iv) Qiwei Wang, one of our shareholders, and (v) Yantai Zhisheng International Shipping Agent Co., Ltd. As of date of this report, all outstanding amounts due from those related parties have been collected. All the advances were short-term loans for the requirements of the related parties and were made interest-free, and the balances were settled in cash.

As of June 30, 2013, the Company had advanced a total of $5,429,021 to (i) Longevity Pharmaceutical Group Real Estate Co., Ltd., which is owned by our director Jiping Chen, (ii) KuerLe Tenet-Jove Business & Trading Co., Ltd., which is owned by a family member of our Chief Executive Officer and Director, Yuying Zhang, and (iii) Yantai Zhisheng International Shipping Agent Co., Ltd, which is owned by Qiwei Wang, one of our shareholders. As of June 30, 2014, the Company received the full payment of $5,429,021 from these three related party companies. All the advances were short-term loans for the requirements of the related parties and were made interest-free, and the balances were settled in cash.

The detailed amounts due from related parties consist of the following:

	December 31, 2014	June 30, 2014	June 30, 2013

Longetive Pharmaceutical Group Real Estate Co., Ltd	$388,823	$827,303	$5,210,861
Wang Qi Wei	14,156	361,827	-
KuerLe Tenet Jove Business & Trading Co., Ltd	162,700	162,500	161,600
Zhao Min	1,662	9,883	-
Yantai Zhisheng International Shipping Agent Co., Ltd	-	-	56,560
	$567,342	$1,361,513	$5,429,021

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Payables to Related Parties

As of December 31, 2014, the Company has related party payable of $209,070 due to persons then serving as directors of the Company, who lent funds for the Company’s operation from time to time. These payables are unsecured, non-interest bearing and due on demand.

As of June 30, 2014 and 2013, the Company has related party payable of $0 and $375,039, respectively, respectively, due to persons then serving as directors of the Company, who lent funds for the Company’s operation from time to time. These payables are unsecured, non-interest bearing and due on demand.

The detailed amount due to related parties consists of the following:

	December 31, 2014	June 30, 2014	June 30, 2013

Zhang Wei Sheng	$-	$-	$140,995
Wang Qi Wei	-	-	101,387
Zhao Min	-	-	74,742
Zhang Yu Ying	-	-	57,915
Weixing Yin	209,070	-	-
	$209,070	$-	$375,039

Sales and Purchases From Related Parties

For the six months ended December 31, 2014, the Company recorded sales to related parties of $1,821,735 and no purchases from related parties. For the year ended June 30, 2014, the Company recorded sales to related parties of $2,708,502 and no purchases from related parties. For the year ended June 30, 2013, the Company recorded sales to related parties of $448,228 and purchases from related parties of $979,220. All sales to related parties were sales of traditional Chinese herbal products to one of our affiliates, Shaanxi Pharmacy Holding Group Ankang Longevity Pharmaceutical Co., Ltd., an entity partially owned by the Company through a joint venture with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise.

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Principal Shareholders

The following table sets forth information with respect to beneficial ownership of our shares of common stock as of February 27, 2015 by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding common stock;

•	Each of our directors and named executive officers; and

•	All directors and named executive officers as a group.

The number and percentage of shares of common stock beneficially owned before the offering are based on 19,320,882 shares of common stock outstanding as of December 31, 2014. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of December 31, 2014 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares of common stock shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each principal shareholder is in the care of our Company at Room 3106, Building B, #39 East 3rd Ring Middle Road, Chaoyang District, Beijing 100022, People’s Republic of China. As of the date of the Prospectus, we have one hundred forty-seven (147) shareholders of record.

Named Executive Officers and Directors	Amount of Beneficial Ownership(1)		Pre-Offering Percentage Ownership	Post-Offering Percentage Ownership(2)
Yuying Zhang, Principal Executive Officer and Director	2,021,158	(3)	10.46%	9.48%
Weixing Yin, Director	1,020,747		5.28%	4.79%
Jiping Chen, Director	2,194,115		11.36%	10.29%
Sai Wang, Chief Financial Officer	749,645		3.88%	3.51%
All Directors and Executive Officers as a Group (3 persons)	5,985,485		30.98%	28.07%

5% Shareholders Not Mentioned Above
Qiwei Wang	1,109,908		5.74%	5.21%
Xiaoyan Chen	1,088,067		5.63%	5.10%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of common stock.

(2)	Assumes a maximum offering

(3)	Includes 878,018 shares owned by Min Zhao, the wife of Yuying Zhang. By virtue of this relationship, each of Ms. Zhao and Mr. Zhang may be deemed to share beneficial ownership of the shares of our company held by each of them. Mr. Zhang disclaims beneficial ownership of these shares.

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Description of Capital Stock

We were incorporated in the State of Delaware as “Shineco, Inc.” As of the date of this prospectus, we have authorized 100,000,000 shares of common stock, of $0.001 par value, 19,320,882 of which are issued and outstanding, and 3,000,000 shares of preferred stock, no shares of which are issued and outstanding.

The following are summaries of the material provisions of our amended certificate of incorporation and bylaws that will be in force at the time of the closing of this offering and the Delaware General Corporation Law (“DGCL”), insofar as they relate to the material terms of our common stock. The forms of our amended certificate of incorporation are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

General

All of our issued shares of common stock are fully paid and non-assessable. Certificates representing the shares are issued in registered form. Our shareholders who are non-residents of the United States may freely hold and vote their shares of common stock.

Distributions

The holders of our common stock are entitled to such dividends as may be declared by our board of directors subject to the DGCL.

Voting rights

Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action or may be effected by a resolution in writing. At each annual meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share of common stock which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation.

Meetings

We must provide written notice of all meetings of shareholders, stating the time, place and, in the case of a special meeting of shareholders, the purpose or purposes thereof, at least 10 days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors shall call a special meeting upon the written request of shareholders holding at least 10% of our outstanding voting shares. In addition, our board of directors may call a special meeting of shareholders on its own motion.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued shares of common stock entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares of common stock under either the DGCL or our certificate of incorporation.

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Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of our board of directors and approval by our shareholders:

•	amend our certificate of incorporation to increase or decrease the maximum number of shares we are authorized to issue;

•	subject to our certificate of incorporation, divide our authorized and issued shares into a larger number of shares; and

•	subject to our certificate of incorporation, combine our authorized and issued shares into a smaller number of shares.

Rights of non-resident or foreign shareholders

There are no limitations imposed by our certificate of incorporation on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our certificate of incorporation governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional shares of common stock

Our certificate of incorporation authorizes our board of directors to issue additional shares of common stock from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our certificate of incorporation permits shareholders to act by written consent.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. However, our bylaws provide that our board of directors shall call a special meeting upon the written request of shareholders holding at least 10% of our outstanding voting shares. In addition, our board of directors may call a special meeting of shareholders on its own motion. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

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Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Our certificate of incorporation does not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our certificate of incorporation, directors can be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board, but our certificate of incorporation has no such provision.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Our certificate of incorporation permits our governing documents to be amended with the approval of a majority of the outstanding shares entitled to vote.

Placement Agent Warrants

We have agreed to sell to the placement agents, on the closing date of this offering, at a price of $0.001 per warrant, placement agent's warrants exercisable at a rate of one warrant per share to purchase 4% of the number of shares of common stock issued by us in connection with the offering. Such amount may be reduced to no warrants for common stock sold to investors with whom we have a previous relationship. We will issue between 64,000 and 80,000 placement agent's warrants in connection with this offering, depending on the number of shares of common stock sold in this offering. Each placement agent's warrant will be exercisable to purchase one share of common stock. The placement agent's warrants will be exercisable at 100% the offering price per share for a period of five years after issuance on the closing date of this offering.

Shares Eligible for Future Sale

Prior to this offering, there has been no market for our shares of common stock, and a liquid trading market for our shares of common stock may not develop or be sustained after this offering. Future sales of substantial amounts of shares of common stock, including shares of common stock issued upon exercise of outstanding options and exercise of the warrants offered in this prospectus in the public market after this offering or the anticipation of those sales could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of our equity securities.

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Upon the completion of the offering, we will have outstanding 21,320,882 shares of common stock, assuming no exercise of outstanding options, the closing of the maximum offering and not including any shares underlying the placement agent warrants. Of these shares of common stock, the 2,000,000 shares of common stock sold in this offering will be freely tradable without restriction under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined in Rule 144 of the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below. The remaining approximately 19,320,882 shares of common stock outstanding will be restricted shares held by existing shareholders that could be sold pursuant to Rule 144. We have not agreed to register these restricted shares. We have not issued any warrants to purchase our shares of common stock or other securities convertible into our shares of common stock.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person (or persons whose shares are aggregated) who is deemed to be an affiliate of our company at the time of sale, or at any time during the preceding three months, and who has beneficially owned restricted shares for at least six months, would be entitled to sell within any three-month period a number of our shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of shares of common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about our company. In addition, sales by our affiliates may be subject to the terms of lock-up agreements and Make-Good Escrow agreements.

A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his or her shares of common stock for at least six months, would be entitled under Rule 144 to sell such shares without regard to any manner of sale, notice provisions or volume limitations described above. Any such sales must comply with the public information provision of Rule 144 until our shares of common stock have been held for one year.

Rule 701

Securities issued in reliance on Rule 701 are also restricted and may be sold by shareholders other than affiliates of our company subject only to manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its six-month holding period requirement.

Registration on Form S-8

We intend to file a registration statement on Form S-8 under the Securities Act as soon as practicable after the closing of this offering to register up to 213,209 of our shares of common stock subject to outstanding stock options or reserved for issuance under a stock incentive plan, such amount being equal to ten percent (10%) of the number of shares of common stock issued and outstanding after the closing of the offering, assuming a maximum offering. This registration will permit the resale of these shares of common stock by nonaffiliates in the public market without restriction under the Securities Act, upon the completion of the lock-up period described below. Shares of common stock registered pursuant to the Form S-8 held by affiliates will be subject to Rule 144 volume limitations. As of the date of this Prospectus, we have not issued any options to purchase our shares of common stock.

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Lock-Up Agreements

Certain shareholders who are, in the aggregate, beneficial owners of approximately 37.8% of our common stock, have agreed not to register, offer, sell, contract to sell or grant (except for private transfers and in such case only with the express requirement that such shares continue to be subject to the same lock-up) any of our shares of common stock or any securities convertible into or exercisable or exchangeable for our shares of common stock or any warrants to purchase our shares of common stock (including, without limitation, securities of our company which may be deemed to be beneficially owned by such individuals in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon the exercise of a stock option or warrant) for a period of one (1) year after the date of effectiveness or commencement of sales of this public offering. Upon the expiration of these lock-up agreements, additional shares of common stock will be available for sale in the public market.

Summary of Shares Available for Future Sale

The following table summarizes the total shares potentially available for future sale. To the extent we sell a number of shares of common stock between the minimum and maximum offering, the below tables will be adjusted proportionately as to numbers of shares available for sale (as to option pool and placement agent shares) and dates on which such shares may be sold (as to currently outstanding shares).

Minimum Offering

Shares	Date Available for Sale
Currently Outstanding Common Stock: 19,320,882

For affiliates and non-affiliates who have who have beneficially owned their shares between six months and one year, after 90 days from the date of effectiveness or commencement of sales of the public offering; and immediately for non-affiliates who have beneficially owned their shares for at least one year

Common Stock in Share Incentive Plan: 209,209	From vesting dates through expiration of grants

Common Stock Underlying Placement Agent’s Warrants: 64,000	After 180 days from the date of effectiveness or commencement of sales of the public offering

Common Stock Underlying Investment Banker’s Warrants 60,000	After 180 days from the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering: 1,600,000	After the date of this prospectus, these shares will be freely tradable.

Maximum Offering

Shares	Date Available for Sale
Currently Outstanding Common Stock: 19,320,882

For affiliates and non-affiliates who have who have beneficially owned their shares between six months and one year, after 90 days from the date of effectiveness or commencement of sales of the public offering; and immediately for non-affiliates who have beneficially owned their shares for at least one year

Common Stock in Share Incentive Plan: 213,209	From vesting dates through expiration of grants

Common Stock Underlying Placement Agent’s Warrants: 80,000	After 180 days from the date of effectiveness or commencement of sales of the public offering

Common Stock Underlying Investment Banker’s Warrants 60,000	After 180 days from the date of effectiveness or commencement of sales of the public offering

Shares Offered in this Offering: 2,000,000	After the date of this prospectus, these shares will be freely tradable.

Tax Matters Applicable to U.S. Holders of Our Common Stock

The following sets forth the material Chinese and U.S. federal income tax matters related to an investment in our common stock. It is directed to U.S. Holders (as defined below) of our common stock and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to an investment in our common stock, such as the tax consequences under state, local and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Kaufman & Canoles, P.C., our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law.

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The following brief description applies only to U.S. Holders (defined below) that hold common stock as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

WE URGE POTENTIAL PURCHASERS OF OUR SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR SHARES.

People’s Republic of China Enterprise Taxation

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.” Our company is not subject to value added taxes or enterprise income taxes by virtue of qualifying as an entity engaged in agriculture. Our exemption from value added taxes derives from State Council Order No. 538, which exempts from value added taxes self-produced agricultural products sold by agricultural producers. Our exemption from enterprise income tax derives from State Council Order No. 512, which exempts from enterprise income tax income from enterprises engaged in agriculture. If these exemptions were to be terminated or we were to fail to qualify to receive these exemptions, we would be subject to taxation at the standard rates of 17% for value added taxes and 25% for enterprise income taxes, unless we were otherwise to qualify for a decreased tax rate.

PRC Value Added Tax

Pursuant to the Provisional Regulation of China on Value Added Tax and its implementing rules, issued in December 1993, all entities and individuals that are engaged in the businesses of sales of goods, provision of repair and placement services and importation of goods into China are generally subject to a VAT at a rate of 17% (with the exception of certain goods which are subject to a rate of 13%) of the gross sales proceeds received, less any VAT already paid or borne by the taxpayer on the goods or services purchased by it and utilized in the production of goods or provisions of services that have generated the gross sales proceeds.

PRC Business Tax

Companies in China are generally subject to business tax and related surcharges by various local tax authorities at rates ranging from 3% to 20% on revenue generated from providing services and revenue generated from the transfer of intangibles.

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United States Federal Income Taxation

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark-to-market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding our common stock as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our voting shares;

•	persons who acquired our common stock pursuant to the exercise of any employee share option or otherwise as consideration; or

•	persons holding our common stock through partnerships or other pass-through entities.

Prospective purchasers are urged to consult their tax advisors about the application of the U.S. Federal tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our common stock.

Taxation of dividends and other distributions on our common stock

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the common stock (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2011, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the shares of common stock, are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, shares of common stock are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NASDAQ Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our shares of common stock, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our shares of common stock will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your shares of common stock, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Common Stock

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the shares of common stock. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the shares of common stock for more than one year, you will be eligible for reduced tax rates of 0% (for individuals in the 10% or 15% tax brackets) or 15% for all other individuals, assuming the renewal of current capital gains rates prior to their scheduled expiration at the end of 2010. If capital gains preferential rates are not renewed, such gains would be taxable at the personal income rates then in place. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company

Based on our current and anticipated operations and the composition of our assets, we do not expect to be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our current taxable year ending June 30, 3014. Our actual PFIC status for the current taxable year ending June 30, 2014 will not be determinable until the close of such taxable year and, accordingly, there is no guarantee that we will not be a PFIC for the current taxable year. PFIC status is a factual determination for each taxable year, which cannot be made until the close of the taxable year. A non-U.S. corporation is considered a PFIC for any taxable year if either:

•	at least 75% of its gross income is passive income; or

•	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

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We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our shares of common stock, our PFIC status will depend in large part on the market price of our shares of common stock. Accordingly, fluctuations in the market price of the shares of common stock may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. If we are a PFIC for any year during which you hold shares of common stock, we will continue to be treated as a PFIC for all succeeding years during which you hold shares of common stock. However, if we cease to be a PFIC, you may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to the shares of common stock.

If we are a PFIC for any taxable year during which you hold shares of common stock, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the shares of common stock, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the shares of common stock will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over your holding period for the shares of common stock;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the shares of common stock cannot be treated as capital, even if you hold the shares of common stock as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the shares of common stock, you will include in income each year an amount equal to the excess, if any, of the fair market value of the shares of common stock as of the close of your taxable year over your adjusted basis in such shares of common stock. You are allowed a deduction for the excess, if any, of the adjusted basis of the shares of common stock over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the shares of common stock included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the shares of common stock, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the shares of common stock, as well as to any loss realized on the actual sale or disposition of the shares of common stock, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such shares of common stock. Your basis in the shares of common stock will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “—Taxation of Dividends and Other Distributions on our Shares of common stock” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the NASDAQ Capital Market. If the shares of common stock are regularly traded on the NASDAQ Capital Market and if you are a holder of shares of common stock, the mark-to-market election would be available to you were we to be or become a PFIC.

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Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold shares of common stock in any year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the shares of common stock and any gain realized on the disposition of the shares of common stock.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our shares of common stock and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our shares of common stock and proceeds from the sale, exchange or redemption of our shares of common stock may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

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Placement

We have engaged                           to conduct this offering on a “best efforts, minimum/maximum” basis. The offering is being made without a firm commitment by the placement agent, which has no obligation or commitment to purchase any of our shares. None of our officers, directors or affiliates may purchase shares in this offering.

Unless sooner withdrawn or canceled by either us or the placement agent, the offering will continue until the earlier of: (i) a date mutually acceptable to us and our placement agents after which at least $8,000,000 of our common stock is sold (the minimum offering); (ii) such time as $10,000,000 of our common stock is sold (the maximum offering) or (iii) (the “Offering Termination Date”). The placement agents have agreed in accordance with the provisions of SEC Rule 15c2-4 to cause all funds received by the placement agent for the sale of the shares of common stock to be promptly deposited in an escrow account maintained by      (the “Escrow Agent”) as escrow agent for the investors in the offering. The Escrow Agent will exercise signature control on the escrow account and will act based on joint instructions from our company and the placement agents. On the closing date for the offering, net proceeds in the escrow account maintained by the Escrow Agent will be delivered to our company. We will not be able to use such proceeds in China, however, until we complete certain remittance procedures in China. If we do not complete this offering before the Offering Termination Date, all amounts will be promptly returned as described below. If we complete this offering, then on the closing date, we will issue shares to investors and placement agent warrants to our placement agents exercisable at a rate of one warrant per share to purchase up to 4% of the aggregate number of shares of common stock sold in this offering, which amount may be reduced to no warrants for shares placed with investors with whom the Company has a preexisting relationship. In addition, we have agreed to pay the placement agents a commission fee of 6% of the value of the shares of common stock sold in this offering by the placement agents (or 2% of the value of shares sold to investors with whom we have a preexisting relationship). In the event of any dispute between our company and the Placement Agent, including about whether the minimum offering has been sold and whether and how funds are to be reimbursed, the escrow agent is entitled to petition a court of competent jurisdiction to resolve any such dispute.

Investors must pay in full for all shares of common stock at the time of investment. Payment for the units may be made (i) by check, bank draft or money order made payable to “     ” and delivered to the placement agents no less than four business days before the date of closing, or (ii) by authorization of withdrawal from securities accounts maintained with the Placement agents. If payment is made by authorization of withdrawal from securities accounts, the funds authorized to be withdrawn from a securities account will continue to accrue interest, if any interest is to accrue on such amounts, at the contractual rates until closing or termination of the offering, but a hold will be placed on such funds, thereby making them unavailable to the purchaser until closing or termination of the offering. If a purchaser authorizes the placement agents to withdraw the amount of the purchase price from a securities account, such placement agents will do so as of the date of closing. The placement agents will inform prospective purchasers of the anticipated date of closing. If payment is made by check, investors should make all checks payable to the Escrow Agent.

Proceeds deposited in escrow with the Escrow Agent may not be withdrawn by investors prior to the earlier of the closing of the offering or the Offering Termination Date. If the offering is withdrawn or canceled or if the 1,600,000 share minimum offering is not reached and proceeds therefrom are not received by us on or prior to the Offering Termination Date, all proceeds will be promptly returned by the Escrow Agent without interest or deduction to the persons from which they are received (within one business day) in accordance with applicable securities laws. All such proceeds will be placed in a non-interest bearing account pending such time.

Pursuant to that certain placement agreement by and among the placement agents and us, the obligations of the Placement Agents to solicit offers to purchase the shares and of investors solicited by the placement agents to purchase our common stock are subject to approval of certain legal matters by counsel to the placement agents. The placement agents’ ability to complete this “best efforts minimum/maximum” transaction is dependent upon the existence of stable U.S. trading markets. As such, the placement agents’ obligations under the placement agreement are also subject to various conditions which are customary in transactions of this type, including that, as of the closing of the offering, there shall not have occurred (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the publication of quotations on the NASDAQ Stock Market (National Market System or Capital Market); (ii) a general moratorium on commercial banking activities in the State of New York or China; (iii) the engagement by the United States or China in hostilities which have resulted in the declaration of a national emergency or war if any such event would have a material adverse effect, in the placement agents’ reasonable judgment, as to make it impracticable or inadvisable to proceed with the solicitation of offers to consummate the offering with respect to investors solicited by the placement agents on the terms and conditions contemplated herein.

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We have agreed to indemnify the placement agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the placement agents may be required to make in respect of those liabilities.

The placement agents are offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to conditions contained in the placement agreement, such as the receipt by the placement agents of officers’ certificates and legal opinions. The placement agents reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part in the event (i) our representations or warranties are incorrect or misleading or we fail to fulfill our agreements with the placement agents; (ii) a material adverse change occurs affecting our business, management, property, assets, results of operations, condition or prospects; (iii) trading is suspended on any national securities exchange; (iv) war is declared; (v) a banking moratorium is declared in Virginia, New York or the U.S.; or (vi) any laws, regulations, court or administrative order or other governmental or agency act causes the placement agents to believe that our business or the U.S. securities markets will be materially adversely affected. The placement agents’ discretion in this regard is broad.

The placement agents intend to offer our common stock to their retail customers only in states in which we are permitted to offer our common stock. We have relied on an exemption to the blue sky registration requirements afforded to “covered securities.” Securities listed on the NASDAQ Capital Market are “covered securities.” If we were unable to meet the NASDAQ Capital Market’s listing standards, then we would be unable to rely on the covered securities exemption to blue sky registration requirements and we would need to register the offering in each state in which we planned to sell shares. Consequently, we will not complete this offering unless we meet the NASDAQ Capital Market’s listing requirements.

In connection with this offering, the placement agents or certain of the securities dealers may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Investment Banking Advisory Fee

We have agreed to pay a fee of $150,000 (of which, $50,000 plus certain legal fees have been paid prior to closing) and 60,000 warrants to NMS Capital Advisors, LLC for pre-closing investment banking services, due diligence assistance and structuring services for a period of twelve (12) months or following the closing of the offering. This agreement calls for NMS Capital Advisors, LLC to provide private investment banking advisory services after closing of this offering. NMS may also act as introducing broker to the placement agents and share part of any fees payable to placement agents herein. The warrants to be issued to NMS are exercisable for five years after the offering and are exercisable at $5.00 but no less than the final offering price per share in this offering.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

We expect our total cash expenses for this offering to be approximately $837,095, exclusive of the above commissions. In addition, we will reimburse the placement agents’ expenses. The placement agents must sell the minimum number of securities offered (1,600,000 shares) if any are sold. The placement agents are required to use only its best efforts to sell the securities offered. The offering will terminate upon the earlier of: (i) a date mutually acceptable to us and our placement agents after which at least $8,000,000 of our common stock is sold (the minimum offering); (ii) such time as $10,000,000 of our common stock is sold (the maximum offering) or (iii). Until we sell at least 1,600,000 shares, all investor funds will be held in an escrow account at      . If we do not sell at least 1,600,000 shares by      , all funds will be promptly returned to investors (within one business day) without interest or deduction. If we complete this offering, then on the closing date, we will issue shares to investors and placement agent warrants to our placement agents.

Placement Agent’s Warrants

We have agreed to sell to the placement agents, on the closing date of this offering, at a price of $0.001 per warrant, placement agent’s warrants exercisable at a rate of one warrant per share to purchase 4% of the number of shares of common stock issued by us in connection with the offering. Such amount may be reduced to no warrants for common stock sold to investors with whom we have a previous relationship. We will issue between 64,000 and 80,000 placement agent’s warrants in connection with this offering, depending on the number of shares of common stock sold in this offering. Each placement agent’s warrant will be exercisable to purchase one share of common stock. The placement agent’s warrants will be exercisable at 100% the offering price per share for a period of five years after issuance on the closing date of this offering. The placement agent’s warrants may not be exercised, sold, transferred, pledged, assigned or hypothecated for a period of 180 days after the date of effectiveness or commencement of sales of the public offering, except to respective officers or partners and shareholders of the placement agents. This restriction is imposed pursuant to the requirements of FINRA Rule 5110(g)(1). If we do not complete this offering by selling at least the minimum number of shares of common stock, we will not issue any placement agent’s warrants to our placement agents.

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For the life of the placement agent’s warrants, the holders thereof are given, at nominal costs, the opportunity to profit from a rise in the market price of our common stock with a resulting dilution in the interest of other shareholders. Further, the holders may be expected to exercise the placement agent’s warrant at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided in the placement agent’s warrants.

We are required for the life of the placement agent’s warrants to reserve sufficient shares of common stock to deliver upon exercise of the warrants and to take all necessary actions to ensure that we may validly and legally issue fully paid and non-assessable shares on exercise of the warrants.

The placement agents have a right to demand registration of the shares of common stock in the event registered shares of common stock are not available at the time of exercise and an exemption from such registration is not otherwise available. If this happens, we will be required to file the registration statement within ninety (90) days after demand and to pay the costs associated with the registration other than the Placement Agent’s counsel fees and any underwriting or selling commissions. We are required to seek the listing of the shares on the same exchange on which our common stock trades, if any.

To the extent we are unable to register the shares, the placement agents may exercise the warrant with a cashless exercise, which is designed to give the placement agents the economic benefit of exercising the placement agent’s warrants. A cashless exercise, however, would not result in the payment of any exercise price to us.

The Placement Agent’s warrants also contain anti-dilution provisions, consistent with applicable FINRA rules, to adjust the terms of the Placement Agent’s warrants as necessary to protect against dilution in the event we reorganize, consolidate, merge or subdivide our shares.

Market and Pricing Considerations

Prior to this offering, there has been no public market for our common stock. The initial public offering price is determined by negotiations between us and the placement agents. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company.

An active trading market for our common stock may not develop. It is possible that after this offering the shares of common stock will not trade in the public market at or above the initial offering price.

The exercise price for the placement agent’s warrants issued to our placement agents in connection with, and conditional on the closing of, this offering has been negotiated between our company and the placement agents. The exercise price (100% of the offering price of shares of common stock in this offering), along with the length of time the placement agents must wait before exercise (at least 180 days after the closing of this offering) are influenced by the valuation attributed by FINRA in its calculation of the acceptability of aggregate placement consideration.

Discretionary Shares

The placement agents will not sell any shares in this offering to accounts over which they exercise discretionary authority, without first receiving written consent from those accounts.

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Application for Listing on the NASDAQ Capital Market

We will apply to list our common stock on the NASDAQ Capital Market under the symbol “TYHT.” As this offering is a best-efforts offering, the NASDAQ Capital Market has indicated that it is unable to admit our common stock for listing until the completion of the offering and, consequently, the satisfaction of NASDAQ Capital Market listing standards. If so admitted, we expect our common stock to begin trading on the NASDAQ Capital Market on the day following the closing of this offering. If our common stock is eventually listed on the NASDAQ Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of the common stock, the placement agents may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. In order to facilitate the offering, the placement agents may, but are not required to, bid for, and purchase, shares of common stock in the open market to stabilize the price of the stock. These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock. The placement agents are not required to engage in these activities, and may end any of these activities at any time. We and the placement agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

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Legal Matters

Certain matters as to U.S. law in connection with this offering will be passed upon for us by Kaufman & Canoles, P.C. Certain legal matters relating to the offering as to Chinese law will be passed upon for us by Da Cheng, People’s Republic of China. Kaufman & Canoles, P.C. may rely upon Da Cheng with respect to matters governed by PRC law.

Experts

Friedman LLP, independent registered public accounting firm, has audited our consolidated financial statements for each of the years ended June 30, 2013 and 2012, as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Friedman LLP’s report, given on their authority as experts in accounting and auditing.

The current address of Friedman LLP is 1700 Broadway, New York, New York 10019.

Interests of Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or has or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of subsidiaries, variable interest entities, or affiliates. Nor was any such person connected with our company or any of subsidiaries, variable interest entities, or affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Where You Can Find More Information

We have filed with the SEC under the Securities Act a registration statement on Form S-1 relating to the shares of common stock we and the selling stockholders are offering by this prospectus. This prospectus, which constitutes part of the registration statement filed with the SEC, does not contain all the information included in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our shares of common stock, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, where the contract, agreement or other document is an exhibit to the registration statement, any statement with respect to such contract, agreement or document is qualified by the provisions of such exhibit. You may examine and copy the registration statement, including the exhibits, at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can obtain a copy of all or a portion of the registration statement by mail from the Public Reference Section of the SEC at the same address, upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the SEC.

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FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Shineco, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Shineco, Inc. and Subsidiaries (the “Company”) as of June 30, 2014 and 2013, and the related consolidated statements of income and comprehensive income, changes in equity, and cash flows for each of the years in the two-year period ended June 30, 2014. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Shineco, Inc. and Subsidiaries as of June 30, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the two-year period ended June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/s/ Friedman LLP

New York, New York

December 2, 2014, except for Notes 2 and 6, as to which the date is March 6, 2015

F-1

SHINECO, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2014	2013
ASSETS

CURRENT ASSETS:
Cash	$3,089,845	$1,964,652
Accounts receivable, net- third parties	1,321,250	1,811,266
- uncosolidated entity	1,270,750	-
Due from related parties	1,361,513	5,429,021
Inventories	5,501,601	7,571,900
Advances to suppliers	3,281,416	170,279
Loans to third parties	2,226,351	-
Other receivables	545,127	84,640
Deferred tax assets	163,132	70,118
Prepaid leases - current, net	-	58,580
Prepaid expenses and other current assets	242,467	213,502
TOTAL CURRENT ASSETS	19,003,452	17,373,958

Property and equipment at cost, net of accumulated depreciation	6,436,052	5,960,475
Land use right, net of accumulated amortization	1,593,351	1,620,476
Intangible assets	45,975	29,502
Investment in unconsolidated entities	10,980,357	1,566,307
Long-term deposit and other noncurrent assets	96,525	446,052
Prepaid leases-non current, net	4,065,844	3,576,850

TOTAL ASSETS	$42,221,556	$30,573,620

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term bank loans	$2,671,192	$4,002,904
Accounts payable	37,656	506,311
Advances from customers	12,354	22,893
Due to related party	-	375,039
Other payables and accrued expenses	320,550	284,743
Taxes payable	717,314	601,492
TOTAL LIABILITIES	3,759,066	5,793,382

COMMITMENTS AND CONTINGENCIES

Contingently redeemable convertible preferred stock , $0.001 par value; 5,000,000 shares authorized; Nil and 3,000,000 shares issued and outstanding; liquidation preference $0.70 per share as of June 30, 2014 and 2013, respectively	-	2,100,000

EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized; 19,320,882 and 12,785,882 issued and outstanding as of June 30 2014 and 2013, respectively	19,321	12,786
Additional paid-in capital	17,344,466	9,791,377
Statutory reserve	2,040,382	1,847,203
Retained earnings	16,621,982	8,988,122
Accumulated other comprehensive income	1,741,203	1,461,215
Total Stockholders' equity of Shineco, Inc.	37,767,354	22,100,703
Non-controlling interest	695,136	579,535
TOTAL EQUITY	38,462,490	22,680,238

TOTAL LIABILITIES AND EQUITY	$42,221,556	$30,573,620

The accompanying notes are an integral part of these consolidated financial statements

F-2

SHINECO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2014	2013

REVENUE	$31,289,822	$34,783,840

COST OF REVENUE
Cost of product and services	21,616,318	25,167,141
Business and sales related tax	80,755	203,585

GROSS PROFIT	9,592,749	9,413,114

OPERATING EXPENSES
General and administrative expenses	1,637,801	1,189,459
Selling expenses	847,191	1,197,236
Total operating expense	2,484,992	2,386,695

INCOME FROM OPERATIONS	7,107,757	7,026,419

OTHER INCOME (EXPENSE)
Income (loss) from equity method investments	1,823,187	(26,667)
Other income	181,279	90,056
Interest income (expense)	(133,413)	(261,843)
Total other income (expense)	1,871,053	(198,454)

INCOME BEFORE INCOME TAX PROVISION	8,978,810	6,827,965

PROVISIONS FOR INCOME TAXES	1,010,516	863,085

NET INCOME	7,968,294	5,964,880

Less: net income attributable to non-controlling interest	(141,255)	(138,507)

NET INCOME ATTRIBUTABLE TO SHINECO, INC.	$7,827,039	$5,826,373

COMPREHENSIVE INCOME
Net income	7,968,294	5,964,880
Foreign currency translation gain (loss)	254,334	454,055
Total comprehensive income	8,222,628	6,418,935
Comprehensive income attributable to non-controlling interest	(115,601)	(157,445)
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHINECO, INC.	$8,107,027	$6,261,490

Weighted average number of shares basic	16,397,621	12,785,882

Weighted average number of shares diluted	16,397,621	16,910,882

Basic earnings per common share	$0.48	$0.46

Diluted earnings per common share	$0.48	$0.34

The accompanying notes are an integral part of these consolidated financial statements

F-3

SHINECO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED JUNE 30, 2014 AND 2013

						ACCUMULATED OTHER	NON-
	COMMON STOCK		ADDITIONAL	STATUTORY	RETAINED	COMPREHENSIVE	CONTROLLING
	SHARES	AMOUNT	PAID-IN CAPITAL	RESERVE	EARNINGS	INCOME	INTEREST	TOTAL EQUITY

Balance at June 30, 2012	12,785,882	$12,786	$9,709,919	$1,507,400	$3,501,552	$1,026,098	$422,090	$16,179,845
Net income for the year					5,826,373		138,507	5,964,880
Additional capital contributed			81,458					81,458
Appropriation of statutory reserve				339,803	(339,803)			-
Foreign currency translation gain						435,117	18,938	454,055
Balance at June 30, 2013	12,785,882	$12,786	$9,791,377	$1,847,203	$8,988,122	$1,461,215	$579,535	$22,680,238

Net income for the year					7,827,039		141,255	7,968,294
Exercise of convertible notes	2,410,000	2,410	5,456,089					5,458,499
Exercise of convertible preferred stock	4,125,000	4,125	2,097,000					2,101,125
Appropriation of statutory reserve				193,179	(193,179)			-
Foreign currency translation gain (loss)						279,988	(25,654)	254,334
Balance at June 30, 2014	19,320,882	$19,321	$17,344,466	$2,040,382	$16,621,982	$1,741,203	$695,136	$38,462,490

The accompanying notes are an integral part of these consolidated financial statements

F-4

SHINECO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended June 30,
	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,968,294	$5,964,880
Adjustments to reconcile net income to net cash provided by operating activities:	-	-
Depreciation and amortization	699,983	733,961
Provision for (recovery of) doubtful accounts	(41,650)	48,745
Change of inventory reserve	(68,887)	-
Deferred tax benefit	(92,795)	-
Loss (income) from equity method investments	(1,823,187)	26,667

Changes in operating assets and liabilities:
Accounts receivable	538,847	1,708,862
Advances to suppliers	(3,112,101)	(104,552)
Inventories	2,185,255	(1,283,352)
Other receivables	(460,862)	(38,962)
Prepaid expense and other assets	(27,829)	117,861
Due from related parties	4,105,309	(5,197,152)
Long-term deposit and other noncurrent assets	352,661	598,732
Prepaid leases	(410,925)	(2,765,645)
Accounts payable	(472,346)	(2,460,348)
Advances from customers	(10,687)	(16,568)
Other payables	34,284	(2,809,750)
Taxes payable	112,680	390,985
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	9,476,044	(5,085,636)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(1,123,304)	(2,834,786)
Acquisition of land use right	-	(846,164)
Loans to third parties	(2,230,461)	-
Payments made on investment in unconsolidated entites	(8,872,600)	(1,569,712)
NET CASH USED IN INVESTING ACTIVITIES	(12,226,365)	(5,250,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayment of) short-term bank loans	(1,356,504)	243,576
Proceeds from capital contributions	325,600	81,458
Proceeds from equity financing -convertible notes	5,279,604	-
Repayment of advances from related parties	(377,824)	(707,778)
NET CASH PROVIDED BY(USED IN) FINANCING ACTIVITIES	3,870,876	(382,744)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	4,638	77,406

NET INCREASE (DECREASE) IN CASH	1,125,193	(10,641,636)

CASH-Beginning of the Year	1,964,652	12,606,288

CASH-End of the Year	$3,089,845	$1,964,652
	-	-
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax	$750,077	$701,132
Cash paid for interest	$224,972	$293,570

The accompanying notes are an integral part of these consolidated financial statements

F-5

Shineco, Inc.

Notes to Consolidated Financial Statements

 NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Shineco, Inc. ("Shineco" or the “Company”) was incorporated in the State of Delaware on August 20, 1997. The Company is a holding company whose primary purpose is to develop business opportunities in the People’s Republic of China (“PRC” or “China”).

On December 30, 2004, the Company acquired all of the issued and outstanding shares of Beijing Tenet-Jove Technological Development Corp., Ltd. (“Tenet-Jove”), a PRC company, in exchange for restricted shares of the Company’s common stock, and the sole operating business of the Company became that of its subsidiary, Tenet-Jove. Tenet-Jove was incorporated on December 15, 2003 under the laws of China. Consequently, Tenet-Jove became a 100% owned subsidiary of Shineco and was officially granted the status of a Wholly Foreign-Owned Entity (“WFOE”) by Chinese authority on July 14, 2006. This transaction was accounted for as a recapitalization. Tenet-Jove owns 90% interest of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

On December 31, 2008, June 11, 2011 and May 24, 2012, respectively, Tenet-Jove entered into a series of contractual agreements with the owners of Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), each of Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”)and Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng”). On February 24, 2014, Tenet-Jove also subsequently entered into the same series of contractual agreements with ShinecoZhisheng (Beijing) Bio-Technology Co., Ltd (“ ShinecoZhisheng Bio-tech”), which is a new company incorporated in 2014. Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, Qingdao Zhihesheng as well as Shineco Zhisheng Bio-tech are collectively referred to herein as “Zhisheng Group”. , These agreements include an Executive Business Cooperation Agreement; Timely Reporting Agreements; Equity Interest Pledge Agreement and Executive Option Agreements.

Pursuant to these agreements, Tenet-Jove has the exclusive right to provide to Zhisheng Group and Ankang Longevity consulting services related to business operation and management. All these contractual agreements obligate Tenet-Jove to absorb a majority of the risk of loss from Zhisheng Group and Ankang Longevity’s activities and entitle Tenet-Jove to receive a majority of their residual returns. In essence, Tenet-Jove has gained effective control over Zhisheng Group and Ankang Longevity. Based on these contractual arrangements, The Company believes that Zhisheng Group and Ankang Longevity should be considered as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of these entities are consolidated with those of Tenet-Jove.

Since Shineco is effectively controlled by the majority shareholders of Zhisheng Group and Ankang Longevity. Shineco owns 100% equity interest of Tenet-Jove. Accordingly, Shineco, Tenet-Jove, and its VIEs, Zhisheng Group and Ankang Longevity are effectively controlled by the same majority shareholders. Therefore, Shineco, Tenet-Jove and its VIEs are considered under common control. The consolidation of Tenet-Jove and its VIEs into Shineco has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Tenet-Jove and its VIES had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company, its subsidiaries, its VIE and its VIE’s subsidiaries (collectively the “Group”) operate three main business segments: 1) Tenet-Jove is engaged in planting, manufacturing and selling of Bluish Dogbane and related products, also known in Chinese as “Luobuma”, including therapeutic clothing and textile products made from Luobuma; 2) Zhisheng Group is engaged in the business of planting, processing and distributing of green agricultural produce as well as providing domestic and international logistic services for agricultural products (“Agricultural Products”); 3) Ankang Longevity develops and manufactures traditional Chinese herbal medicinal products as well as other retail pharmaceutical products. These different business activities and products can potentially be integrated and benefit from one and other.

F-6

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of Shineco have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”)

The consolidated financial statements of the Company reflect the principal activities of the following entities. The non-controlling interest represents the minority shareholders’ interest in the Group’s majority owned subsidiaries. All intercompany transactions have been eliminated

Name of the entity	Place of Incorporation	Ownership Percentage
Shineco, Inc.	Delaware	Parent
Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”) (“WOFE”)	Beijing, China	100%
Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tianjin Tenet Huatai”)	Tianjin, China	90%
ShinecoZhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-tech”) (“VIE”)	Beijing, China	VIE
Yantai Zhisheng International Freight Forwarding Co., Ltd. (“Zhisheng Freight”) (“VIE”)	Yantai, China	VIE
Yantai Zhisheng International Trade Co., Ltd. (“Zhisheng Trade”) (“VIE”)	Yantai, China	VIE
Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”) (“VIE”)	Yantai, China	VIE
Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (“Qingdao Zhihesheng”) (“VIE”)	Qingdao, China	VIE
Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (“Ankang Longevity Decoction Pieces”) (“VIE”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical Group Chain Co., Ltd. (“Ankang Longevity Chain”) (“VIE”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (“Ankang Longevity Industry”) (“VIE”)	Ankang, China	VIE

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities (“VIEs”), VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The carrying amount of the VIE and its subsidiaries’ consolidated assets and liabilities are as following:

	June 30, 2014	June 30, 2013

Current assets	$12,503,142	$16,179,261
Plant and equipment, net	4,760,941	4,398,236
Other noncurrent assets	16,250,852	6,783,465
Total assets	33,514,935	27,360,962
Total liabilities	(3,246,014)	(4,885,958)
Net assets	$30,268,921	$22,475,004
F-7

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Non-controlling Interests

Accounting principles generally accepted in the United States of America (“GAAP”) require that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income and comprehensive income.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Members of the current management team own controlling interests in the Company and are also the owners of the VIEs in the PRC.  The Company only controls the VIEs through contractual arrangements which obligate it to absorb the risk of loss and to receive the residual expected returns.  As such, the controlling shareholders of the Company and the VIEs could cancel these agreements or permit them to expire at the end of the agreement terms, as a result of which the Company would not retain control of the VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, intangible assets, the recoverability of long-lived assets and the valuation of accounts receivable, deferred tax assets, accrued expenses, taxes payable and inventories. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from sales of bluish dogbane products, Chinese medicinal herbal products and agricultural products, as well as providing logistic service and other processing service to external customers. The Company recognizes revenue under FASB Codification Topic 605 ASC Topic 605). Pursuant to this guidance, revenue is recognized when all of the following have occurred: (i) there is persuasive evidence of an arrangement with a customer and (ii) delivery has occurred or services have been rendered (iii) the Company’s collection of such fees is reasonable assured. These criteria, as related to the Company’s revenue, are considered to have been met as follows:

Sales of products: the Company recognizes revenue on sale of products when the goods are delivered and title to the goods passes to the customer provided that there are no uncertainties regarding customer acceptance; persuasive evidence of the an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

F-8

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue from the rendering of services: Revenue from international freight forwarding, domestic air and overland freight forwarding services are recognized upon performance of services as stipulated in the underlying contract or when commodities are being released from the customer’s warehouse.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposits and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Balances in banks in the PRC are uninsured.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considerers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. As of June 30, 2014 and June 30, 2013, the allowances for doubtful accounts were $129,086 and $165,913, respectively.

Accounts receivable-unconsolidated entity represents the amount due from Shanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), with whom the Company entered into a supplemental agreement in September 2013. According to the supplemental agreement, the new joint-venture company established by Shaanxi Pharmaceutical and the Company are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution that equals to 7% of the total purchases made from Shaanxi Pharmaceutical Group. The accounts receivable mainly represent the preferred distribution due from Shaanxi Pharmaceutical Group. As of June 30, 2014 and June 30, 2013, the balance of accounts receivable – unconsolidated entity was $1,270,750 and nil, respectively.

Inventories

Inventories, which are stated at the lower of cost or current market value, consisting of raw materials, work-in-progress, finished goods related to the Company’s products. Cost is determined using the first in first out (FIFO) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold. The Company periodically evaluates its inventory and records inventory reserve for certain inventories that may not be saleable. As of June 30, 2014 and June 30, 2013, the Company had inventory reserves of $518,699 and $584,205, respectively.

Advances to Suppliers

Advances to suppliers consist of balance paid to suppliers for materials that have not been received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. Historically, the Company has not experienced any losses as a result of these advances. As of June 30, 2014 and 2013, the Company had balance of $3,281,416 and $170,279, respectively.

F-9

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans to Third Parties

Loans to third parties consists of various cash advances to unrelated companies and individuals with which the Company has business relationships, The loans are due within one year with interest rate ranging from 0-4.17% per month. Loans to third parties are reviewed periodically as to whether their carrying value has become impaired. As of June 30, 2014 and 2013, the Company had balance of $2,226,351 and Nil, respectively. For the year ended June 30, 2014, interest income of $90,496 earned on these loans was included in “Interest income and expense” on the consolidated statements of operation and comprehensive income.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, over an asset’s estimated useful life, Farmland leasehold improvements are amortized over the shorter of lease term or remaining lease period of the underlying assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives

Buildings	20-30 years
Machinery equipment	5-10 years
Motor vehicles	5-10 years
Office equipment	5-10 years
Farmland leasehold improvements	12-18 years

Land Use Right

Under PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the rights to use parcels of land for specified period of time. Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful life is 50-years, and is determined in connection with the term of the land use rights.

Long-lived Assets

The Company accounts for long-lived assets under FASB Codification Topic 360 (ASC Topic 360) “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets.” Finite-lived assets and intangibles are also reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset's carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property, plant and equipment and land use rights. For the period ended June 30, 2014 and 2013, the Company did not recognize any impairment of its long-lived assets.

F-10

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of accounts receivable, other current assets and prepaid expenses, short term loans, other payables and accrued expenses approximate their fair values because of the short-term nature of these instruments.

The fair values of investments in unconsolidated entities are estimated based on valuation techniques using the best information available, including market comparables (Level 2 inputs) and discounted cash flow projections using investment income (Level 3 inputs).The fair values of such investments exceed their carrying amounts.

Income Tax

The Company accounts for income taxes under FASB Codification Topic 740 (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not have any uncertain tax position at June 30, 2014 or at June 30, 2013.

The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns remains open for tax years 2010 and after. As of June 30 2014, the tax years ended June 30, 2007 through June 30, 2012 for the Company’s People’s Republic of China (“PRC”) subsidiaries remain open for statutory examination by PRC tax authorities.

F-11

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a Value-Added Tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product or acquiring its finished products. The Company recorded a VAT payable and VAT receivable net of payment in the accompanying financial statements.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes. The Company’s subsidiaries and VIEs maintain their books and records in their functional currency of Renminbi (“RMB”), the currency of the PRC.

In general, for consolidation purposes, the Company translates the assets and liabilities of its subsidiaries and VIEs into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements of the subsidiaries and VIEs are recorded as accumulated other comprehensive income.

The balance sheet amounts, with the exception of equity, at June 30, 2014 and 2013 were translated at 1 RMB to $0.1625USD and at 1 RMB to $0.1616 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the years ended June 30, 2014 and 2013 were at 1 RMB to $0.1628 USD and at 1 RMB to $0.1592 USD, respectively.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income in the consolidated statements of income and comprehensive income and the consolidated statements of changes in equity.

Equity Investment

An investment in which the Company has the ability to exercise significant influence, but does not have a controlling interest, is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the years ended June 30, 2014 and 2013.

F-12

Shineco, Inc.

Notes to Consolidated Financial Statements

 NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements

In April 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. Under the new guidance, only disposals representing a strategic shift in operations should be presented as discontinued operations. The new guidance also requires disclosure of the pre-tax income attributable to a disposal of a significant part of an organization that does not qualify for discontinued operations reporting. The amendments in the ASU are effective in the first quarter of 2015 for public organizations with calendar year ends. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a significant impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU No 2014-09, Revenue from Contracts with Customers, Topic 606. This Update affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the 2 transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). The guidance in this Update supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, this Update supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts. In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. This ASU is effective for public companies for fiscal years, and interim periods within those years beginning after December 15, 2016. Management is evaluating the potential impact, if any, on the Company’s financial position and results of operations.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-Stock Compensation: Topic 718. This amendment requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. This ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company does not expect the adoption of this guidance will have a significant impact on the Company’s consolidated financial statements

In August 2014, the FASB issued ASU No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. ASU 2014-15 applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company does not expect that the adoption of this standard will have a material effect on the Company’s consolidated financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have material impact on the Company's consolidated financial statement.

F-13

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 3- INVENTORIES

The inventories consist of the following:

	June 30, 2014	June 30, 2013

Raw materials	$1,057,020	$300,411
Work-in-process	4,030,129	5,284,226
Finished goods	914,733	2,545,231
Packing materials	18,418	26,237
Less: inventory reserve	(518,699)	(584,205)
	$5,501,601	$7,571,900

Work in process includes direct costs such as seed selection, fertilizer, labor cost and subcontractor fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold.

NOTE 4- PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	June 30, 2014	June 30, 2013

Buildings	$4,466,801	$4,442,062
Building improvement	57,045	-
Machinery equipment	441,921	439,474
Motor vehicles	257,739	235,434
Construction in progress	487,500	-
Office equipment	257,099	214,349
Farmland leasehold improvement	3,417,207	2,903,207
	9,385,312	8,234,526

Less: accumulated depreciation and amortization	(2,949,260)	(2,274,051)

Property, plant and equipment, net	$6,436,052	$5,960,475

Depreciation and amortization expense charged to operations was $663,767 and $697,847 for the years ended June 30, 2014 and 2013, respectively.

Farmland leasehold improvements consist of following:

	June 30, 2014	June 30, 2013

Blueberry farmland leasehold reconstruction	$2,625,250	$2,610,710
Yew tree planting base reconstruction	294,125	292,497
Greenhouse renovation	497,832	-
Total farmland leasehold improvement	$3,417,207	$2,903,207
F-14

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 5- LAND USE RIGHTS, NET

The Company states land use right at cost less accumulated amortization. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the “Right”) to use the land. The Company has the Right to use the land for 50 years and amortizes the Right on a straight-line basis over the period of 50 years.

	June 30, 2014	June 30, 2013

Land use rights	$1,807,484	$1,797,474
Less: accumulated amortization	(214,133)	(176,998)
Land use rights, net	$1,593,351	$1,620,476

The estimated future amortization expenses are as follows:

Years ending June 30:

2015	$36,150
2016	36,150
2017	36,150
2018	36,150
2019	36,150
Thereafter	1,412,601
Total	$1,593,351

NOTE 6- INVESTMENT IN UNCONSOLIDATED ENTITIES

1)	Investments in unconsolidated entities

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence, but not control of these two entities. . Ankang Longevity Group recorded a net income of $550,091 and a net loss of $26,667 for the years ended June 30, 2014 and 2013, respectively, from the investment, which was included in “Income from equity method investments” in the consolidated statements of operations and comprehensive income.

 In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”).According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the year ended June 30, 2014, a total of $1,273,096 was recognized by Ankang Longevity Group from this supplemental agreement in addition to its 49% share of the net income of the joint ventures.

F-15

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 6- INVESTMENT IN UNCONSOLIDATED ENTITIES (Continued)

On April 6, 2013 and June 2, 2013, respectively, Tenet-Jove entity invested RMB 1.5 million (approximately $0.24 million) each into two new companies to obtain non-controlling interest of 30% and 40%, respectively. Both companies have not started business operations as of June 30, 2014.Thus, there was no investment income or loss incurred for the years ended June 30, 2014 and 2013 from these two entities.

On October 21, 2013, the Company, through its controlled subsidiaries, Zhisheng Freight and Zhisheng Agriculture, entered into an agreement with an unrelated third party, Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”), to invest RMB 14.5 million (approximately $2.4 million) into Tiancang Systematic Warehousing project (“Tianchang Project”) operated by Zhen’Ai Network. Tiancang Project is an online platform establishedto provide comprehensive warehousing and logistic solutions to companies involved in E-commerce. The Company does not participate in Tiancang Project’s management and operations and the investment does not give the Company any equity interest of Zhen’Ai Network. Instead, the Company is entitled to a profit sharing of 29% of Tiancang Project’s after-tax net income annually, less 30% statutory reserve and 10% employee welfare fund. When the amount of the accumulated statutory reserve reaches 30% of the total investment for the Tiancang Project, no additional appropriation of the statutory reserve is required. Tiancang Project is operated and administered separately within Zhen’Ai Network. According to the contract, the Company has the right to audit the books and records of Tiancang Project annually prior to profit distribution. As of June 30, 2014, the Company has paid a total of RMB14,500,000 (approximately $2.4million) to Tiancang project. The Tiancang Project is currently up and running.

The Company’s investments in unconsolidated entities consist of the following:

	June 30, 2014	June 30, 2013

Shanxi Pharmacy Holding Group Longevity Pharmacy Co., Ltd ( Ankang Longevity Pharmacy )	$1,260,101	$778,516
Shanxi Pharmacy Sunsimiao Drugstores Ankang chain Co., Ltd	376,506	302,991
Nanjing Kang Tian Yi Dressing & Adornment Co., Ltd	243,750	242,400
Tianjin Ou Feng Biotechnology Co., Ltd	243,750	242,400
Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd.	2,356,250	-
Total	$4,480,357	$1,566,307

Summarized financial information of unconsolidated entities is as follows:

	June 30, 2014	June 30, 2013

Current assets	$18,921,337	$2,559,351
Noncurrent assets	22,142,992	3,794,460
Current liabilities	16,169,182	486,905
Noncurrent liabilities	-	-

	For the year ended
	June 30, 2014	June 30, 2013

Net sales	$21,044,866	$449,125
Gross profit	3,128,906	35,486
Income (loss) from operations	1,101,159	(61,104)
Net income (loss)	1,122,635	(54,423)

F-16

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 6- INVESTMENT IN UNCONSOLIDATED ENTITIES (Continued)

2)	Investments in real estate project

On January 28, 2014, the Company, through one of its VIEs, Ankang Longevity Group, entered into an agreement (“Agreement”) with an unrelated third party, Shaanxi Xunyang Hongye Real Estate Co., Ltd. (“Xunyang Hongye”), to jointly invest a total of RMB 60.0 million (approximately $9.7 million) to build a site for planned Chinese herbal medicine exchange market (the “Exchange”) in Ankang City, China. The Exchange intends to provide services to Chinese herbal medicine traders and wholesalers by incorporating physical trading spaces, an online trading platform and logistic services into one-stop shop. The Agreement calls for Ankang Longevity Group to contribute RMB 40.0 million (approximately $6.5 million), which, in return, will entitle Ankong Longevity Group to 60% ownership of the real estate properties that are being constructed. Xunyang Hongye is an experienced real estate developer which is contributing its expertise and license to develop this project. We do not have control over how this project is being constructed and operated. As of June 30, 2014, Ankang Longevity Group has paid the required investment in full and the construction of the building has not been completed.

The Company’s investments in real estate project consist of the following:

	June 30, 2014	June 30, 2013

Shanxi XunyangHongye Real Estate Co., Ltd	$6,500,000	$-
Total	$6,500,000	$-

NOTE 7-PREPAID LEASES

One of the Company’s controlled subsidiaries, Zhisheng Group entered into several farmland lease contracts with farmer cooperatives to lease farmland in order to plant and grow organic vegetable, fruit and Chinese yew trees. The lease term varies from one year to 24 years. The aggregate lease payments on these leases amounted to RMB 24.6 million (approximately $3.98 million). Zhisheng Group paid off the entire required lease amount plus transfer fees at the beginning of the lease.

These leases are accounted for as operating leases in accordance with ASC 840-20 and the aggregate lease amounts will be amortized each year on a straight-line basis over the lease terms. The amortization expense is initially recorded as work in process under inventory account during the growing progress and then transferred to harvested crops costs when the time of harvest and then allocated to cost of sales when they are sold.

The long-term prepaid expenses consist of the following:

	June 30, 2014	June 30, 2013

Current	$-	$58,580
Non-current	4,065,844	3,576,850
Total	$4,065,844	$3,635,430

F-17

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 7-PREPAID LEASES (Continued)

The further amortization expense is as follows:

Years ending June 30:
2015	$246,091
2016	367,966
2017	425,762
2018	422,241
2019	378,366
Thereafter	2,225,418
Total	$4,065,844

NOTE 8- SHORT-TERM LOANS

Short-term loans consist of the following:

Lender	June 30, 2014	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank Donghua Branch-a	$233,692	Due on demand	7.97%
Agricultural Bank of China-b	325,000	2014/8/19	7.20%
Agricultural Bank of China-c	487,500	2014/10/9	7.20%
Agricultural Bank of China-c	1,300,000	2014/11/1	7.20%
Agricultural Bank of China-c	325,000	2015/1/13	7.20%
Total	$2,671,192

Lender	June 30, 2013	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank	$447,704	Due on demand	7.97%
Agricultural Bank of China	1,131,200	2013/11/1	7.80%
Agricultural Bank of China	323,200	2013/7/22	7.20%
Agricultural Bank of China	484,800	2013/9/12	7.20%
Agricultural Bank of China	1,292,800	2013/11/1	7.20%
Agricultural Bank of China	323,200	2014/1/7	7.20%
Total	$4,002,904

The loans outstanding were guaranteed by the following properties, entities or individuals:

a. The loan from Beijing Rural Commercial Bank was guaranteed by the Company’s shareholders.

b. This loan from Agricultural Bank of China is collateralized by the building owned by Xiaoyan Chen and Jing Chen, who are both the related parties of the company. Xiaoyan Chen is one of the shareholders of Ankang Longevity Pharmaceutical (Group) Co., Ltd. Jing Chen is the sister of the Xiaoyan Chen but not a shareholder of Ankang Longevity Group. The Loan was paid in full in August 2014 at the due day.

c. These loans from Agricultural Bank of China were guaranteed by commercial credit guaranty companies who are not related to the Company; The Company paid off balance of $487,500 and $1,300,000 in October 2014 and November 2014 at the due day, respectively.

The Company recorded interest expense of $269,453 and $261,843 for the years ended June 30, 2014 and 2013, respectively. The annual weighted average interest rates are 7.58% and 7.51% as of June 30, 2014 and 2013, respectively.

F-18

Shineco, Inc.

Notes to Consolidated Financial Statements

 NOTE 9- CONVERTIBLE NOTES

Starting in October 2013, the Company issued convertible notes aggregating RMB 32,430,000 (approximately $5.1 million) to a group of individuals and one institution in China. The notes matured on June 30, 2014 and were convertible, in whole or in part, into shares of common stock at the option of the holders, at any time prior to the due date, by delivering to the Company a Notice of Conversion. The notes required interest of five percent (5%) per annum, which was payable on the maturity date. The interest may be paid at the option of the Company, in cash or in shares of the Company’s common stock, or a combination of both at the same conversion rate of the principle. The conversion price for the principal and accrued interest in connection with voluntary conversions by the holders shall equal between RMB 3.44 to RMB 3.47 per share. On June 29, 2014, the convertible notes including accrued interest were converted into 9,640,000 shares of common stock at the conversion price between RMB 3.44 to RMB 3.47 per share. As of June 30, 2014, there were no outstanding convertible notes.

NOTE 10- RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

The Company had previously made temporary advances to certain shareholders of the Company as well as several other entities that are either owned by directors or family members of those directors. Those advances are non-interest bearing, due upon demand and considered fully collectible.

As of June 30, 2014 and 2013, the outstanding amounts due from related parties consist of the following:

	June 30, 2014	June 30, 2013

Longetive Pharmaceutical Group Real Estate Co., Ltd	$827,303	$5,210,861
Wang Qi Wei	361,827	-
KuerLe Tenet Jove Business & Trading Co., Ltd	162,500	161,600
Zhao Min	9,883	-
Yantai Zhisheng International Shipping Agent Co., Ltd	-	56,560
	$1,361,513	$5,429,021

As of October 31, 2014, the Company has received the repayment $1,143,326 from the related parties listed above.

DUE TO RELATED PARTIES

As of June 30, 2014 and 2013, the Company has related party payables of Nil and RMB2,320,786 (approximately $375,039), respectively, due to several directors of the Company, who lend funds for the Company’s operations. The payables are unsecured, non-interest bearing and due on demand. The amounts due to related parties consist of the following:

	June 30, 2014	June 30, 2013

Zhang Wei Sheng	$-	$140,995
Wang Qi Wei	-	101,387
Zhao Min	-	74,742
Zhang Yu Ying	-	57,915
	$-	$375,039

SALES TO AND PURCHASES FROM RELATED PARTIES

For the year ended June 30, 2014, the Company recorded sales to related parties of $2,708,502 and no purchases from related parties. For the year ended June 30, 2013, the Company recorded sales to related parties of $448,228 and purchases from related parties of $979,220.

F-19

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 11-TAXES

(a)	Corporate Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the location in which each entity is domiciled.

Shineco is incorporated in the United States and has no operating activities. Tenet-Jove and its VIEs entities are governed by the Income Tax Laws of the PRC, and are currently subject to tax at a statutory rate of 25% on net income reported after appropriated tax adjustment. Two VIE entities receive a full income tax exemption from the local tax authority of PRC as agricultural enterprises as long as the favorable tax policy remains unchanged.

i)	The components of the income tax (benefit) expense are as follows:

	Year ended	Year ended
	June 30, 2014	June 30, 2013

Current income tax provision	$1,103,530	$866,488
Deferred income tax benefit	(93,014)	(3,403)
Total	$1,010,516	$863,085

ii)	The following table summarizes deferred tax assets/(liabilities) resulting from differences between the financial reporting basis and tax basis of assets and liabilities:

	Year ended	Year ended
	June 30, 2014	June 30, 2013

Allowance for doubtful accounts	$33,376	$35,457
Inventory reserve	129,756	146,052
NOL carry-forwards	313,342	292,238

Deferred tax assets - current	163,132	181,509
Deferred tax assets – noncurrent	313,342	292,238
Valuation allowance	(313,342)	(403,629)
Deferred tax assets, net	$163,132	$70,118

Movement of valuation allowance:

	Year ended	Year ended
	June 30, 2014	June 30, 2013

Beginning balance	$403,629	$392,775
Current year addition	-	2,412
Current year reversal	(92,229)	-
Exchange difference	1,842	8,442
Ending balance	$313,342	$403,629

F-20

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 11–TAXES (Continued)

iii) The following table reconciles the PRC statutory rates to the Company's effective tax rate for the years ended June 30, 2014 and 2013:

	Year ended	Year ended
	June 30, 2014	June 30, 2013

PRC statutory tax rate	25.00%	25.00%
Exemption rendered by local authorities	(12.37)%	(12.36)%
Effective tax rate	12.63%	12.64%

(b) Value Added Tax

The Company is subject to a value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities

(c) Taxes Payable

Taxes payable consists of the following:

	June 30, 2014	June 30, 2013

Income tax payable	$669,517	$355,534
Value added tax payable	22,586	196,531
Business tax and other taxes payable	25,211	49,427
	$717,314	$601,492

NOTE 12- CONTINGENTLY REDEEMABLE CONVERTIBLE PREFERRED STOCK

As of June 30, 2013, the Company issued a total of 3,000,000 shares of Series A Convertible Preferred Stock (“Preferred Stock”) at $.70 per share for an aggregate amount of $2,100,000. The Preferred stock has a par value of $0.001 and a stated value and liquidation preference of $0.70 per share. The Preferred Stock has a redemption clause for the holders of the Preferred Stock for the same amount upon a change in control. Each Preferred Stock is convertible, after one year from the date of issue, into one Common Stock on the date of conversion. The Preferred stockholders are protected from dilution and have voting rights equal to the Common Stocks they would hold as if converted at the time of any vote. The contingent redemption features make the Preferred Stock more akin to equity than to debt. Accordingly, the redemption value is presented as mezzanine equity between liability and equity on the balance sheet.

In August 2013, all shareholders of the Preferred Stock opted to convert the 3,000,000 outstanding Preferred Shares into 3,000,000 shares of the Company’s common stock. As of June30, 2014, there was no outstanding Preferred Stock.

F-21

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 13- EQUITY

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”).

Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of June 30, 2014 and 2013, the balance of statutory reserve was $2,040,382 and $1,847,203, respectively.

Stock Split

On August 15, 2013, the Company effected a 5.5:1stock split on all outstanding common stock. On June 30, 2014, the Company effected a 1 to 4 reverse Stock Split and filed the Amendment to Certificate of Incorporation. All share and per share information has been retroactively adjusted to reflect the above-mentioned stock split and reverse stock split. As of June 30, 2014, there were a total of 19,320,882 shares issued and outstanding.

NOTE 14- EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted net income per share:

	June 30, 2014	June 30, 2013
Net income attributable to controlling interest	$7,827,039	$5,826,373
Net income attributable to common stock holders	7,827,039	5,826,373
Weighted average shares used in basic computation	16,397,621	12,785,882
Diluted effect of contingently redeemable convertible preferred stock	-	4,125,000
Weighted average shares used in diluted computation	16,397,621	16,910,882
Earnings per share – Basic:
Net income before noncontrolling interest	0.49	0.47
Less: Net income attributable to noncontrolling interest	(0.01)	(0.01)
Net income attributable to controlling interest	0.48	0.46
Earnings per share – Diluted:
Net income before noncontrolling interest	0.49	0.35
Less: Net income attributable to noncontrolling interest	(0.01)	(0.01)
Net income attributable to controlling interest	$0.48	$0.34

F-22

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 15- CONCENTRATION AND RISKS

The Company maintains certain bank accounts in the PRC which are not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. The cash balance held in the PRC bank accounts was $2,940,970 and $1,805,836 as of June 30, 2014 and 2013, respectively.

During the years ended June 30, 2014 and 2013, almost 100% of the Company's assets were located in the PRC and 100% of the Company's revenues were derived from its subsidiaries located in the PRC.

For the year ended June 30, 2014, three customers accounted for approximately 13%, 11% and 10% of the Company’s annual sales, respectively. No customer accounted for more than 10% of annual sales for the years ended June 30, 2013, respectively.

For the year ended June 30, 2014,four vendors accounted for approximately 32%, 12%, 10% and 10% of the Company’s total purchases, respectively. For the year ended June 30, 2013, four vendors accounted for approximately 29%, 16%, 11% and 11% of the Company’s total purchases, respectively.

NOTE 16- COMMITMENTS AND CONTINGENCIES

The Company leases its main office space under a non-cancelable operating lease agreement. The future minimum rental payments are as follows:

Years ending June 30:

2015	$239,352
2016	189,438
2017	62,423
2018	62,670
2019	17,360
Total	$571,243

NOTE 17- SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group's business segments.

The Company's chief operating decision maker has been identified as the Chief Executive Officer who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the Group. Based on management's assessment, the Company has determined that it has three operating segments according to the major products and locations as follows:

➢	Developing, manufacturing and distributing of specialized fabrics, textile products and other by-products derived from an indigenous Chinese plan called Apocynum Venetum, commonly known as “Bluish Dogbane” or known in Chinese as “Luobuma” (referred to herein as Luobuma) :

The operating companies of this segment, namely Tenet-Jove and Tenet Huatai, specialize in Luobuma developing and manufacturing of relevant products. With rich experience and broad channels in domestic market, the Group is leading in Luobuma textile production and other by-products.

This segment’s operations are focused in the north region of Mainland China, mostly carried out in Beijing and Tianjin City.

F-23

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 17- SEGMENT REPORTING (Continued)

➢	Planting, processing and distributing of traditional Chinese medicinal herbal products as well as other pharmaceutical products (“Herbal products”):

The operating companies of this segment, namely AnKang Longevity Group and its subsidiaries, plant and process more than 600 kinds of Chinese medicinal herbal products with an established domestic sales and distribution network.

Ankang Longevity is also engaged in retail pharmacy business and the operating revenue is also included in this segment due to immaterial amount. Ankang Longevity also started a joint-venture pharmacy retail and wholesale distribution business in the second quarter of 2013 with a large Chinese pharmaceutical company, Shaanxi Pharmaceutical Holdings Group, aiming to expand its pharmacy retail and wholesale business. The operations of this segment are mainly located in the Mid-western region of Mainland China.

➢	Planting, processing and distributing of green and organic agricultural produce as well as growing and cultivating of Chinese Yew trees (“Agricultural products”):

The operating companies of this segment, including Beijing Shineco Zhisheng Bio-tech and Zhisheng Group, engage in the business of growing and distributing green and organic vegetables and fruits as well as providing logistics services for distributing agricultural products which is also included in this segment due to immaterial amount Starting in second half of 2013, this segment has been focusing its efforts on the growing and cultivating of Chinese yew tree (formally known as “taxus media”), a small evergreen tree whose branches can be used for the production of anti-cancer medication and tree itself can be used for ornamental indoor bonsai tree, which are known to have the effect of purifying air quality.

The operations of this segment are located in the East and North regions of Mainland China, mostly carried out in Shandong Province and in Beijing where the Zhisheng Group have newly developed over 100 acres of modern greenhouses for cultivating yew trees and other plants.

The following table presents summarized information by segment for the year ended June 30, 2014:

	For the year ended June 30, 2014
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$2,596,170	$13,055,161	$15,638,491	$31,289,822
Cost of goods	1,050,770	10,218,847	10,346,701	21,616,318
Business and sales related tax	14,439	64,256	2,060	80,755
Gross profit	1,530,961	2,772,058	5,289,730	9,592,749
Gross profit contribution %	16.0%	28.9%	55.1%	100%

F-24

Shineco, Inc.

Notes to Consolidated Financial Statements

NOTE 17- SEGMENT REPORTING (Continued)

The following table presents summarized information by segment for the year ended June 30, 2013:

	For the year ended June 30, 2013
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$2,105,116	$16,027,424	$16,651,300	$34,783,840
Cost of goods	845,667	12,302,450	12,019,024	25,167,141
Business and sales related tax	62,210	89,523	51,852	203,585
Gross profit	1,197,239	3,635,451	4,580,424	9,413,114
Gross profit contribution %	12.7%	38.6%	48.7%	100%

Total Assets as of

	June 30, 2014	June 30, 2013

Bluish Dogbane or “Luobuma”	$5,462,065	$3,212,660
Herbal products	20,111,853	14,248,739
Agricultural products	16,647,638	13,112,221
	$42,221,556	$30,573,620

NOTE 18- SUBSEQUENT EVENTS

On August 21, 2014, the Company filed amended certificate with the State of Delaware to increase the authorized common shares from 50,000,000 into 100,000,000 which was approved by the board of directors in August 2013.

In August and October 2014, Ankang Longevity Group entered into three loan agreements with Agricultural Bank of China to borrow a total of RMB 13 million (approximately $2.1 million) at annual fixed interest rate 7.2% for one year.

These audited consolidated financial statements were approved by management and available for issuance on December 2, 2014. Management has evaluated subsequent events through this date.

F-25

SHINECO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	June 30,
	2014	2014
ASSETS

CURRENT ASSETS:
Cash	$8,680,618	$3,089,845
Accounts receivable, net - third parties	3,331,586	1,321,250
- unconsolidated entity	1,923,114	1,270,750
Due from related parties	567,342	1,361,513
Inventories	6,762,187	5,501,601
Advances to suppliers	692,730	3,281,416
Loans to third parties	2,142,047	2,226,351
Other receivables	681,705	545,127
Deferred tax assets	148,250	163,132
Prepaid expenses and other current assets	168,457	242,467
TOTAL CURRENT ASSETS	25,098,036	19,003,452

Property and equipment at cost, net of accumulated depreciation	6,021,792	6,436,052
Land use right, net of accumulated amortization	1,577,215	1,593,351
Intangible assets	46,004	45,975
Investments	11,338,184	10,980,357
Long-term deposit and other noncurrent assets	144,953	96,525
Prepaid leases-non current, net	3,947,269	4,065,844

TOTAL ASSETS	$48,173,453	$42,221,556

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term loans-banks	$3,393,614	$2,671,192
Accounts payable	87,139	37,656
Advances from customers	63,724	12,354
Due to related parties	209,070	-
Other payables and accrued expenses	475,849	320,550
Taxes payable	885,426	717,314
TOTAL LIABILITIES	5,114,822	3,759,066

EQUITY:
Common stock; par value $0.001, 100,000,000 shares authorized; 19,320,882 issued and outstanding	19,321	19,321
Additional paid-in capital	17,344,466	17,344,466
Statutory reserve	2,245,506	2,040,382
Retained earnings	20,879,718	16,621,982
Accumulated other comprehensive income	1,783,741	1,741,203
Total Stockholders' equity of Shineco, Inc.	42,272,752	37,767,354
Non-controlling interest	785,879	695,136
TOTAL EQUITY	43,058,631	38,462,490

TOTAL LIABILITIES AND EQUITY	$48,173,453	$42,221,556

The accompanying notes are an integral part of these condensed consolidated financial statements

F-1

SHINECO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

	For the Six Months Ended December 31,
	2014	2013

REVENUE	$17,620,349	$16,503,784

COST OF REVENUE
Cost of product and services	11,626,896	11,213,801
Business and sales related tax	34,923	49,797

GROSS PROFIT	5,958,530	5,240,186

OPERATING EXPENSES
General and administrative expenses	1,055,996	766,857
Selling expenses	735,058	344,174
Total operating expense	1,791,054	1,111,031

INCOME FROM OPERATIONS	4,167,476	4,129,155

OTHER INCOME (EXPENSE)
Income from equity method investments	994,501	239,424
Other income (loss)	(1,064)	80,117
Interest income (expense)	24,554	(142,688)
Total other income (expense)	1,017,991	176,853

INCOME BEFORE INCOME TAX PROVISION	5,185,467	4,306,008

PROVISIONS FOR INCOME TAXES	632,792	383,006

NET INCOME	4,552,675	3,923,002

Less: net income attributable to non-controlling interest	(89,815)	(78,322)

NET INCOME ATTRIBUTABLE TO SHINECO, INC.	$4,462,860	$3,844,680

COMPREHENSIVE INCOME
Net income	$4,552,675	$3,923,002
Foreign currency translation gain	43,466	433,254
Total comprehensive income	4,596,141	4,356,256
Comprehensive income attributable to non-controlling interest	(90,744)	(97,260)
COMPREHENSIVE INCOME ATTRIBUTABLE TO SHINECO, INC.	$4,505,397	$4,258,996

Weighted average number of shares basic and diluted	19,320,882	15,896,537

Basic and diluted earnings per common share	$0.23	$0.24

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

SHINECO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended December 31,
	2014		2013

CASH FLOWS FROM OPERATING ACTIVITIES:	$		$
Net income		4,552,675		3,923,002
Adjustments to reconcile net income to net cash provided by
operatiing activities:
Depreciation and amortization		441,142		538,769
Provision for (recovery of) doubtful accounts		(44,794)		5,742
Change of inventory reserve		(15,501)		-
Deferred tax provision		15,074		-
Income from equity method investments		(994,501)		(239,424)

Changes in operating assets and liabilities:
Accounts receivable		(1,967,104)		1,696,590
Advances to suppliers		2,595,553		45,046
Inventories		(1,237,543)		1,404,906
Other receivables		(135,823)		330,585
Prepaid expense and other assets		74,263		164,329
Due from related parties		795,358		(4,001,571)
Long-term deposit and other noncurrent assets		(48,280)		185,854
Prepaid leases		123,503		(1,024,767)
Accounts payable		49,407		(234,393)
Advances from customers		51,324		(8,135)
Other payables		154,809		115,970
Taxes payable		167,126		(283,121)
NET CASH PROVIDED BY OPERATING ACTIVITIES		4,576,688		2,619,382

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment		(1,106)		(32,815)
Acquisition of land use right		-		(8,648)
Loans to third parties		86,991		-
Payments made on investment in unconsolidated entites		-		(2,358,734)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES		85,885		(2,400,197)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (repayment of) short-term bank loans		718,692		(21,531)
Proceeds from advances from related parties		208,941		464,276
NET CASH PROVIDED BY FINANCING ACTIVITIES		927,633		1,052,870

EFFECT OF EXCHANGE RATE CHANGE ON CASH		567		(13,211)

NET INCREASE IN CASH		5,590,773		1,258,844

CASH-Beginning of the Period		3,089,845		1,964,652

CASH-End of the Period		$8,680,618		$3,223,496

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax		$465,605		$383,006
Cash paid for interest		$108,867		$126,391

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Shineco, Inc. ("Shineco" or the “Company”) was incorporated in the State of Delaware on August 20, 1997. The Company is a holding company whose primary purpose is to develop business opportunities in the People’s Republic of China (“PRC” or “China”).

On December 30, 2004, the Company acquired all of the issued and outstanding shares of Beijing Tenet-Jove Technological Development Corp., Ltd. (“Tenet-Jove”), a PRC company, in exchange for restricted shares of the Company’s common stock, and the sole operating business of the Company became that of its subsidiary, Tenet-Jove. Tenet-Jove was incorporated on December 15, 2003 under the laws of China. Consequently, Tenet-Jove became a 100% owned subsidiary of Shineco and was officially granted the status of a Wholly Foreign-Owned Entity (“WFOE”) by Chinese authority on July 14, 2006. This transaction was accounted for as a recapitalization. Tenet-Jove owns 90% interest of Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tenet Huatai”).

On December 31, 2008, June 11, 2011 and May 24, 2012, respectively, Tenet-Jove entered into a series of contractual agreements with the owners of Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”), each of Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”)and Qingdao Zhihesheng Agricultural Produce Services., Ltd (“Qingdao Zhihesheng”). On February 24, 2014, Tenet-Jove also subsequently entered into the same series of contractual agreements with ShinecoZhisheng (Beijing) Bio-Technology Co., Ltd (“ ShinecoZhisheng Bio-tech”), which is a new company incorporated in 2014. Zhisheng Freight, Zhisheng Trade, Zhisheng Agricultural, Qingdao Zhihesheng as well as ShinecoZhisheng Bio-tech are collectively referred to herein as “Zhisheng Group”. , These agreements include an Executive Business Cooperation Agreement; Timely Reporting Agreements; Equity Interest Pledge Agreement and Executive Option Agreements.

Pursuant to these agreements, Tenet-Jove has the exclusive right to provide to Zhisheng Group and Ankang Longevity consulting services related to business operation and management. All these contractual agreements obligate Tenet-Jove to absorb a majority of the risk of loss from Zhisheng Group and Ankang Longevity’s activities and entitle Tenet-Jove to receive a majority of their residual returns. In essence, Tenet-Jove has gained effective control over Zhisheng Group and Ankang Longevity. Based on these contractual arrangements, The Company believes that Zhisheng Group and Ankang Longevity should be considered as Variable Interest Entities (“VIEs”) under the Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 “Consolidation”. Accordingly, the accounts of these entities are consolidated with those of Tenet-Jove.

Since Shineco is effectively controlled by the majority shareholders of Zhisheng Group and Ankang Longevity. Shineco owns 100% equity interest of Tenet-Jove. Accordingly, Shineco, Tenet-Jove, and its VIEs, Zhisheng Group and Ankang Longevity are effectively controlled by the same majority shareholders. Therefore, Shineco, Tenet-Jove and its VIEs are considered under common control. The consolidation of Tenet-Jove and its VIEs into Shineco has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Tenet-Jove and its VIES had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company, its subsidiaries, its VIE and its VIE’s subsidiaries (collectively the “Group”) operate three main business segments: 1) Tenet-Jove is engaged in planting, manufacturing and selling of Bluish Dogbane and related products, also known in Chinese as “Luobuma”, including therapeutic clothing and textile products made from Luobuma; 2) Zhisheng Group is engaged in the business of planting, processing and distributing of green agricultural produce as well as providing domestic and international logistic services for agricultural products (“Agricultural Products”); 3) Ankang Longevity develops and manufactures traditional Chinese herbal medicinal products as well as other retail pharmaceutical products. These different business activities and products can potentially be integrated and benefit from one and other.

F-4

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements of Shineco have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The consolidated financial statements of the Company reflect the principal activities of the following entities. The non-controlling interest represents the minority shareholders’ interest in the Group’s majority owned subsidiaries. All intercompany transactions have been eliminated .

Name of the entity	Place of Incorporation	Ownership Percentage
Shineco, Inc.	Delaware	Parent
Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”) (“WOFE”)	Beijing, China	100%
Tianjin Tenet Huatai Technological Development Co., Ltd. (“Tianjin Tenet Huatai”)	Tianjin, China	90%
ShinecoZhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-tech”) (“VIE”)	Beijing, China	VIE
Yantai Zhisheng International Freight Forwarding Co., Ltd. (“Zhisheng Freight”) (“VIE”)	Yantai, China	VIE
Yantai Zhisheng International Trade Co., Ltd. (“Zhisheng Trade”) (“VIE”)	Yantai, China	VIE
Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”) (“VIE”)	Yantai, China	VIE
Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. (“Qingdao Zhihesheng”) (“VIE”)	Qingdao, China	VIE
Ankang Longevity Pharmaceutical (Group) Co., Ltd. (“Ankang Longevity Group”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. (“Ankang Longevity Decoction Pieces”) (“VIE”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical Group Chain Co., Ltd. (“Ankang Longevity Chain”) (“VIE”)	Ankang, China	VIE
Ankang Longevity Pharmaceutical Group Pharmaceutical Industry Co., Ltd. (“Ankang Longevity Industry”) (“VIE”)	Ankang, China	VIE

Consolidation of Variable Interest Entities

In accordance with accounting standards regarding consolidation of variable interest entities (“VIEs”), VIEs are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The carrying amount of the VIE and its subsidiaries’ consolidated assets and liabilities are as following:

	December 31, 2014	June 30, 2014

Current assets	$18,457,783	$12,503,142
Plant and equipment, net	4,319,794	4,760,941
Other noncurrent assets	16,521,799	16,250,852
Total assets	39,299,376	33,514,935
Total liabilities	(4,576,906)	(3,246,014)
Net assets	$34,722,470	$30,268,921

F-5

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Non-controlling Interests

Accounting principles generally accepted in the United States of America (“GAAP”) require that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income and comprehensive income.

Risks and Uncertainties

The operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among other factors, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, this may not be indicative of future results.

Members of the current management team own controlling interests in the Company and are also the owners of the VIEs in the PRC.  The Company only controls the VIEs through contractual arrangements which obligate it to absorb the risk of loss and to receive the residual expected returns.  As such, the controlling shareholders of the Company and the VIEs could cancel these agreements or permit them to expire at the end of the agreement terms, as a result of which the Company would not retain control of the VIEs.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenue and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant, and equipment, intangible assets, the recoverability of long-lived assets and the valuation of accounts receivable, deferred tax assets, accrued expenses, taxes payable and inventories. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from sales of bluish dogbane products, Chinese medicinal herbal products and agricultural products, as well as providing logistic service and other processing service to external customers. The Company recognizes revenue under FASB Codification Topic 605 ASC Topic 605). Pursuant to this guidance, revenue is recognized when all of the following have occurred: (i) there is persuasive evidence of an arrangement with a customer and (ii) delivery has occurred or services have been rendered (iii) the Company’s collection of such fees is reasonable assured. These criteria, as related to the Company’s revenue, are considered to have been met as follows:

Sales of products: the Company recognizes revenue on sale of products when the goods are delivered and title to the goods passes to the customer provided that there are no uncertainties regarding customer acceptance; persuasive evidence of the an arrangement exists; the sales price is fixed and determinable; and collectability is deemed probable.

F-6

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue from the rendering of services: Revenue from international freight forwarding, domestic air and overland freight forwarding services are recognized upon performance of services as stipulated in the underlying contract or when commodities are being released from the customer’s warehouse.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, cash on deposits and other highly liquid investments which are unrestricted as to withdrawal or use, and which have maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Balances in banks in the PRC are uninsured.

Accounts Receivable

Accounts receivable are recorded at net realizable value consisting of carrying amount less an allowance for uncollectible accounts, as necessary. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowance when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considerers many factors, including the age of the balance, customers’ historical payment history, their current credit-worthiness and current economic trends. As of December 31, 2014 and June 30, 2014, the allowances for doubtful accounts were $88,849 and $129,086, respectively.

Accounts receivable-unconsolidated entity represent the amount due from Shanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”), with whom the Company entered into a supplemental agreement in September 2013. According to the supplemental agreement, the new joint-venture company established by Shaanxi Pharmaceutical and the Company are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution that equals to 7% of the total purchases made from Shaanxi Pharmaceutical Group. The accounts receivable mainly represent the preferred distribution due from Shaanxi Pharmaceutical Group. As of December 31, 2014 and June 30, 2014, the balance of accounts receivable – unconsolidated entity was $1,923,114 and $1,270,750, respectively.

Inventories

Inventories, which are stated at the lower of cost or current market value, consisting of raw materials, work-in-progress, finished goods related to the Company’s products. Cost is determined using the first in first out (FIFO) method. Market is the lower of replacement cost or net realizable value. Agricultural products that the Company farms are recorded at cost, which includes direct costs such as seed selection, fertilizer, labor cost and contract fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold. The Company periodically evaluates its inventory and records inventory reserve for certain inventories that may not be saleable. As of December 31, 2014 and June 30, 2014, the Company had inventory reserves of $503,827 and $518,699, respectively.

Advances to Suppliers

Advances to suppliers consist of balance paid to suppliers for materials that have not been received. Advances to suppliers are reviewed periodically to determine whether their carrying value has become impaired. Historically, the Company has not experienced any losses as a result of these advances. As of December 31, 2014 and June 30, 2014, the Company had balance of $692,730 and $3,281,416, respectively.

F-7

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans to Third Parties

Loans to third parties consists of various cash advances to unrelated companies and individuals with which the Company has business relationships, The loans are due within one year with interest rate ranging from 0-4.17% per month. Loans to third parties are reviewed periodically as to whether their carrying values remain realizable. As of December 31, 2014 and June 30, 2014, the Company had balance of $2,142,047 and $2,226,351, respectively. For the six months ended December 31, 2014, interest income of $121,968 earned on these loans was included in “Interest income and expense” on the consolidated statements of operation and comprehensive income.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and amortization. Expenditures for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is provided on a straight-line basis, less estimated residual value, over an asset’s estimated useful life, Farmland leasehold improvements are amortized over the shorter of lease term or remaining lease period of the underlying assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives

Buildings	20-30 years
Machinery equipment	5-10 years
Motor vehicles	5-10 years
Office equipment	5-10 years
Farmland leasehold improvements	12-18 years

Land Use Right

Under PRC law, all land in the PRC is owned by the government and cannot be sold to an individual or company. The government grants individuals and companies the rights to use parcels of land for specified period of time. Land use rights are stated at cost less accumulated amortization. Amortization is provided over the respective useful lives, using the straight-line method. Estimated useful life is 50-years, and is determined in connection with the term of the land use rights.

Long-lived Assets

The Company accounts for long-lived assets under FASB Codification Topic 360 (ASC Topic 360) “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets.” Finite-lived assets and intangibles are also reviewed for impairment testing when circumstances require. For purposes of evaluating the recoverability of long-lived assets, when undiscounted future cash flows will not be sufficient to recover an asset's carrying amount, the asset is written down to its fair value. The long-lived assets of the Company that are subject to evaluation consist primarily of property, plant and equipment and land use rights. For the six months ended December 31, 2014 and June 30, 2014, the Company did not recognize any impairment of its long-lived assets.

Fair Value of Financial Instruments

The Company adopted the provisions of ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

F-8

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The carrying value of accounts receivable, other current assets and prepaid expenses, short term loans, other payables and accrued expenses approximate their fair values because of the short-term nature of these instruments.

The fair values of investments in unconsolidated entities are estimated based on valuation techniques using the best information available, including market comparables (Level 2 inputs) and discounted cash flow projections using investment income (Level 3 inputs). The fair values of such investments exceed their carrying amounts.

Income Tax

The Company accounts for income taxes under FASB Codification Topic 740 (ASC 740). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not have any uncertain tax position at December 31, 2014 or at June 30, 2014.

The statute of limitations for the Company’s U.S. federal income tax returns and certain state income tax returns remains open for tax years 2010 and after. As of December 31, 2014, the tax years ended June 30, 2007 through June 30, 2012 for the Company’s People’s Republic of China (“PRC”) subsidiaries remain open for statutory examination by PRC tax authorities.

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a Value-Added Tax (“VAT”). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax at a rate of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product or acquiring its finished products. The Company recorded a VAT payable and VAT receivable net of payment in the accompanying financial statements.

F-9

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes. The Company’s subsidiaries and VIEs maintain their books and records in their functional currency of Renminbi (“RMB”), the currency of the PRC.

In general, for consolidation purposes, the Company translates the assets and liabilities of its subsidiaries and VIEs into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statements of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements of the subsidiaries and VIEs are recorded as accumulated other comprehensive income.

The balance sheet amounts, with the exception of equity, at December 31, 2014 and June 30, 2014were translated at 1 RMB to $0.1627USD and at 1 RMB to $0.1625 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the six months ended December 31, 2014 and 2013 were at 1 RMB to $0.1626 USD and at 1 RMB to $0.1627 USD, respectively.

Comprehensive Income

Comprehensive income consists of two components, net income and other comprehensive income. The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income in the consolidated statements of income and comprehensive income and the consolidated statements of changes in equity.

Equity Investment

An investment in which the Company has the ability to exercise significant influence, but does not have a controlling interest, is accounted for using the equity method. Significant influence is generally considered to exist when the Company has an ownership interest in the voting stock between 20% and 50%, and other factors, such as representation on the Board of Directors, voting rights and the impact of commercial arrangements, are considered in determining whether the equity method of accounting is appropriate.

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. There is no anti-dilutive effect for the six months ended December 31, 2014 and 2013.

New Accounting Pronouncement

In February 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which is intended to improve targeted areas of consolidation guidance for legal entities such as limited partnerships, limited liability corporations, and securitization structures. This ASU will be effective for periods beginning after December 15, 2015, for public companies. Management is evaluating the potential impact, if any, on the Company’s financial position and results of operations.

F-10

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 3 - INVENTORIES

The inventories consist of the following:

	December 31, 2014	June 30, 2014

Raw materials	$510,150	$1,057,020
Work-in-process	4,831,799	4,030,129
Finished goods	1,893,972	914,733
Packing materials	30,093	18,418
Less: inventory reserve	(503,827)	(518,699)
	$6,762,187	$5,501,601

Work-in-process includes direct costs such as seed selection, fertilizer, labor cost and subcontractor fee that are spent in growing agricultural products on the leased farmland, and indirect costs which include amortization of prepayment of farmland lease fee and farmland development cost. All the costs are accumulated until the time of harvest and then allocated to harvested crops costs when they are sold.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following:

	December 31, 2014	June 30, 2014

Buildings	$4,472,300	$4,466,801
Building improvement	57,115	57,045
Machinery equipment	442,465	441,921
Motor vehicles	250,188	257,739
Construction in progress	488,100	487,500
Office equipment	266,418	257,099
Farmland leasehold improvement	3,421,412	3,417,207
	9,397,998	9,385,312

Less: accumulated depreciation and amortization	(3,376,206)	(2,949,260)

Property, plant and equipment, net	$6,021,792	$6,436,052

Depreciation and amortization expense charged to operations was $423,056 and $520,672 for the six months ended December 31, 2014 and 2013, respectively.

Farmland leasehold improvements consist of following:

	December 31, 2014	June 30, 2014

Blueberry farmland leasehold reconstruction	$2,628,481	$2,625,250
Yew tree planting base reconstruction	294,487	294,125
Greenhouse renovation	498,444	497,832
Total farmland leasehold improvement	$3,421,412	$3,417,207

F-11

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 5 - LAND USE RIGHTS, NET

The Company states land use right at cost less accumulated amortization. All land in the People’s Republic of China is government owned and cannot be sold to any individual or company. However, the government grants the user a “land use right” (the “Right”) to use the land. The Company has the Right to use the land for 50 years and amortizes the Right on a straight-line basis over the period of 50 years.

	December 31, 2014	June 30, 2014

Land use rights	$1,809,709	$1,807,484
Less: accumulated amortization	(232,494)	(214,133)
Land use rights, net	$1,577,215	$1,593,351

The estimated future amortization expenses are as follows:

Twelve months ending December 31:

2015	$36,194
2016	36,194
2017	36,194
2018	36,194
2019	36,194
Thereafter	1,396,245
Total	$1,577,215

NOTE 6 - INVESTMENTS

1)	Investments in unconsolidated entities

On September 27, 2012, Ankang Longevity Group entered into two equity investment agreements with a third party, Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd., a Chinese state-owned pharmaceutical enterprise to invest a total of RMB 6.8 million (approximately $1.1 million) to form a joint venture pharmacy retail company called Shaanxi Pharmaceutical Sunsimiao Drugstores Ankang Retail Chain Co., Ltd. (“Sunsimiao Drugstores”), and a joint venture pharmaceutical wholesale distribution company named Shaanxi Pharmaceutical Holding Group Longevity Pharmacy Co., Ltd. (“Shaanxi Longevity Pharmacy”). Ankang Longevity Group obtained 49% interest in each of these two new joint venture companies. These two joint ventures are formed as new business entities to collaborate with Shaanxi Pharmaceutical Group to expand sales to regional hospitals and clinics and to establish the presence of retail pharmacies under the Brand name “Sunsimiao”. These two companies started business operations in May 2013. The investments were accounted for using the equity method because Ankang Longevity Group has significant influence, but not control of these two entities. Ankang Longevity Group recorded a net income of $344,101 and a net income of $239,424 for the six months ended December 31, 2014 and 2013, respectively, from the investment, which was included in “Income from equity method investments” in the consolidated statements of operations and comprehensive income.

In September 2013, Ankang Longevity Group entered into a supplemental agreement with Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd. (“Shaanxi Pharmaceutical Group”).According to the supplemental agreement, the new joint-venture companies established by Shaanxi Pharmaceutical and Ankang Longevity Group are required to exclusively purchase certain raw materials and drug products from Shaanxi Pharmaceutical Group. In return, Shaanxi Pharmaceutical Group has agreed to compensate Ankang Longevity Group with a preferred distribution equal to 7% of the total purchases made from Shaanxi Pharmaceutical Group. For the six months ended December 31, 2014, a total of $650,400 was recognized by Ankang Longevity Group from this supplemental agreement in addition to its 49% share of the net income of the joint ventures.

F-12

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 6 - INVESTMENT IN UNCONSOLIDATED ENTITIES (Continued)

On April 6, 2013 and June 2, 2013, respectively, Tenet-Jove entity invested RMB 1.5 million (approximately $0.24 million) each into two new companies to obtain non-controlling interest of 30% and 40%, respectively. Both companies have not started business operations as of December31, 2014.Thus, there was no investment income or loss incurred for the six months ended December 31, 2014 and 2013 from these two entities.

On October 21, 2013, the Company, through its controlled subsidiaries, Zhisheng Freight and Zhisheng Agriculture, entered into an agreement with an unrelated third party, Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. (“Zhen’Ai Network”), to invest RMB 14.5 million (approximately $2.4 million) into Tiancang Systematic Warehousing project (“Tianchang Project”) operated by Zhen’Ai Network. Tiancang Project is an online platform establishedto provide comprehensive warehousing and logistic solutions to companies involved in E-commerce. The Company does not participate in Tiancang Project’s management and operations and the investment does not give the Company any equity interest of Zhen’Ai Network. Instead, the Company is entitled to a profit sharing of 29% of Tiancang Project’s after-tax net income annually, less 30% statutory reserve and 10% employee welfare fund. When the amount of the accumulated statutory reserve reaches 30% of the total investment for the Tiancang Project, no additional appropriation of the statutory reserve is required. Tiancang Project is operated and administered separately within Zhen’Ai Network. According to the contract, the Company has the right to audit the books and records of Tiancang Project annually prior to profit distribution. As of December 31, 2014, the Company has paid a total of RMB14,500,000 (approximately $2.4million) to Tiancang project. The Tiancang Project is currently up and running. No profits were distributed for 2014.

The Company’s investments in unconsolidated entities consist of the following:

	December 31, 2014	June 30, 2014

Shanxi Pharmacy Holding Group Longevity Pharmacy Co., Ltd ( Ankang Longevity Pharmacy )	$1,560,585	$1,260,101
Shanxi Pharmacy Sunsimiao Drugstores Ankang chain Co., Ltd	422,349	376,506
Nanjing Kang Tian Yi Dressing & Adornment Co., Ltd	244,050	243,750
Tianjin Ou Feng Biotechnology Co., Ltd	244,050	243,750
Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd.	2,359,150	2,356,250
Total	$4,830,184	$4,480,357

Summarized financial information of unconsolidated entities is as follows:

	December 31, 2014	June 30, 2014

Current assets	$24,930,427	$18,921,337
Noncurrent assets	594,085	22,142,992
Current liabilities	21,494,474	16,169,182
Noncurrent liabilities	-	-

	For the six months ended
	December 31, 2014	December 31, 2013

Net sales	$23,793,480	$9,296,609
Gross profit	1,613,175	1,693,048
Income from operations	1,334,108	388,315
Net income	1,335,182	416,236

F-13

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

2)	Investments in real estate project

On January 28, 2014, the Company, through one of its VIEs, Ankang Longevity Group, entered into an agreement (“Agreement”) with an unrelated third party, Shaanxi Xunyang Hongye Real Estate Co., Ltd. (“Xunyang Hongye”), to jointly invest a total of RMB 60.0 million (approximately $9.7 million) to build a site for planned Chinese herbal medicine exchange market (the “Exchange”) in Ankang City, China. The Exchange intends to provide services to Chinese herbal medicine traders and wholesalers by incorporating physical trading spaces, an online trading platform and logistic services into one-stop shop. The Agreement calls for Ankang Longevity Group to contribute RMB 40.0 million (approximately $6.5 million), which, in return, will entitle Ankong Longevity Group to 60% ownership of the real estate properties that are being constructed. Xunyang Hongye is an experienced real estate developer which is contributing its expertise and license to develop this project. We do not have control over how this project is being constructed and operated. As of December 31, 2014, Ankang Longevity Group has paid the required investment in full and the construction of the building has not been completed.

The Company’s investments in real estate project consist of the following:

	December 31, 2014	June 30, 2014

Shanxi XunyangHongye Real Estate Co., Ltd	$6,508,000	$6,500,000
Total	$6,508,000	$6,500,000

NOTE 7 -PREPAID LEASES

One of the Company’s controlled subsidiaries, Zhisheng Group entered into several farmland lease contracts with farmer cooperatives to lease farmland in order to plant and grow organic vegetable, fruit and Chinese yew trees. The lease term varies from one year to 24 years. The aggregate lease payments on these leases amounted to RMB 24.6 million (approximately $3.98 million). Zhisheng Group paid off the entire required lease amount plus transfer fees at the beginning of the lease.

These leases are accounted for as operating leases in accordance with ASC 840-20 and the aggregate lease amounts will be amortized each year on a straight-line basis over the lease terms. The amortization expense is initially recorded as work in process under inventory account during the growing progress and then transferred to harvested crops costs when the time of harvest and then allocated to cost of sales when they are sold.

The long-term prepaid expenses consist of the following:

	December 31, 2014	June 30, 2014

Current	$-	$-
Non-current	3,947,269	4,065,844
Total	$3,947,269	$4,065,844

The further amortization expense is as follows:

Twelve months ending December31:

2015	$247,158
2016	247,158
2017	244,338
2018	242,928
2019	242,928
Thereafter	2,722,759
Total	$3,947,269

F-14

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 8 - SHORT-TERM LOANS

Short-term loans consist of the following:

Lender	December 31, 2014	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank Donghua Branch(a)	$139,614	Due on demand	7.97%
Agricultural Bank of China-(b)	325,400	2015/8/25	7.20%
Agricultural Bank of China-(c)	325,400	2015/1/13	7.20%
Agricultural Bank of China-(c)	488,100	2015/7/29	7.20%
Agricultural Bank of China-(c)	325,400	2015/10/14	7.20%
Agricultural Bank of China-(c)	488,100	2015/10/16	7.20%
Agricultural Bank of China-(c)	1,301,600	2015/10/30	7.20%
Total	$3,393,614

Lender	June 30, 2014	Maturity Date	Int. Rate/Year
Beijing Rural Commercial Bank Donghua Branch(a)	$233,692	Due on demand	7.97%
Agricultural Bank of China-(b)	325,000	2014/8/19	7.20%
Agricultural Bank of China-(c)	487,500	2014/10/9	7.20%
Agricultural Bank of China- (c)	1,300,000	2014/11/1	7.20%
Agricultural Bank of China- (c)	325,000	2015/1/13	7.20%
Total	$2,671,192

The loans outstanding were guaranteed by the following properties, entities or individuals:

a. Guaranteed by the Company’s shareholders.

b. Collateralized by the building owned by Xiaoyan Chen and Jing Chen, who are both the related parties of the company. Xiaoyan Chen is one of the shareholders of Ankang Longevity Pharmaceutical (Group) Co., Ltd. Jing Chen is the sister of the Xiaoyan Chen but not a shareholder of Ankang Longevity Group.

c. Guaranteed by commercial credit guaranty companies unrelated to the Company. On January 13, 2015, the loan in the amount of $325,400 as of December 31, 2014 was repaid.

The Company recorded interest expense of $119,579 and $159,586 for the six months ended December 31, 2014 and 2013, respectively. The annual weighted average interest rates are 7.24% and 7.58% as of December 31, 2014 and June 30, 2014, respectively.

F-15

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 9- RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

The Company had previously made temporary advances to certain shareholders of the Company as well as several other entities that are either owned by directors or family members of those directors. Those advances are non-interest bearing, due upon demand and considered fully collectible.

As of December 31, 2014 and June 30, 2014, the outstanding amounts due from related parties consist of the following:

	December 31, 2014	June 30, 2014

Longetive Pharmaceutical Group Real Estate Co., Ltd	388,824	827,303
KuerLe Tenet Jove Business & Trading Co., Ltd	162,700	162,500
Wang Qiwei	14,156	361,827
Zhao Min	1,662	9,883
	$567,342	$1,361,513

DUE TO RELATED PARTIES

As of December 31, 2014 and June 30, 2014, the Company has related party payables of $209,070 and Nil, respectively, due to one of the directors of the Company, who lend funds for the Company’s operations. The payables are unsecured, non-interest bearing and due on demand.

SALES TO AND PURCHASES FROM RELATED PARTIES

For the six months ended December 31, 2014, the Company recorded sales to related parties of $ $1,821,735 and no purchases from related parties. For the six months ended December 31, 2013, the Company recorded sales to related parties of $1,184,656 and no purchases from related parties.

F-16

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 10-TAXES

(a)	Corporate Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the location in which each entity is domiciled.

Shineco is incorporated in the United States and has no operating activities. Tenet-Jove and its VIEs entities are governed by the Income Tax Laws of the PRC, and are currently subject to tax at a statutory rate of 25% on net income reported after appropriated tax adjustment. Two VIE entities receive a full income tax exemption from the local tax authority of PRC as agricultural enterprises as long as the favorable tax policy remains unchanged.

i)	The components of the income tax (benefit) expense are as follows:

	Six months ended December 31,
	2014	2013

Current income tax provision	$617,718	$383,006
Deferred income tax provision	15,074	-
Total	$632,792	$383,006

ii)	The following table summarizes deferred tax assets/(liabilities) resulting from differences between the financial reporting basis and tax basis of assets and liabilities:

	Six months ended December 31,
	2014	2013

Allowance for doubtful accounts	$22,294	$33,376
Inventory reserve	125,957	129,756
NOL carry-forwards	294,046	313,342

Deferred tax assets - current	148,250	163,132
Deferred tax assets – noncurrent	294,046	313,342
Valuation allowance	(294,046)	(313,342)
Deferred tax assets, net	$148,250	$163,132

Movement of valuation allowance:

	December 31, 2014	June 30, 2014

Beginning balance	$313,242	$403,629
Current year addition	1,342	-
Current year reversal	(16,425)	(92,229)
Exchange difference	(4,113)	1,842
Ending balance	$294,046	$313,342

F-17

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 10–TAXES (Continued)

iii)	The following table reconciles the PRC statutory rates to the Company's effective tax rate for the six months ended December 31, 2014 and 2013:

	Six months ended December 31,
	2014	2013

PRC statutory tax rate	25.00%	25.00%
Exemption rendered by local authorities	(12.31)%	(16.11)%
Effective tax rate	12.69%	8.89%

(b) Value Added Tax

The Company is subject to a value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued.

In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty based on the amount of the taxes which are determined to be late or deficient, and will be expensed in the period if and when a determination is made by the tax authorities.

(c) Taxes Payable

Taxes payable consists of the following:

	December 31, 2014	June 30, 2014

Income tax payable	$836,611	$669,517
Value added tax payable	28,582	22,586
Business tax and other taxes payable	20,233	25,211
	$885,426	$717,314

F-18

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 11- EQUITY

Statutory Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”).

Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. As of December 31, 2014 and June 30, 2014, the balance of statutory reserve was $2,245,506 and $2,040,382, respectively.

Stock Split

On August 15, 2013, the Company effected a 5.5:1stock split on all outstanding common stock. On June 30, 2014, the Company effected a 1 to 4 reverse Stock Split and filed the Amendment to Certificate of Incorporation. All share and per share information has been retroactively adjusted to reflect the above-mentioned stock split and reverse stock split.

NOTE 12- EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted net income per share:

	December 31, 2014	December31, 2013
Net income attributable to controlling interest	$4,462,860	$3,844,680
Net income attributable to common stock holders	4,462,860	3,844,680
Weighted average shares used in basic computation	19,320,882	15,896,537
Diluted effect of contingently redeemable convertible preferred stock	-	-
Weighted average shares used in diluted computation	19,320,882	15,896,537
Earnings per share – Basic:
Net income before non-controlling interest	0.24	0.25
Less: Net income attributable to non-controlling interest	(0.01)	(0.01)
Net income attributable to controlling interest	0.23	0.24
Earnings per share – Diluted:
Net income before non-controlling interest	0.24	0.25
Less: Net income attributable to non-controlling interest	(0.01)	(0.01)
Net income attributable to controlling interest	$0.23	$0.24

F-19

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 13- CONCENTRATION AND RISKS

The Company maintains certain bank accounts in the PRC which are not protected by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance. The cash balance held in the PRC bank accounts was $8,272,936 and $2,940,970 as of December 31, 2014 and June 30, 2014, respectively.

During the six months ended December 31, 2014 and 2013, almost 100% of the Company's assets were located in the PRC and 100% of the Company's revenues were derived from its subsidiaries located in the PRC.

For the six months ended December 31, 2014, two customers accounted for approximately 28%and 10% of the Company’s total sales, respectively. Four customers accounted for approximately 14%, 14%, 10% and 10% of the Company’s total sales for the six months ended December 31, 2013, respectively.

For the six months ended December 31, 2014, two vendors accounted for approximately 23% and 13% of the Company’s total purchases, respectively. For the six months ended December 31, 2013, two vendors accounted for approximately 44% and 11% of the Company’s total purchases, respectively.

NOTE 14- COMMITMENTS AND CONTINGENCIES

The Company leases its main office space under a non-cancelable operating lease agreement. The future minimum rental payments are as follows:

Twelve months ending December 31:

2015	$216,380
2016	113,131
2017	62,531
2018	47,959
2019	676
Total	$440,677

NOTE 15- SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Group's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Group's business segments.

The Company's chief operating decision maker has been identified as the Chief Executive Officer who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the Group. Based on management's assessment, the Company has determined that it has three operating segments according to the major products and locations as follows:

➢	Developing, manufacturing and distributing of specialized fabrics, textile products and other by-products derived from an indigenous Chinese plant called Apocynum Venetum, commonly known as “Bluish Dogbane” or known in Chinese as “Luobuma” (referred to herein as Luobuma) :

The operating companies of this segment, namely Tenet-Jove and Tenet Huatai, specialize in Luobuma developing and manufacturing of relevant products. With rich experience and broad channels in domestic market, the Group is leading in Luobuma textile production and other by-products.

This segment’s operations are focused in the north region of Mainland China, mostly carried out in Beijing and Tianjin City.

F-20

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 15 - SEGMENT REPORTING (Continued)

➢	Planting, processing and distributing of traditional Chinese medicinal herbal products as well as other pharmaceutical products (“Herbal products”):

The operating companies of this segment, namely AnKang Longevity Group and its subsidiaries, plant and process more than 600 kinds of Chinese medicinal herbal products with an established domestic sales and distribution network.

Ankang Longevity is also engaged in retail pharmacy business and the operating revenue is also included in this segment due to immaterial amount. Ankang Longevity also started a joint-venture pharmacy retail and wholesale distribution business in the second quarter of 2013 with a large Chinese pharmaceutical company, Shaanxi Pharmaceutical Holdings Group, aiming to expand its pharmacy retail and wholesale business. The operations of this segment are mainly located in the Mid-western region of Mainland China.

➢	Planting, processing and distributing of green and organic agricultural produce as well as growing and cultivating of Chinese Yew trees (“Agricultural products”):

The operating companies of this segment, including Beijing Shineco Zhisheng Bio-tech and Zhisheng Group, engage in the business of growing and distributing green and organic vegetables and fruits as well as providing logistics services for distributing agricultural products which is also included in this segment due to immaterial amount Starting in second half of 2013, this segment has been focusing its efforts on the growing and cultivating of Chinese yew tree (formally known as “taxus media”), a small evergreen tree whose branches can be used for the production of anti-cancer medication and tree itself can be used for ornamental indoor bonsai tree, which are known to have the effect of purifying air quality.

The operations of this segment are located in the East and North regions of Mainland China, mostly carried out in Shandong Province and in Beijing where the Zhisheng Group have newly developed over 100 acres of modern greenhouses for cultivating yew trees and other plants.

The following table presents summarized information by segment for the six months ended December 31, 2014:

	For the six months ended December 31, 2014
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$1,502,465	$7,057,616	$9,060,268	$17,620,349
Cost of goods	501,468	5,354,074	5,771,354	11,626,896
Business and sales related tax	5,051	29,858	14	34,923
Gross profit	995,946	1,673,684	3,288,900	5,958,530
Gross profit contribution %	16.7%	28.1%	55.2%	100%

F-21

Shineco, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

NOTE 15 - SEGMENT REPORTING (Continued)

The following table presents summarized information by segment for the six months ended December 31, 2013:

	For the six months ended December 31, 2013
	Bluish	Herbal	Agricultural
	dogbane	products	products	Total
Segment revenue	$1,058,402	$6,426,572	$9,018,810	$16,503,784
Cost of goods	413,099	4,858,997	5,941,705	11,213,801
Business and sales related tax	7,618	42,179	-	49,797
Gross profit	637,685	1,525,396	3,077,105	5,240,186
Gross profit contribution %	12.2%	29.1%	58.7%	100%

Total Assets as of

	December 31, 2014	June 30, 2014

Bluish Dogbane or “Luobuma”	$5,627,480	$5,462,065
Herbal products	23,272,135	20,111,853
Agricultural products	19,273,838	16,647,638
	$48,173,453	$42,221,556

NOTE 16 - SUBSEQUENT EVENTS

Management has considered all events occurring through the date the financial statements have been issued, and has determined that there are no such events that are material to the financial statements, or all such material events have been fully disclosed.

F-22

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the placement commissions) will be as follows. With the exception of the filing fees for the U.S. Securities Exchange Commission, FINRA and NASDAQ, all amounts are estimates.

U.S. Securities Exchange Commission registration fee	$1,450
FINRA filing fee	$75,000
NASDAQ listing fee	$5,000
Legal fees and expenses for Chinese counsel	$80,645
Legal fees and expenses for U.S. counsel	$270,000
Accounting fees and expenses	$330,000
Printing fees	$25,000
Miscellaneous	$50,000
Total	$837,095

Item 14.	Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, as amended (“DGCL”) allows a corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or engaged in a transaction from which the director obtained an improper personal benefit. In accordance with Delaware law, our Certificate of Incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except for the foregoing exceptions set forth in Section 102 of the DGCL.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if (i) such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or, (ii) to the extent that such person is a present or former director or officer of a corporation, such person is successful on the merits or otherwise in defense of any action, suit or proceeding. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjusted to be liable to the corporation, unless a court determines that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions to the full amount of the dividend unlawfully paid or the purchase or redemption of the corporation’s stock, with interest from the time such liability accrued. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Part II - 1

Our Bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, any person made or threatened to be made a party to any action by reason of the fact that the person is or was our director or officer, or serves or served as a director or officer of any other enterprise at our request. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if it is later determined that he or she is not entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We do not maintain any policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which we may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law for a privately held company. We will consider modifying our coverage to address public company specific exposures in connection with the completion of this offering.

Item 15.	Recent Sales of Unregistered Securities

On August 15, 2013, the Company effected a 5.5 for 1 stock split on all outstanding common stock.

On October 15, 2013, the Company issued convertible notes to a group of individuals and one institution in China in exchange for cash. The total amount of notes issued and outstanding was RMB 32,430,000 (approximately $5.1 million). The notes matured on June 30, 2014 and were convertible, in whole or in part, into shares of common stock at the option of the holders, at any time prior to the maturity date.

On June 29, 2014, all of the holders of the convertible notes chose to convert their notes, including any accrued interest on the notes, into shares of the Company’s common stock at the stipulated conversion price. The Company issued a total of 9,640,000 shares of common stock to the holders of the convertible notes for the principal and accrued interest.

On June 30, 2014, the Company effected a 1 for 4 reverse split of all of its outstanding common stock.

The above transactions were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof, Regulation D and Regulation S promulgated hereunder as a transaction by the Registrant not involving any public offering, the purchasers met the “accredited investor” criteria and had adequate information about the Registrant as required by the rules and regulations promulgated under the Securities Act, and the transaction occurred outside the United States and no directed selling efforts were made in the United States. These securities may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

1.1*	Form of Placement Agreement.
3.1†	Certificate of Incorporation of Shineco, Inc.
3.2†	Amended and Restated Bylaws of Shineco, Inc.
4.1*	Specimen Common Stock Share Certificate
5.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc., as to the validity of the common stock.

Part II - 2

5.2*	Opinion of Da Cheng, Chinese counsel of Shineco, Inc., as to the VIE agreements.
8.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc. as to tax matters.
10.1†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.2†	Timely Reporting Agreement between Shineco Inc. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated July 3, 2014
10.3†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong, and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.4†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong (Shareholders from Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd.), and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.5†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.6†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.7†	Power of Attorney by and between Liu Yu and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.8†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.9†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.10†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.11†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.12†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated July 3, 2014
10.13†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011.
10.14†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.15†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.16†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.17†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.18†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011

Part II - 3

10.19†	Power of Attorney by and between Wang Sai and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.20†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.21†	Exclusive Business Cooperation Agreement between Beijing Tenet Jove Technological Development Co., Ltd. and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.22†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Trade Co., Ltd. dated July 3, 2014
10.23†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.24†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.25†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.26†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.27†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.28†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.29†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.30†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.31†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.32†	Timely Reporting Agreement between Shineco Inc. and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated July 3, 2014
10.33†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.34†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.35†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated May 24, 2012
10.36†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated May 24, 2012
10.37†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012

Part II - 4

10.38†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.39†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.40†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.41†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.42†	Timely Reporting Agreement between Shineco Inc. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated July 3, 2014
10.43†	Guarantee Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.44†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.45†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.46†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.47†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.48†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.49†	Timely Reporting Agreement between Shineco Inc. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated July 3, 2014
10.50†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.51†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.52†	Power of Attorney by and between Chen Xiaoyan and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.53†	Power of Attorney by and between Chen Jiping and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.54†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Sunsimiao Drugstore Chain Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.55†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Holding Group Xi'an Pharmaceutical Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.56†	Summary translation of Loan Contract between Beijing Tenet-Jove Technological Development Co., Ltd. and Beijing Rural Commercial Bank Co., Ltd. Tiantongyuan Branch dated December 31, 2009

Part II - 5

10.57†	Summary translation of Project Shares Purchase Contract among Yantai Zhisheng International Freight Forwarding Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. dated October 21, 2013
10.58†	Summary translation of Contractual Management/Operation Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated March 1, 2013
10.59†	Summary translation of Supplementary Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated February 28, 2014
10.60†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Traditional Chinese Medicine Decoction Pieces Co,. Ltd. dated January 1, 2013
10.61†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Guolong Pharmaceutical Co., Ltd. dated January 1, 2013
10.62†	Summary Translation of Sample Contract of Purchase and Sales Contracts between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Nanyang Hanye Tegang Co., Ltd. dated May 30, 2012
10.63†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Sichuan Zhongcheng Henrui Pharmaceutical Co., Ltd. dated January 1, 2013
10.64†	Summary translation of Supply Contract between Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. and Guoqing Nongzi Complex Sales Department dated December 27, 2012
10.65†	Summary Translation of Sample Contract between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Mouping Gaoling Supply and Sales Cooperatives Complex Sales Department dated December 15, 2012
10.66†	Summary Translation of Sample Supply Contract between Yantai Zhisheng International Trade Co., Ltd. and Yantai Fuji Commerce and Trade Co., Ltd. dated May 10, 2012
21.1†	List of subsidiaries.
23.1^	Consent of Friedman LLP
23.2*	Consent of Kaufman & Canoles, P.C., counsel of Shineco, Inc. (included in Exhibit 5.1).
23.2*	Consent of Da Cheng Law Firm, counsel of Shineco, Inc. (included in Exhibit 5.2).
24.1	Powers of attorney (included on signature page to the registration statement).

*	To be filed by amendment.
†	Previously filed.
^	Filed herewith.

(b) Financial Statement Schedules

None.

Item 17.	Undertakings

The Registrant hereby undertakes:

(a)   To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)  That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Part II - 6

(1)             For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)             For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Part II - 7

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on March 16, 2015.

SHINECO, INC.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Title:	Chief Executive Officer (Principal Executive Officer)

Date:	March 16, 2015

Part II - 8

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Yuying Zhang as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended and all post-effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:	March 16, 2015

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yuying Zhang	Chief Executive Officer and Director	March 16, 2015
Yuying Zhang	(Principal Executive Officer)

/s/ Sam Wang	Chief Financial Officer	March 16, 2015
Sam Wang	(Principal Accounting and Financial Officer)

/s/ Weixing Yin	Director	March 16, 2015
Weixing Yin

/s/ Jiping Chen	Director	March 16, 2015
Jiping Chen

/s/ Ying Zhang	Director	March 16, 2015
Ying Zhang

/s/ Yajun Shi	Director	March 16, 2015
Yajun Shi

/s/ Leiger Yongmin Yang	Director	March 16, 2015
Leiger Yongmin Yang

/s/ Shujuan Ji	Director	March 16, 2015
Shujuan Ji

Part II - 9

Exhibit Index

1.1*	Form of Placement Agreement.
3.1†	Certificate of Incorporation of Shineco, Inc.
3.2†	Amended and Restated Bylaws of Shineco, Inc.
4.1*	Specimen Common Stock Share Certificate
5.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc., as to the validity of the common stock.
5.2*	Opinion of Da Cheng, Chinese counsel of Shineco, Inc., as to the VIE agreements.
8.1*	Opinion of Kaufman & Canoles, P.C., counsel of Shineco, Inc. as to tax matters.
10.1†	Exclusive Business Cooperation Agreement between Beijing Tenet Jove Technological Development Co., Ltd. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. February 24, 2014
10.2†	Timely Reporting Agreement between Shineco, Inc. and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated July 3, 2014
10.3†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong, and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.4†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Liu Yu, Zhou Qi, Yang Chunhong (Shareholders from Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd.), and Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. February 24, 2014
10.5†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.6†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.7†	Power of Attorney by and between Liu Yu and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.8†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.9†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.10†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Shineco Zhisheng (Beijing) Bio-Technology Co., Ltd. dated February 24, 2014
10.11†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.12†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated July 3, 2014
10.13†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.14†	Exclusive Option Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.15†	Power of Attorney by and between Zhou Qi and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011

Part II - 10

10.16†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.17†	Power of Attorney by and between Yang Chunhong and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.18†	Power of Attorney by and between Wang Qiwei and Beijing Tenet Jove Technological Development Co., Ltd. shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.19†	Power of Attorney by and between Wang Sai and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.20†	Power of Attorney by and between Yin Weixing and Beijing Tenet Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Freight Forwarding Co., Ltd. dated June 16, 2011
10.21†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.22†	Timely Reporting Agreement between Shineco Inc. and Yantai Zhisheng International Trade Co., Ltd. dated July 3, 2014
10.23†	Equity Interest Pledge Agreement among Beijing Tenet Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.24†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.25†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.26†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.27†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.28†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.29†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.30†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Zhisheng International Trade Co., Ltd. dated June 16, 2011
10.31†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated May 24, 2012
10.32†	Timely Reporting Agreement between Shineco Inc. and Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. dated July 3, 2014
10.33†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012

Part II - 11

10.34†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, Wang Sai, Yin Weixing, Zhang Weisheng, Zhou Qi, Yang Chunhong, and Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.35†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.36†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.37†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.38†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.39†	Power of Attorney by and between Zhou Qi and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.40†	Power of Attorney by and between Yang Chunhong and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Qingdao Zhihesheng Agricultural Produce Services, Co., Ltd. dated May 24, 2012
10.41†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.42†	Timely Reporting Agreement between Shineco Inc. and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated July 3, 2014
10.43†	Guarantee Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Wang Qiwei, and Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.44†	Power of Attorney by and between Zhang Weisheng and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.45†	Power of Attorney by and between Yin Weixing and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.46†	Power of Attorney by and between Wang Sai and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.47†	Power of Attorney by and between Wang Qiwei and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Yantai Mouping District Zhisheng Agricultural Produce Cooperative dated June 16, 2011
10.48†	Exclusive Business Cooperation Agreement between Beijing Tenet-Jove Technological Development Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.49†	Timely Reporting Agreement between Shineco Inc. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated July 3, 2014
10.50†	Equity Interest Pledge Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.51†	Exclusive Option Agreement among Beijing Tenet-Jove Technological Development Co., Ltd., Chen Jiping, Chen Xiaoyan, and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.52†	Power of Attorney by and between Chen Xiaoyan and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008

Part II - 12

10.53†	Power of Attorney by and between Chen Jiping and Beijing Tenet-Jove Technological Development Co., Ltd. regarding shareholding of Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated December 31, 2008
10.54†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Sunsimiao Drugstore Chain Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.55†	Summary translation of Cooperation Agreement between Shaanxi Pharmacy Holding Group Xi'an Pharmaceutical Co., Ltd. and Ankang Longevity Pharmaceutical (Group) Co., Ltd. dated September 27, 2012
10.56†	Summary translation of Loan Contract between Beijing Tenet-Jove Technological Development Co., Ltd. and Beijing Rural Commercial Bank Co., Ltd. Tiantongyuan Branch dated December 31, 2009
10.57†	Summary translation of Project Shares Purchase Contract among Yantai Zhisheng International Freight Forwarding Co., Ltd., Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Zhejiang Zhen’Ai Network Warehousing Services Co., Ltd. dated October 21, 2013
10.58†	Summary translation of Contractual Management/Operation Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated March 1, 2013
10.59†	Summary translation of Supplementary Agreement between Ankang Longevity Pharmaceutical Group Chain Co., Ltd. and Qiu Haiyin dated February 28, 2014
10.60†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Traditional Chinese Medicine Decoction Pieces Co,. Ltd. dated January 1, 2013
10.61†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Bozhou Guolong Pharmaceutical Co., Ltd. dated January 1, 2013
10.62†	Summary Translation of Sample Contract of Purchase and Sales Contracts between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Nanyang Hanye Tegang Co., Ltd. dated May 30, 2012
10.63†	Summary translation of 2013 Purchase and Sale Contract between Ankang Longevity Pharmaceutical (Group) Traditional Chinese Medicine Decoction Pieces Co., Ltd. and Sichuan Zhongcheng Henrui Pharmaceutical Co., Ltd. dated January 1, 2013
10.64†	Summary translation of Supply Contract between Qingdao Zhihesheng Agricultural Produce Services Co., Ltd. and Guoqing Nongzi Complex Sales Department dated December 27, 2012
10.65†	Summary Translation of Sample Supply Contract between Yantai Mouping District Zhisheng Agricultural Produce Cooperative and Mouping Gaoling Supply and Sales Cooperatives Complex Sales Department dated December 15, 2012
10.66†	Summary Translation of Sample Supply Contract between Yantai Zhisheng International Trade Co., Ltd. and Yantai Fuji Commerce and Trade Co., Ltd. dated May 10, 2012
21.1†	List of subsidiaries.
23.1^	Consent of Friedman LLP
23.2*	Consent of Kaufman & Canoles, P.C., counsel of Shineco, Inc. (included in Exhibit 5.1).
23.2*	Consent of Da Cheng Law Firm, counsel of Shineco, Inc. (included in Exhibit 5.1).
24.1	Powers of attorney (included on signature page to the registration statement).

*	To be filed by amendment.
†	Previously filed.
^	Filed herewith.

Part II - 13